Exhibit 10.1

LEASE BETWEEN

AURA BIOSCIENCES, INC., AS TENANT AND

ICE BOX, LLC, AS LANDLORD

80 GUEST STREET, BRIGHTON, MA

TABLE OF CONTENTS

PAGE

ARTICLE 1 BASIC DATA; DEFINITIONS 1

1.1
Basic Data 1
1.2
Additional Definitions 4
1.3
Enumeration of Exhibits 7

ARTICLE 2 PREMISES AND APPURTENANT RIGHTS 8

2.1
Lease of Premises 8
2.2
Appurtenant Rights and Reservations 8
2.3
Parking 10
2.4
Shuttle Service 12

ARTICLE 3 BASIC RENT 12

3.1
Payment 12

ARTICLE 4 CONDITION OF PREMISES 13

4.1
Condition of Premises; Initial Improvements 13

ARTICLE 5 USE OF PREMISES 13

5.1
Permitted Use 13
5.2
Tenant Work 16
5.3
Installations and Alterations by Tenant 17
5.4
Extra Hazardous Use 20
5.5
Hazardous Materials 20

ARTICLE 6 ASSIGNMENT AND SUBLETTING 24

6.1
Prohibition 24
6.2
Landlord’s Consent 25
6.3
Acceptance of Rent 27
6.4
Excess Payments 28
6.5
Landlord’s Recapture Right 28
6.6
Further Requirements 29

ARTICLE 7 RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD 29

7.1
Landlord Repairs 29
7.2
Tenant Repairs; Compliance with Laws 30
7.3
Floor Load - Heavy Machinery 32
7.4
Utility Services 32
7.5
Other Services 34
7.6
Interruption of Service 40
7.7
Force Majeure 41

(i)

ARTICLE 8 INTENTIONALLY OMITTED 41

ARTICLE 9 BUILDING OPERATING EXPENSES AND LABORATORY

OPERATING EXPENSES 41

9.1
Definitions 41
9.2
Tenant’s Payment of Operating Expenses 43

ARTICLE 10 INDEMNITY AND PUBLIC LIABILITY INSURANCE 44

10.1
Indemnity 44
10.2
Tenant Insurance 45
10.3
Tenant’s Risk 47
10.4
Landlord’s Insurance 47
10.5
Waiver of Subrogation 48

ARTICLE 11 FIRE, EMINENT DOMAIN, ETC. 48

11.1
Landlord’s Right of Termination 48
11.2
Restoration; Tenant’s Right of Termination 49
11.3
Abatement of Rent 50
11.4
Eminent Domain 51

ARTICLE 12 HOLDING OVER; SURRENDER 52

12.1
Holding Over 52
12.2
Surrender of Premises 53

ARTICLE 13 RIGHTS OF MORTGAGEES; TRANSFER OF TITLE 53

13.1
Rights of Mortgagees or Ground Lessor 53
13.2
Assignment of Rents and Transfer of Title 55
13.3
Notice to Mortgagee 55

ARTICLE 14 DEFAULT; REMEDIES 56

14.1
Tenant’s Default 56
14.2
Landlord’s Remedies 57
14.3
Additional Rent 61
14.4
Remedying Defaults 62
14.5
Remedies Cumulative 62
14.6
Litigation Costs 62
14.7
Waiver 62
14.8
Security Deposit 63
14.9
Landlord’s Default 67
14.10
Independent Covenants 69

ARTICLE 15 MISCELLANEOUS PROVISIONS 69

15.1
Landlord’s Rights of Access 69
15.2
Covenant of Quiet Enjoyment 70
15.3
Landlord’s Liability 70
15.4
Estoppel Certificate 71
15.5
Brokerage 71

(ii)

15.6
Rules and Regulations 72
15.7
Financial Statements 72
15.8
Substitute Space 72

15.9
Confidentiality 73
15.10
Invalidity of Particular Provisions; Saving Clause 73
15.11
Provisions Binding, Etc. 73
15.12
Recording 73
15.13
Notice 74
15.14
Authority 74
15.15
When Lease Becomes Binding; Entire Agreement; Modification 75
15.16
Paragraph Headings and Interpretation of Sections 75
15.17
Joint and Several Liability; Successors and Assigns 76
15.18
Waiver of Jury Trial 76
15.19
Reservation 76
15.20
Prohibited Persons and Transactions 77
15.21
Time Is of the Essence 77
15.22
Multiple Counterparts; Entire Agreement 77
15.23
Governing Law 77
15.24
Lease Contingencies 77

ARTICLE 16 EXTENSION OF TERM 78

16.1
Options to Extend 78
16.2
Determination of Fair Market Rental Value 78

(iii)

L E A S E

THIS LEASE is dated as of May 13, 2022 (the “Effective Date”), between the Landlord and the Tenant named below, and is of space in the Building described below.

ARTICLE 1

BASIC DATA; DEFINITIONS

1.1
Basic Data. Each reference in this Lease to any of the following terms shall be construed to incorporate the data for that term set forth in this Section:

Landlord: ICE BOX, LLC, a Massachusetts limited liability company

Landlord’s Notice Address: c/o NB Development Group, 221 N. Beacon Street, Brighton, MA 02135, Attn: James Halliday

Landlord’s Payment Address:

By Wire:

Bank:
ABA#:

Account# :
Account Name:

By Mail:

Ice Box LLC

221 North Beacon Street Brighton, MA 02135

Tenant: AURA BIOSCIENCES, INC., a Delaware corporation

Tenant’s Notice Address: (a) Prior to the Tenant Occupancy Date:

Aura Biosciences, Inc. 85 Bolton Street

Cambridge, MA 02140 Attn: Julie Feder

With Copies to:

(b) After the Tenant Occupancy Date: Aura Biosciences, Inc.

80 Guest Street

Brighton, MA 02135 Attn: Julie Feder

Guarantor: None.

Property: The land located in Brighton, Massachusetts together with the buildings and other improvements thereon known as 80 Guest Street, Brighton, Massachusetts 02135 located in the Complex and referred to as “C3 Parcel” on the site plan attached hereto as Exhibit B.

Building: The multi-story, mixed use building on the Property and containing approximately 246,405 rentable square feet (exclusive of the Rink Building), as the same may be altered, expanded, reduced or otherwise changed by Landlord from time to time.

Premises: Agreed to be 29,836 rentable square feet consisting of the entire fifth (5th) floor of the Building and approximately as shown on the location plan attached hereto as Exhibit A.

Basic Rent: The Basic Rent, net of all Additional Rent, is as follows:

RENTAL PERIOD	RENTAL RATE PER RSF	ANNUAL BASIC RENT	MONTHLY PAYMENT
First Lease Year	$103.00	$3,073,108.00	$256,092.33
Second Lease Year	$106.09	$3,165,301.23	$263,775.10
Third Lease Year	$109.27	$3,260,179.72	$271,681.64
Fourth Lease Year	$112.55	$3,358,041.80	$279,836.82
Fifth Lease Year	$115.93	$3,458,887.48	$288,240.62
Sixth Lease Year	$119.41	$3,562,716.76	$296,893.06
Seventh Lease Year	$122.99	$3,669,529.64	$305,794.14
Eighth Lease Year	$126.68	$3,779,624.48	$314,968.71
Ninth Lease Year	$130.48	$3,893,001.28	$324,416.77
Tenth Lease Year	$134.38	$4,009,361.68	$334,113.47

Lease Year: Each period of twelve (12) consecutive months, commencing on the Commencement Date and each successive twelve (12) month period, except that if the Commencement Date shall occur on a date other than the first day of a month, then the first Lease Year shall include the period from the Commencement Date to the first day of the following month and the twelve (12) calendar months thereafter.

Commencement Date: August 1, 2022. Promptly upon the occurrence of the Commencement Date, Landlord and Tenant shall execute and deliver a letter designating the Commencement Date substantially in the form attached hereto as Exhibit E, but the failure by either party to execute and deliver such a letter shall have no effect on the Commencement Date, as hereinabove determined.

Tenant’s Pro Rata Share of the Office Portion: For purposes of calculating Tenant’s payments with respect to Taxes and Building Operating Expenses, Tenant’s Pro Rata Share shall mean the fraction, expressed as a percentage, the numerator of which shall be the rentable square feet in the Premises and the denominator of which shall be total rentable square feet of the Office Portion of the Building.

Tenant’s Laboratory Share: For purposes of calculating Tenant’s payments with respect to the Laboratory Operating Expenses associated with the Laboratory Portion of the Premises, Tenant’s Laboratory Share shall mean the fraction, expressed as a percentage, the numerator of which shall be the rentable square feet of the Premises designed for laboratory use (as determined based on Tenant’s final as-built interior laboratory construction plans for the Premises approved by Landlord) and the denominator of which shall be total rentable square feet of the Laboratory Portion of the Building.

Letter of Credit: Seven Hundred Sixty Eight Thousand Two Hundred Seventy Six and 99/100 Dollars ($768,276.99) to be held and disposed of as provided in Section 14.8.

Term: The period commencing on the Commencement Date and expiring at 12:00 a.m. on the last day of the tenth (10th) Lease Year. The Term shall include any extension thereof that is expressly provided for by this Lease and that is effected strictly in accordance with this Lease; if no extension of the Term is expressly provided for by this Lease, no right to extend the Term shall be implied by this provision.

Initial Commercial General Liability Insurance: $3,000,000 per occurrence/

$5,000,000 aggregate (combined single limit) for property damage, bodily injury or death.

Permitted Use: The Premises are to be used and occupied by Tenant solely for the purpose of general office and research and development uses, including a biotechnical and Uniform Building Code (“UBC”) “B” laboratory use (provided that no laboratory classified as a BSL-3 or BSL-4 or a UBC “H” use shall be permitted). The use of the Premises shall be in conformity with all applicable Laws, including any hazardous waste or medical waste rules and regulations promulgated by Landlord or any applicable governmental authority.

Landlord’s Contribution: As defined on Exhibit D attached hereto.

Office Portion: That portion of the Building located at and above the ground floor of the Building which is programmed for and serving office uses (i.e. excluding the Parking Garage and the Laboratory Portion and Retail Portion).

Retail Portion: The portion of the Building located on the ground floor (i.e. excluding the Parking Garage, the Laboratory Portion and the Office Portion).

Laboratory Portion: That portion of floors four (4), five (5) and six (6) of the Building which is leased to tenants for laboratory uses (i.e., excluding the Parking Garage, the Office Portion and the Retail Portion). The Laboratory Portion shall initially be designated as fifty percent (50%) of the floor area on each of floors four (4), five (5) and six (6) of the Building, subject to adjustment based upon final as-built tenant construction plans for those floors in the Building.

Rink Building: The portion of the connected buildings on the Property that contains the hockey rink and which consists of the ice area, boards, benches and entries thereto.

Parking Garage: The three-level, podium style parking garage at the Property.

Complex: The Building, Parking Garage and the adjacent building on the Property referred to as the “Rink Building,” and all common areas and other improvements now or hereafter constructed on the Property, as the same may be altered, expanded, reduced or otherwise changed from time to time, subject to the terms and conditions of this Lease.

Boston Landing Project: That certain development project known as “Boston Landing,” containing the Complex and the additional parcels of land (together with all buildings, structures and other improvements constructed or to be constructed from time to time thereon) shown on the site plan attached hereto as Exhibit B.

Comparable Buildings: Shall mean first class, mixed use office and laboratory buildings in the Longwood, Kenmore, Allston, Brighton, West Cambridge and Watertown submarkets (including, but not limited to, the Boston Landing Project) which have services, systems and facilities comparable to the Building.

Declaration: That certain Declaration of Covenants, Easements and Restrictions for Boston Landing Boston (Brighton), Massachusetts, dated as of April 14, 2016 and recorded with the Suffolk County Registry of Deeds in Book 55999, Page 85, as the same may be further amended from time to time. Landlord represents and warrants to Tenant that the Declaration is in full force and effect, and Landlord is not in default in the performance of its obligations under the Declaration, and that this Lease shall not be subject to any future amendments which (i) are inconsistent with any of Tenant’s express rights under this Lease, (ii) which materially adversely affect the use and occupancy of the Premises by Tenant, or (iii) increase any obligations of Tenant as under the Lease (other than to a de minimis extent).

1.2
Additional Definitions. When used in Lease, the capitalized terms set forth below shall bear the meanings set forth below.

Adequate Assurance: As defined in Section 14.1.

Adequate Assurance of Future Performance: As defined in Section 14.1. Additional Rent: All charges and sums payable by Tenant as set forth in this Lease,

other than and in addition to Basic Rent.

Affiliate: With respect to Landlord or Tenant, as the case may be, a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with Landlord or Tenant. The term “control” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person.

Alterations: As defined in Section 5.3.

Bankruptcy Code: As defined in Section 14.1.

Base Building: Shall mean all of the Structural Elements (as hereinafter defined) of the Building, the roof and roof membrane, the common building and core facilities of the Building, and the Base Building Systems (as hereinafter defined) serving the Building, but shall not include any Improvements relating to the Premises (whether existing or constructed by Landlord or Tenant), Alterations, the distribution portions of Base Building Systems which exclusively serve the Premises (whether located in the Premises or other areas of the Building), or other fixtures or personal property installed by or on behalf of Tenant or any party claiming by, through or under Tenant.

Laboratory Systems: Shall mean the HVAC system (including outside air handling units, chiller and exhaust fans and risers), laboratory waste water system, the laboratory exhaust facilities and equipment (including the laboratory exhaust energy recovery unit and exhaust riser), boilers, and hot water and chilled water distribution systems (including pumps and risers), electrical panel and facilities, water heaters and risers, fire protection and suppression system for the laboratory areas, water service to the Chemical Storage Room, louvers and mechanical rooms serving the Laboratory Portion, and other common service systems exclusively serving the Laboratory Portion of the Building and whether or not such Laboratory Systems are shared (or capable of being shared) by tenants or other occupants of the Laboratory Portion of the Building. As of the Commencement Date, the Laboratory Systems include, without limitation, the following: (i) ph Neutralization Tank (as hereinafter defined) and ph Neutralization room, (ii) RO/DI system, (iii) vacuum equipment and compressed air, (iv) laboratory waste water treatment system, (v) Chemical Storage Room, (vi) laboratory venting equipment and systems (including central exhaust unit supply and exhaust ductwork), (vii) air handling units (for supply air) on floors four (4), five (5) and six (6) of the Building, (viii) laboratory exhaust energy recovery unit, including a new exhaust riser for the Laboratory Portion, (ix) an air chiller to accommodate laboratory loads, (x) two (2) boilers and hot water distribution for on-floor laboratory use, (xi) chilled water distribution for on-floor laboratory and future connections for laboratory floor supplemental cooling for the Laboratory Portion, and (xii) water heaters and risers for non- potable and tempered water loop.

Base Building Systems: Shall mean the mechanical, gas, electrical, sanitary, heating, air conditioning, ventilating, elevator, plumbing, fire control and suppression, sprinkler/life safety and security systems (to the extent installed by Landlord, exclusive of any security system installed exclusively for Tenant) and other common service systems of the Building, excluding the Laboratory Systems.

Brokers: Jones Lang LaSalle.

Building Operating Expenses: As defined in Section 9.1.

Business Day: All days except Saturdays, Sundays, New Year’s Day, Martin Luther King Day, Memorial Day, Presidents Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day, Christmas Day (and the following day when any such day occurs on Sunday and the prior day when any such day occurs on a Saturday).

Common Facilities: As defined in Section 2.2. Default Interest Rate: As defined in Section 3.1(a).

Emergency: Any threat of immediate injury or damage to persons or property or the immediate imposition of a civil or criminal fine or penalty.

Environmental Laws: Any federal, state and/or local statute, ordinance, bylaw, code, rule and/or regulation now or hereafter enacted, pertaining to any aspect of the environment or human health, including, without limitation, Chapter 21C, Chapter 21D, and Chapter 21E of the General Laws of Massachusetts and the regulations promulgated by the Massachusetts Department of Environmental Protection, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. § 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6901 et seq., the Toxic Substances Control Act, 15

U.S.C. §2061 et seq., the Federal Clean Water Act, 33 U.S.C. §1251, and the Federal Clean Air Act, 42 U.S.C. §7401 et seq.

Expense Charges: The Additional Rent payable by Tenant pursuant to Article 8 and

Article 9 of this Lease.

Event of Bankruptcy: As defined in Section 14.1. Event of Default: As defined in Section 14.1.

Force Majeure: Collectively and individually, strikes, lockouts or other labor trouble, fire or other casualty, acts of God, governmental preemption of priorities or other controls in connection with a national or other public emergency or shortages of fuel, supplies or labor resulting therefrom, unusually adverse weather conditions, fire or other casualty, acts of terrorism or bioterrorism, civil commotion, or any other cause, whether similar or dissimilar, beyond the reasonable control of the party required to perform an obligation.

Holder: As defined in Section 13.1.

Hazardous Materials: Shall mean chemicals, contaminants, pollutants, flammables, explosives, materials, wastes or other substances listed, defined, determined or identified as hazardous or toxic under, or regulated by reason of its impact or potential impact on humans, animals and/or the environment under any Environmental Laws or otherwise controlled pursuant to any Environmental Laws, including, without limitation, any “oil,” “hazardous material,” “hazardous waste,” “hazardous substance” or “chemical substance or mixture”, as the foregoing terms (in quotations) are defined in any Environmental Laws.

Improvements: As defined in Section 10.2.

Laboratory Operating Expenses: As defined in Section 9.1. Land: The land that constitutes a portion of the Property.

Landlord’s Restoration Work: As defined in Section 11.2.

Laws: All present and future statutes, laws, codes, regulations, ordinances, orders, rules, bylaws, administrative guidelines, requirements, directives and actions of any federal, state or local governmental or quasi-governmental authority, and other legal requirements of whatever kind or nature that are applicable to the Property, Landlord or Tenant, including, without limitation, all Environmental Laws and the Americans With Disabilities Act of 1990 (including the Americans With Disabilities Act Accessibility Guidelines for Buildings and Facilities), and any amendments, modifications or changes to any of the foregoing.

Mortgage: As defined in Section 13.1. Operating Year: As defined in Section 9.1.

Original Tenant: the originally named Tenant, Aura Biosciences, Inc., a Delaware corporation

Person: A natural person, a partnership, a joint venture, a corporation, a limited liability company, a trust and any other form of business or legal association or entity.

Recapture Date: As defined in Section 6.4.

Rules and Regulations: As defined in Section 2.2. Specified Restoration Work: As defined in Section 11.2.

Structural Elements: Shall mean the structural (i.e., load bearing) components of the Building, including the roof, the footings, foundations, exterior structural walls, interior structural columns and other load-bearing elements of the Building (including without limitation floor slabs).

Successor: As defined in Section 13.1.

Tangible Net Worth: Shall mean total assets minus intangible assets (including, without limitation, goodwill, patents and copyrights) and total liabilities, all as calculated in accordance with generally accepted accounting principles.

Taxes: As defined in Section 8.1. Tax Year: As defined in Section 8.1.

Tenant’s Removable Property: As defined in Section 5.3. Tenant’s Restoration Work: As defined in Section 11.2.

1.3
Enumeration of Exhibits. The following Exhibits are a part of this Lease, are incorporated herein by reference attached hereto, and are to be treated as a part of this Lease for all purposes. Undertakings contained in such Exhibits are agreements on the part of Landlord and Tenant, as the case may be, to perform the obligations stated therein.

Exhibit A - Location Plan of the Premises

Exhibit B – Site Plan of Boston Landing Project Exhibit C – Reserved

Exhibit D – Tenant’s Work Letter Exhibit E - Commencement Date Letter

Exhibit F – Building Operating Expenses and Laboratory Operating Expenses

Exhibit G - Rules and Regulations Exhibit H – Form of Letter of Credit Exhibit I – Tenant’s Removable Property Exhibit J – HVAC Specifications

ARTICLE 2

PREMISES AND APPURTENANT RIGHTS

2.1
Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms and conditions hereinafter set forth.

2.2
Appurtenant Rights and Reservations

(a)
Tenant shall have, as appurtenant to the Premises, the

non-exclusive right to use, and permit its invitees to use in common with Landlord and others, (i) public or common lobbies, hallways, stairways, elevators and common walkways necessary for access to the Building and the Premises; (ii) the loading areas, pedestrian sidewalks, landscaped areas, trash enclosures and other areas or facilities, if any, serving the Building and designated by Landlord from time to time for the non-exclusive use of tenants and other occupants of the Building, including, without limitation, the podium area of the Building (the “Common Facilities”); and (iii) subject to the terms of this Lease, the Laboratory Systems; but such rights shall always be subject to reasonable rules and regulations from time to time established by Landlord and uniformly enforced against all laboratory tenant and occupants of the Building, pursuant to Section 15.7 (the “Rules and Regulations”) and to the right of Landlord to designate and change from time to time such areas and facilities so to be used. Subject to applicable Laws and the terms and conditions of the Declaration (including the Boston Landing Rules and Regulations), Tenant shall have, as appurtenant to the Premises, the non-exclusive right, in common with Landlord and others entitled thereto, to use, and to permit its invitees to use, the Common Areas and Facilities (as defined in the Declaration) of the Boston Landing Project. Notwithstanding anything in this Lease to the contrary, Landlord shall not during the Term reduce access to, reconfigure, or otherwise modify the Common Facilities in a manner that unreasonably interferes with Tenant’s use and enjoyment of, and access to, the Premises. In the event of a conflict between any Rules and Regulations established by Landlord and the terms of this Lease, the terms of this Lease shall control.

(b)
Excepted and excluded from the Premises and the Common Facilities are the floor slab, demising walls and perimeter walls and exterior windows

(except the inner surfaces of each thereof), and any space in the Premises used for shafts,

stacks, pipes, conduits, fan rooms, ducts, electric or other utilities, sinks or other Building facilities, but the entry doors (and related glass and finish work) to the Premises are a part thereof. Landlord shall have the right to place in the Premises, but in such manner as to reduce to a minimum interference with Tenant’s use of the Premises and not to reduce the usable square feet of the Premises (except to a de minimis extent) or otherwise materially adversely affect Tenant’s use and occupancy of the Premises for the purpose contemplated under this Lease, utility lines, equipment, stacks, pipes, conduits, ducts and the like. In the event that Tenant shall install any hung ceilings or walls in the Premises, Tenant shall install and maintain, as Landlord may require, proper access panels therein to afford access to any facilities above the ceiling or within or behind the walls. Tenant shall be entitled to install any such ceilings or walls only in compliance with the other terms and conditions of this Lease. Tenant shall have no right to access and use the fan rooms, janitorial, electrical, telephone and telecommunications closets, conduits, risers, plenum spaces and other service areas of the Building without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

(c)
Tenant may install (i) signs or lettering on or adjacent to the entry doors to the Premises, and (ii) identification signage for Tenant in the elevator lobbies on floors on which the Premises is located, provided such signs conform to sign standards for the Building adopted by Landlord in its reasonable discretion and Tenant has submitted to Landlord a plan or sketch in reasonable detail (showing, without limitation, size, color, location, materials and method of affixation) of the sign to be placed on such entry doors. Except for the foregoing signage, Tenant will not place on the exterior of the Premises (including both interior and exterior surfaces of doors and interior surfaces of windows) or on any part of the Building outside the Premises, any sign, symbol, advertisement or the like visible to public view outside of the Premises. If and only so long as Landlord maintains a tenant directory in the main lobby of the Building, Landlord shall cause Tenant’s name to be listed on the main lobby tenant directory; provided, however, that any changes or replacements of such lobby listing after the initial installation shall be at Tenant’s expense.

(d)
The designation or use from time-to-time of portions of the Property or the Complex as Common Facilities, Base Building Systems or Laboratory Systems shall not restrict Landlord’s use of such areas for buildings, structures and/or for retail or such other purposes in connection with and consistent with the operations of the Property and the Complex as Landlord shall reasonably determine, including, without limitation, the expansion or remodeling of the Building to include one or more additional stores and restaurants, residential or other units (on the present and/or additional levels), Landlord hereby reserving the unrestricted right to build, add to, subtract from, lease, license, relocate and/or otherwise use (temporarily and/or permanently), any buildings, kiosks, other structures, parking areas, roadways or other areas or facilities anywhere upon the Building, the Property or the Complex for retail or such other purposes as Landlord shall reasonably determine, provided Landlord does not in the exercise of such right cause an unreasonable interference under the circumstances with the access to the Premises, the Parking Garage, and/or Tenant’s use of the Premises and/or the Parking Garage. There shall be a commensurate adjustment in Tenant's Pro Rata Shares set forth in Section 1.1 as a result of any expansion or contraction of the rentable square footage of the Building or Laboratory Portion.

2.3
Parking .

(a)
Subject to the terms and conditions of this section 2.3, Landlord shall provide or shall cause the Parking Garage operator to provide to Tenant monthly parking passes in the Parking Garage for up to sixty (60) unreserved parking spaces (calculated at a ratio of 2.0 unreserved parking spaces per 1,000 rentable square feet of the Premises) (the “Tenant’s Parking Ratio”), for the parking of passenger automobiles on a non-exclusive, unassigned, first-come, first-served basis, in the Parking Garage at the Property. Tenant shall pay, as Additional Rent, the market rate for such parking spaces from time to time in effect at the Parking Garage (which rate is currently $275 per parking pass per month, subject to increase from time to time during the Term). Tenant has elected to initially subscribe for forty (40) unreserved parking spaces as of the Commencement Date. Thereafter, Tenant may elect to increase the number of parking spaces that Tenant subscribes for up to but not to exceed the Tenant’s Parking Ratio set forth in this Section 2.3. If by the date that is eighteen (18) months following the Commencement Date, Tenant has not elected to subscribe for the entire Tenant’s Parking Ratio, then Tenant’s Parking Ratio will be permanently reduced to the number of parking spaces that Tenant has elected to subscribe for as of such date. In the event that the rentable square footage of the Premises increases or decreases at any time during the Term, the maximum number of parking passes provided to Tenant hereunder shall be increased or decreased based upon the Tenant’s Parking Ratio. The parking spaces in the Parking Garage subscribed for by Tenant are referred to herein as “Tenant’s Parking Spaces”. The Tenant’s Parking Spaces granted herein are for use by employees of Tenant and other occupants of the Premises, Tenant’s contractors, agents and invitees, are non- transferable (other than to an assignee or subtenant or other occupant permitted to occupy and use the Premises pursuant to the applicable provisions of this Lease).

(b)
Unless otherwise determined by Landlord or the operator of such garage (the “Garage Operator”), the Parking Garage is to be operated on a self-parking basis and Tenant’s parking shall be on an unreserved basis. Landlord agrees that, in accordance with the Transportation Access Plan Agreement or any LEED certification pursued from time to time by Landlord, the Parking Garage or the Building will provide onsite, secure bicycle storage and shower/changing rooms in the Fitness Facility and, subject to applicable Laws, the Parking Garage will provide priority parking for car/van pools, hybrids, small cars, mopeds and motorbikes. Landlord reserves the right to institute, expand or withdraw a valet or stacked parking system or to institute other reasonable parking controls, rules or regulations, at any time and in its reasonable discretion provided the same are not inconsistent with Tenant’s rights under this Lease.

(c)
Landlord shall have the absolute right (a) to allocate and assign parking spaces among some or all of the tenants of the Property (and Tenant shall comply with any such parking assignments), including, without limitation, the right to designate a reserved area of the Parking Garage as a valet area for the customers and visitors to the Retail Portion of the Building provided that the same does decrease the number of monthly parking contracts that Tenant is entitled to under this Section 2.3, (b) to reconfigure the parking area, and/or (c) to modify the ingress to and egress from the Parking Garage as Landlord shall deem appropriate, as long as reasonable access to such area is maintained after such modification is completed. Landlord or the Garage Operator shall have the right to temporarily close all or any portion of the Parking Garage for the purpose of maintaining, repairing, restoring, altering or improving same, provided that Landlord exercises diligent efforts to reopen such areas of the Parking Garage as soon as reasonably possible in light of the nature of repairs or other work being performed in the Parking Garage.

(d)
Landlord shall have no obligation to monitor the use of such parking facility, nor shall Landlord be responsible for any loss or damage to any vehicle or other property or for any injury to any person. Tenant and its employees shall observe reasonable safety precautions in the use of the Parking Garage and shall at all times abide by all reasonable rules and regulations of uniform applicability to the users of the Parking Garage from time to time established by Landlord or the Garage Operator governing the use thereof. Except to the extent of negligence or willful acts, neither the Landlord nor the Garage Operator assumes any responsibility whatsoever for loss or damage due to fire or theft or otherwise to any automobile or to any personal property therein, however caused, and Tenant agrees, upon written request from the Landlord, from time to time, to notify its officers, employees and agents then using any of the parking privileges provided for herein, of such limitation of liability. Tenant further acknowledges and agrees that a license only is hereby granted, and no bailment is intended or shall be created. Tenant’s employees having the use of monthly parking passes shall be required to display identification or parking sticker at all times in all vehicles parked in the garage. Any vehicle not displaying such a sticker may be towed away at the vehicle owner’s expense in accordance with the garage rules and regulations. In addition, Landlord’s and Tenant’s use of the garage shall be subject to all Laws and the permits and approvals issued in connection with the development of the Boston Landing Project.

(e)
Notwithstanding Tenant’s parking rights under this Lease, in accordance with the Transportation Access Plan Agreement entered into by Landlord and the Boston Transportation Department in connection with the development of the Property, Tenant shall exercise reasonable efforts to (i) promote and encourage employees of Tenant and other occupants of the Premises to rideshare or carpool, as part of which Tenant shall consider providing subsidized parking rates and other incentives for rideshare or carpool vehicles and participating in the MassRides car sharing program, (ii) promote and encourage employees to use public transportation to commute to the Premises, including providing on-line and on-site or payroll deduction transit pass sales and providing subsidized transit pass rates, (iii) participate in the MBTA Corporate T-Pass Program, and (iv) provide employees with information on bus, subway and commuter rail routes and schedules. Landlord encourages Tenant and all tenants of the Boston Landing Project to reasonably consider offering full-time and part-time employees a subsidy for transit passes and to become members of the local Transportation Management Association. Tenant shall reasonably cooperate with Landlord (at no cost to Tenant) in programs and other activities initiated by Landlord to comply with Landlord’s obligations under the Transportation Agreements.

2.4
Shuttle Service. Subject to weather and other force majeure delays, Landlord will provide, as part of Building Operating Expenses, shuttle service on Business Days between the Boston Landing Project and Harvard Square and Kenmore Square for the general use of all tenants and occupants of the Boston Landing Project, subject to reasonable modifications from time to time in Landlord’s reasonable discretion. The hours, frequency and routes of shuttle services shall be subject to reasonable modification by Landlord in Landlord’s reasonable discretion as demand for use of such shuttle service changes during the Term and subject to any applicable provisions of the Declaration.

ARTICLE 3 BASIC RENT

3.1
Payment.

(a)
Tenant agrees to pay the Basic Rent and Additional Rent to Landlord, or as directed by Landlord, commencing on the Commencement Date, without offset, abatement (except as provided in Section 11.3), deduction or demand, except as otherwise expressly provided in this Lease. Basic Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the Term of this Lease, to Landlord at Landlord’s Payment Address or at such other place as Landlord shall from time to time designate by notice, in lawful money of the United States. In the event that any installment of Basic Rent or any payment of Additional Rent is not paid when due, Tenant shall pay, in addition to any charges under Section 14.4, an administrative fee equal to 3% of the overdue payment. In addition to the foregoing, if payment of Rent or other charges due under this Lease are not paid within ten (10) Business Days after the date due, such past due amount shall bear interest from the date due until paid at a rate equal to the lesser of (i) a rate equal to 3% plus the prime rate published from time to time in The Wall Street Journal or its successor publication and (ii) the highest rate permitted to be charged by applicable Law (the “Default Interest Rate”). Landlord and Tenant agree that all amounts due from Tenant under or in respect of this Lease, whether labeled Basic Rent, Additional Rent or otherwise, shall be considered as rental reserved under this Lease for all purposes, including without limitation regulations promulgated pursuant to the Bankruptcy Code, and including further without limitation Section 502(b) thereof. Landlord agrees to waive the administrative fee due hereunder for the first late payment by Tenant under this Lease per calendar year, provided that Landlord receives such payment from Tenant within five (5) Business Days after written notice of such delinquency is given to Tenant (provided that if such payment is not received within the aforesaid five (5) Business Day period, interest on the outstanding amount will accrue as of the original date such payment is due).

(b)
Basic Rent for any partial month shall be pro-rated on a daily basis, and if the first day on which Tenant must pay Basic Rent shall be other than the first day of a calendar month, the first payment which Tenant shall make to Landlord shall be equal to a proportionate part of the monthly installment of Basic Rent for the partial month from the first day on which Tenant must pay Basic Rent to the last day of the month in which such day occurs, plus the installment of Basic Rent for the succeeding calendar month.

ARTICLE 4 CONDITION OF PREMISES

4.1
Condition of Premises; Initial Improvements. The Premises are being leased in their present condition, AS IS, WITHOUT REPRESENTATION OR WARRANTY by Landlord. Except for the Tenant Improvement, Landlord shall have no obligation to perform any alterations or to make any improvements to the Premises to prepare them for Tenant’s occupancy. Tenant acknowledges that Tenant has inspected the Premises, Laboratory Systems and Common Facilities and has found the same satisfactory, subject to Landlord's obligation to complete Landlord's Work in accordance with all of the terms and conditions of this Lease. Notwithstanding the foregoing, on the Commencement Date, Landlord shall deliver possession of the Premises to Tenant vacant, broom clean, free and clear of all tenants and their personal property and with the Laboratory Systems and the Building Systems in good working order, provided, however, Tenant, as part of the Tenant Work, shall be responsible to connect and/or tie in to the Laboratory Systems and the Building Systems. Landlord agrees to provide Tenant with a copy of the decommissioning report Landlord receives from the existing tenant of the Premises by not later than the Commencement Date, provided, however, such delivery will be for informational purposes only and Tenant shall have no right to rely upon any information or statements in such decommissioning report and Landlord shall have no liability with respect to such report.

ARTICLE 5 USE OF PREMISES

5.1
Permitted Use.

(a)
Tenant agrees that the Premises shall be used and occupied by Tenant only for the Permitted Use and for no other use without Landlord’s express written consent. Notwithstanding anything to the contrary contained in this Lease, no more than fifty percent (50%) of the floor area for each floor that is located in the Laboratory Portion may be used or designed for research and development, including a biotechnical and/or laboratory use. This Lease shall at all times be subject and subordinate to the Declaration and the Record Documents (as hereinafter defined) and Tenant agrees that it shall not engage in any action that would result in a violation of the Declaration or any of the Record Documents, as the same may be amended from time to time. For purposes of this Lease, “Record Documents” shall mean all agreements declarations, covenants, restrictions, reservations, liens, conditions, easements, encumbrances and other matters of record and affecting the Property on the date hereof and all agreements declarations, covenants, restrictions, reservations, liens, conditions, easements, encumbrances and other matters hereinafter granted or executed by Landlord, any of Landlord’s affiliates (or their respective successors or assigns (collectively, the “Landlord Parties”), including, without limitation, any amendments to existing Record Documents entered into or obtained by any of the Landlord Parties in connection with the development of the Boston Landing Project, including, without limitation, the Fundamental Approvals (as defined in the Declaration). Landlord represents and warrants to Tenant that, as of the date of this Lease, there is no so called “ground lease,” “master lease” or similar instrument encumbering the Premises.

(b)
Tenant shall not (a) use or occupy the Building, (b) permit the use or occupancy of the Premises, (c) do anything or bring into or keep in or about the Building, or (d) permit any act or practice to be done or anything to be brought into or kept in or about the Premises or any part thereof that: (i) would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or any applicable Laws; (ii) would constitute a nuisance; or (iii) is inconsistent with the maintenance, operation, or occupancy of the Building as a first-class mixed-use laboratory and office building, or is liable to invalidate any insurance maintained by Landlord on the Building or its contents or the Laboratory Systems or Common Facilities. Subject to force majeure and periods when such systems are temporarily down for repairs, Tenant shall maintain temperature and humidity in the Premises in accordance with ASHRAE standards at all times. Tenant shall not use any method of HVAC other than that approved in writing by Landlord or present at the Property and serving the Premises as of the Effective Date of this Lease.

(c)
Tenant acknowledges and agrees that the Building is or may become in the future certified under the Green Building Initiative’s Green Globes TM for Continual Improvement of Existing Buildings (Green Globes TM-CIEB), the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system, or similar standard pursuant to Landlord’s sustainable building practices. Landlord’s sustainability practices may address whole-building operations and maintenance issues including chemical use; indoor air quality; energy efficiency; water efficiency; recycling programs; exterior maintenance programs; and systems upgrades to meet green building energy, water and lighting performance standards. Tenant shall exercise reasonable efforts not to change its manner of use of the Premises or the operation of its business therein in any manner that will cause the Building or any part thereof not to conform with Landlord’s sustainability practices or the certification of the Building issued pursuant to the U.S. Green Building Council’s Leadership in Energy and Environmental Design (LEED) rating system or other applicable ratings or standards now or hereafter achieved for the Building, such as, without limitation, the U.S. EPA’s Energy Star® rating. Tenant agrees to exercise reasonable efforts to use proven energy and carbon reduction measures, including energy efficient bulbs in task lighting; use of lighting controls; daylighting measures to avoid overlighting interior spaces; closing shades on the certain sides of the building to avoid over heating the space; and purchasing ENERGY STAR® qualified equipment, including but not limited to lighting, office equipment, commercial and residential quality kitchen equipment, vending and ice machines; purchasing products certified by the U.S. EPA’s Water Sense® program, provided, however, other than the cost of any future re-certification of such LEED certification which Landlord shall be entitled to include in Operating Expenses, Tenant shall not be obligated to incur additional expenses, more than di minimis in nature, in order to comply with the provisions of this Section 5.1(c).

(d)
Landlord reserves the right, at any time during the Term, to submit the Building and/or the Property to the provisions of Chapter 183A of the Massachusetts General Laws to create a condominium (a “Condominium Conversion”). In the event of a Condominium Conversion, this Lease shall remain in full force and effect and be subject and subordinate to the master deed and by-laws and other documents creating the condominium (the “Condominium Documents”). Following the creation of the Condominium, Landlord and Tenant shall execute a revised Notice of Lease and any other documents to replace the original legal description in such documents with the legal description of the condominium unit in which the Premises is located. Tenant agrees to subordinate this Lease to the Condominium Documents and enter into any instruments reasonably requested by Landlord in connection with the foregoing so long as the same do not diminish or detract from the rights of Tenant or expand or enhance the obligations of Tenant or decrease any obligations of Landlord under this Lease in any material way. As a condition to such subordination, Landlord shall deliver to Tenant a Non-Disturbance Agreement in form reasonably acceptable to Landlord and Tenant from the association or board governing the condominium that Tenant’s possession of the Premises shall not be disturbed in the event of any termination of the Condominium or any exercise by the association or board of its rights under the Condominium Documents to enforce assessments of unpaid common charges against the unit. If either party reasonably believes that it is necessary to clarify the terms of this Lease as a result of such Condominium Conversion, Landlord and Tenant shall promptly execute an agreement clarifying their respective obligations under this Lease; provided, however, that neither party shall be required to execute any such instrument which would diminish or detract from the rights of such party or expand or enhance the obligations of such party, in either case under this Lease.

(e)
Tenant shall establish and maintain a chemical safety program administered by a licensed, qualified individual if required by and in accordance with the requirements of the Massachusetts Water Resources Authority (“MWRA”) and any other applicable governmental authority. Tenant shall be solely responsible for all costs incurred in connection with such chemical safety program, and Tenant shall provide Landlord with such documentation as Landlord may reasonably require evidencing Tenant’s compliance with the requirements of (a) the MWRA and any other applicable governmental authority with respect to such chemical safety program and (b) this Section.

(f)
Tenant shall be responsible for the proper use, storage, removal and disposal of all Medical Waste (as hereinafter defined) in accordance with Laws and any additional requirements which Landlord may reasonably establish from time to time by written notice to Tenant. Tenant shall, at its sole cost and expense, engage a reputable, duly licensed and insured contractor for such disposal of Medical Waste, provided, however, Tenant may utilize Tenant’s own employees for such disposal so long as such employees are properly licensed in Massachusetts to dispose of Medical Waste. Tenant shall not place any Medical Waste in any Common Facilities. “Medical Waste” shall mean collectively, (i) any human or animal tissue, blood, urine or other bodily fluids, materials or biological byproducts, (ii) any medical supplies (including used syringes, gauze and bandages), and (iii) any and all substances and materials defined or referred to as “a-medical waste,” “biological waste,” “biohazardous waste,” “biohazardous material” or any other term of similar import under any Environmental Laws.

(g)
Tenant shall not cause or permit (or conduct any activities that would cause) any release of any odors or fumes of any kind from the Premises that are not common or typical for general office use for the Office Portion of the Premises or common or typical for research and development uses for the Laboratory Portion of the Premises. Tenant shall in compliance with applicable Laws vent all fumes and odors from the Premises (and remove odors from Tenant’s exhaust stream) as Landlord reasonably requires. The placement and configuration of all ventilation exhaust pipes, louvers and other equipment shall be subject to Landlord’s approval, which shall not be unreasonably withheld, conditioned or delayed. Tenant shall, at Tenant’s sole cost and expense, provide odor eliminators and other devices (such as filters, air cleaners, scrubbers and whatever other equipment may in Landlord’s reasonable judgment be necessary or appropriate from time to time) to remove, eliminate and abate any unreasonable odors, fumes or other substances in Tenant’s exhaust stream that, in Landlord’s reasonable judgment, emanate from Tenant’s Premises and are not common or typical for general office use or for research and development uses, as applicable. Any work Tenant performs under this Section shall constitute Alterations. Tenant’s responsibility to control odors, fumes and exhaust as provided in this Section 5.1(g) shall continue throughout the Term.

(h)
Tenant acknowledges that it has been advised that the Landlord Parties and/or other Parcel Owners (as defined in the Declaration) intend to construct additional improvements on and continue and complete the full development of the Boston Landing Project pursuant to the Declaration, the Fundamental Approvals and the Other Site Approvals (as such terms are defined in the Declaration) in one or more phases. As a material inducement to Landlord to enter into this Lease, Tenant acknowledges and expressly agrees that the Landlord Parties and/or other third parties shall have the right (but without any obligation so to do) at any time during the Term to complete and construct the additional phases of the Boston Landing Project (the “Project Improvements”) pursuant to the Declaration, the Fundamental Approvals and the Other Site Approvals and the construction of Project Improvements during the Term and while Tenant is in occupancy of the Premises shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any Basic Rent, Escalation Charges or Additional Rent payable hereunder. Landlord shall provide Tenant with reasonable prior written notice of any Project Improvements. Tenant acknowledges and agrees that such ongoing construction may result in noise, dust, vibrations and other disturbances and Tenant has entered into this Lease and agreed to perform the obligations of Tenant hereunder with knowledge of the on-going performance of the Project Improvements. Landlord shall, to the extent any construction activities at the Boston Landing and the performance of the Project Improvements are being performed by or on behalf of any of the Landlord Parties, implement reasonable construction measures and procedures to mitigate dust, noise, vibrations and other disturbances to Tenant to the extent commercially feasible provided that such efforts and measures shall not require any of the Landlord Parties to perform the Project Improvements outside of normal building hours or at material additional cost to any of the Landlord Parties.

5.2
Tenant Work.

(a)
Within the twenty-four (24) month period immediately following the Commencement Date, Tenant shall perform, at Tenant’s sole cost and expense, the Tenant Work (as defined in Exhibit D attached hereto) in accordance with the terms

and

conditions of Exhibit D attached hereto and the terms of this Lease applicable to Alterations.

(b)
Tenant shall reimburse Landlord within thirty (30) days of receipt of Landlord’s written invoice, as Additional Rent, for actual out-of-pocket, third-party engineer and architect costs incurred by Landlord in connection with review and approval of the Construction Drawings and Change Orders (as hereinafter defined), provided that the charges of such consultants are commercially reasonable for the services provided to Landlord, plus a construction management fee to Landlord equal to 1% of the hard construction costs to perform the Tenant Work.
5.3
Installations and Alterations by Tenant.

(a)
Tenant shall make no alterations, additions or improvements (collectively, “Alterations”) in or to the Premises (including any of the Tenant Work, necessary for Tenant’s initial occupancy of the Premises) or any Base Building Systems or Laboratory Systems serving the Premises without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed with respect to non-structural Alterations that do not adversely affect any portion of the Base Building or Laboratory Systems or the Base Building Systems. Notwithstanding the foregoing, Tenant may make Cosmetic Alterations (as hereinafter defined) to the Premises without Landlord’s consent so long as Landlord is notified in writing at least ten (10) days prior to commencement of any such Cosmetic Alterations. Landlord may, at the time consent is given, identify in writing any Alterations (including any of the Tenant Work, necessary for Tenant’s initial occupancy of the Premises) that adversely affect or alter the Structural Elements as Special Improvements (as hereinafter defined) which, provided Landlord so identifies such alterations, shall be removed by Tenant and the Premises restored at the end of the Term pursuant to Section 5.3(e) below. Any Alterations shall be in accordance with Landlord’s Rules and Regulations from time to time in effect and with plans and specifications meeting the requirements set forth in such Rules and Regulations and approved in advance by Landlord. All Alterations shall (i) be performed in a good and workmanlike manner using only new and only quality materials and in compliance with all applicable Laws; (ii) be made at Tenant’s sole cost and expense (other than, as applicable, the Landlord’s Contribution); (iii) become part of the Premises and the property of Landlord upon the expiration or earlier termination of the Term of this Lease unless Landlord otherwise notifies Tenant (at the time consent is given) such Alteration must be removed at the end of the Term or earlier expiration of this Lease as provided in Section 5.3(e) below; (iv) be made by contractors and subcontractors reasonably approved in advance by Landlord; and (v) be coordinated with any work being performed by Landlord in such a manner as not to damage the Building or interfere with the management, maintenance or operation of the Building. At Landlord’s request, Tenant shall, before its work is started, secure assurances satisfactory to Landlord in its reasonable discretion protecting Landlord against claims arising out of the furnishing of labor and materials for the Alterations. If any Alterations shall involve the removal of fixtures, equipment or other property in the Premises which are not Tenant’s Removable Property, such fixtures, equipment or property shall be promptly replaced by Tenant at its expense with new fixtures, equipment or property of like utility and of at least equal quality. Tenant shall promptly reimburse Landlord for all reasonable out of pocket costs, including attorneys’, architects’, engineers’, and consultants’ fees, incurred by Landlord in connection with any request from Tenant pursuant to this Section 5.3. Tenant acknowledges and agrees that any review or approval by Landlord of any plans and/or specifications with respect to any Alterations is solely for Landlord’s benefit, and without any representation or warranty whatsoever to Tenant with respect to the adequacy, correctness or efficiency thereof or otherwise. Landlord shall have the right to require that Tenant use Landlord’s designated structural contractor and architect for the Building for the design and performance of any Alterations affecting the Structural Elements and/or that Tenant use Landlord’s designated fire and life safety contractor and engineer for the Building to perform Tenant’s connection to the Building’s fire alarm system or any Alterations that affect the fire alarm or fire/life safety systems in the Building. For purposes hereof, “Cosmetic Alterations” shall mean painting and other minor cosmetic or decorative alterations to the Premises and other non-structural alterations which other non- structural alterations (1) do not affect any area of the Building outside of the Premises, (2) are not visible from the exterior of the Premises or the Building, (3) do not adversely affect the Building’s electrical, plumbing, mechanical or fire/life safety systems or any other systems of the Building, and (4) cost less than $100,000 in any Lease Year and do not require the issuance of a building permit.

(b)
Except for Tenant’s Removable Property (as hereinafter defined), all property of any kind paid for by Landlord, all Alterations, all fixtures and partitions, hardware, built-in machinery, built-in casework and cabinets or other similar additions, equipment, property or improvements built into the Premises so as to become an integral part of the Premises, including, without limitation, fume hoods which penetrate the roof or plenum area, built-in or walk-in cold rooms, built-in or walk-in warm rooms, deionized water systems, glass washing equipment, autoclaves, chillers, built-in plumbing, electrical and mechanical equipment and systems, and any power generator and transfer switch (collectively, “Laboratory Reusable Installations”), shall be and shall remain the property of Landlord during the Term and following the expiration or earlier termination of the Term, and shall not be removed by Tenant at any time and shall remain in and be surrendered with the Premises as part thereof. “Tenant’s Removable Property” shall mean any items listed on Exhibit I attached hereto and any items agreed by Landlord in writing to be included on Exhibit I in the future, as well as Tenant’s personal property and all movable business and trade equipment owned or installed by Tenant or any party claiming by, through or under Tenant, not constituting Laboratory Reusable Installations. Tenant’s Removable Property shall remain the property of Tenant and may be removed by Tenant at any time prior to the expiration or earlier termination of the Term, provided that Tenant, at its expense, shall repair any damage to the Building caused by such removal. Any provision of this Lease to the contrary notwithstanding, Tenant shall be solely responsible for the ordering, delivery and installation of any telephone, telephone switching, telephone and data cabling, and Tenant’s Removable Property to be installed by or on behalf of Tenant in the Premises and for the removal of all telephone and data cabling installed in the Building by or on behalf of Tenant or anyone claiming by, through or under Tenant at the expiration or earlier termination of the Term of this Lease.

(c)
Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic’s or other lien for any such labor or materials shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises, the Building or the Property. To the maximum extent permitted by law, before such time as any contractor commences to perform work on behalf of Tenant, such contractor (and any subcontractors) shall furnish a written statement acknowledging the provisions set forth in the prior clause. Tenant agrees to pay promptly when due the entire cost of any work done on behalf of Tenant, its agents, employees or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to all or any part of the Property and within twenty (20) days after receipt of written notice of any such liens to discharge or bond over (satisfactory to Landlord) any such liens which may so attach. If, notwithstanding the foregoing, any lien is filed against all or any part of the Property for work claimed to have been done for, or materials claimed to have been furnished to, Tenant or its agents, employees or independent contractors, Tenant, at its sole cost and expense, shall, within twenty (20) days after receipt of written notice thereof, cause such lien to be dissolved promptly after receipt of notice that such lien has been filed, by the payment thereof or by the filing of a bond sufficient to accomplish the foregoing. If Tenant shall fail to discharge any such lien, Landlord may, at its option, discharge such lien and treat the cost thereof (including attorneys’ fees incurred in connection therewith) as Additional Rent payable upon demand, it being expressly agreed that such discharge by Landlord shall not be deemed to waive or release the Event of Default in not discharging or so bonding over such lien within such twenty (20) day period. Tenant shall indemnify and hold Landlord harmless from and against any and all expenses, liens, claims, liabilities and damages based on or arising, directly or indirectly, by reason of the making of any alterations, additions or improvements by or on behalf of Tenant to the Premises under this Section, which obligation shall survive the expiration or termination of this Lease.

(d)
In the course of any work being performed by Tenant (including, without limitation, the installation or removal of any Tenant’s Removable Property), Tenant agrees to use labor compatible with that being employed by Landlord for work in the Building or on the Property or other buildings owned by Landlord or its affiliates (which term, for purposes hereof, shall include, without limitation, entities which control or are under common control with or are controlled by Landlord or, if Landlord is a partnership or limited liability company, by any partner or member of Landlord) and not to employ or permit the use of any labor or otherwise take any action which might result in a labor dispute or disharmony involving personnel providing services in the Building or on the Property pursuant to arrangements made by Landlord.

(e)
Landlord may, by written notice to Tenant at the time of the approval of any Special Improvement (as hereinafter defined), require Tenant, at Tenant’s expense, to remove any Special Improvement made to the Premises at the expiration or earlier termination of the Term, and to repair any damage to the Premises and Building caused by such removal and return the affected portion of the Premises to a Building standard tenant improved condition as determined by Landlord. If Tenant fails to complete such removal and/or to repair any damage caused by the removal of any

Special

Improvements to the Premises designated by Landlord for removal, and return the affected portion of the Premises to a Building standard tenant improved condition as determined by Landlord, then, without limiting Landlord’s other rights and remedies, at Landlord’s option, either (A) Tenant shall be deemed to be holding over in the Premises and Rent shall continue to accrue in accordance with the terms of Article 12, below, until such work shall be completed, or (B) Landlord may do so and may charge the cost thereof to Tenant. For purposes hereof, “Special Improvements” shall mean any Alterations made by Tenant or any party claiming by, through or under Tenant that (i) would reasonably be expected to adversely affect any structural or exterior element of the Building, any area or element outside of the Premises or any facility or base building mechanical system serving any area of the Building, or (ii) involve or affect the exterior design, size, height or other exterior dimensions of the Building, or (iii) are inconsistent with the Building standards for Comparable Buildings, or (iv) will require material additional expense to demolish or remove from and restore the Premises to normal office/laboratory use on termination of this Lease or increase the Operating Expenses for the Building, and shall expressly include, without limitation, such Alterations as interconnecting/internal staircases, data centers in excess of 2,000 square feet of rentable floor area (either singly or collectively), and non-core restrooms (and any horizontal plumbing lines associated with such restrooms).

5.4
Extra Hazardous Use. Tenant covenants and agrees that Tenant will not do or permit anything to be done in or upon the Premises, or bring in anything or keep anything therein, which shall increase the rate of property or liability insurance on the Premises or the Property above the standard rate applicable to Premises being occupied for the Permitted Use. If the premium or rates payable with respect to any policy or policies of insurance carried by or on behalf of Landlord with respect to the Property increases as a result of any act or activity on or use of the Premises during the Term by Tenant or Tenant’s employees, agents, contractors, subtenants, licensee, invitees or anyone claiming by, through or under Tenant (whether or not done knowingly by such a party, but only to the extent resulting from such act or activity as set forth in this Section 5.4) or payment by the insurer of any claim arising from any act or neglect of Tenant, its employees, agents, contractors, invitees, subtenants, licensees or anyone claiming by, through or under Tenant, Tenant shall be given written notice and a five (5) business day opportunity to discontinue such use and if Tenant fails to do so, Tenant shall pay such increase, from time to time, within thirty (30) days after written demand therefor by Landlord, as Additional Rent.

5.5
Hazardous Materials.

(a)
Landlord acknowledges that it is not the intent of this Section 5.5 to prohibit Tenant from using the Premises for the Permitted Use. Tenant may operate its business according to prudent industry practices so long as the use or presence of Hazardous Materials is strictly and properly monitored by Tenant according to all then applicable Environmental Laws. As a material inducement to Landlord to allow Tenant to use Hazardous Materials in connection with its business, Tenant agrees to deliver to Landlord prior to the Commencement Date a list identifying each type of Hazardous Materials to be brought upon, kept, used, stored, handled, treated, generated on, or released or disposed of from, the Premises and setting forth any and all governmental approvals or permits required in connection with the presence, use, storage, handling, treatment, generation, release or disposal of such Hazardous Materials on or from the Premises ("Hazardous Materials List"). Upon request of Landlord, Tenant shall deliver to Landlord an updated Hazardous Materials List within thirty (30) days following Landlord’s request. Tenant shall deliver to Landlord true and correct copies of the permits, approvals, reports and correspondence, and storage and management plans relating to the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by Tenant at the Premises. At any time following Tenant's receipt of a request from Landlord, Tenant shall promptly complete a "hazardous materials questionnaire" using the form then-provided by Landlord. At least three (3) months prior to the surrender of the Premises, Tenant shall deliver to Landlord a narrative description of the actions proposed (or required by any governmental authority) to be taken by Tenant in order to surrender the Premises (including any Alterations permitted by Landlord to remain in the Premises, the Improvements and Laboratory Reusable Installations) at the expiration or earlier termination of the Term, free from any residual impact from the Tenant’s use of Hazardous Materials and otherwise released for unrestricted use and occupancy consistent with Tenant’s obligations under Section 5.5(e) below (the "Surrender Plan"). Tenant’s Surrender Plan shall state that, (a) (i) all laboratory space, including floors, walls, ceilings, counters, piping, supply lines, waste lines and plumbing in or serving the Premises and all exhaust or other ductwork in or serving the Premises, and (ii) any applicable systems shared by laboratory space, including without limitation exhaust or other ductwork, in or serving the Premises have been de-commissioned to the extent required by, and in accordance with, applicable Laws and in accordance with best industry practice; (b) the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork in the Premises, may be reused by a subsequent tenant or disposed of in compliance with applicable Laws without: (i) incurring special costs on account of uncompleted de-commissioning work; (ii) undertaking special procedures for demolition, disposal, investigation, assessment, cleaning or removal of such Hazardous Materials related to the former laboratory use areas of the Premises; or (iii) giving notice in connection with such Hazardous Materials; and (c) the Premises may be reoccupied for office or laboratory use, or demolished or renovated without: (i) incurring special costs on account of uncompleted de-commissioning work; (ii) undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Hazardous Materials; or (iii) giving notice in connection with Hazardous Materials. Further, for purposes of clauses (b) and (c), “special costs” or “special procedures” shall mean costs or procedures, as the case may be, that would not be incurred but for the nature of the Hazardous Materials as Hazardous Materials instead of non-Hazardous Materials. The final report shall also include reasonable detail concerning the clean-up measures taken, the clean-up locations, the tests run and the analytic results applicable to the above.

(b)
Any handling, treatment, transportation, storage, disposal or use of Hazardous Materials by Tenant in or about the Premises or the Property and Tenant’s use of the Premises shall comply with all applicable Environmental Laws. Without Landlord’s prior written consent, Tenant shall not conduct any sampling or investigation of soil or groundwater on the Property to determine the presence of any constituents therein.

(c)
Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold Landlord and the Landlord Parties (as hereinafter defined) harmless from and against, any liabilities, losses claims, damages, interest, penalties, fines, reasonable attorneys’ and experts’ fees, court costs, remediation costs, and other expenses which result from the use, storage, handling, treatment, transportation, release, threat of release or disposal of Hazardous Materials in or about the Premises or the Property by Tenant or Tenant’s agents, employees, contractors or invitees. The provisions of this paragraph (c) shall survive the expiration or earlier termination of this Lease.

(d)
Tenant shall give written notice to Landlord as soon as reasonably practicable of (i) any communication received by Tenant from any governmental authority concerning Hazardous Materials which relates to the Premises or the Property, and (ii) any disposal, release or threat of release of Hazardous Materials on, under, from or about the Building or the Property of which Tenant is aware.

(e)
Upon the expiration of the Term or earlier termination of Tenant’s right of possession, Tenant shall surrender the Premises to Landlord in the same condition as received, subject to any Alterations or Laboratory Reusable Installations permitted or required by Landlord to remain in the Premises, free of Hazardous Materials (subject to the requirements of Section 5.5(a)) brought upon, kept, used, stored, handled, treated, generated in, or released or disposed of from, the Premises by any person other than Landlord or any of the Landlord Parties (collectively, “Tenant Laboratory Operations”) and released of all licenses, clearances or other authorization of any kind required to enter into and restore the Premises issued by any governmental authority having jurisdiction over the use, storage, handling, treatment, generation, release, disposal, removal or remediation of Hazardous Materials, broom clean, ordinary wear and tear and casualty loss and condemnation excepted. Tenant’s Surrender Plan shall be accompanied by a current listing of (i) all Hazardous Materials licenses and permits held by or on behalf of Tenant or any party claiming by, through or under Tenant with respect to the Premises, and (ii) all Hazardous Materials used, stored, handled, treated, generated, released or disposed of from the Premises, and shall be subject to the review and approval of Landlord’s environmental consultant. In connection with the review and approval of the Surrender Plan, upon the request of Landlord, Tenant shall deliver to Landlord or its consultant such additional non-proprietary information concerning Tenant Laboratory Operations as Landlord shall reasonably request. On or before such surrender, Tenant shall deliver to Landlord evidence that the approved Surrender Plan shall have been satisfactorily completed and Landlord shall have the right, subject to reimbursement at Tenant’s expense as set forth below, to cause Landlord’s environmental consultant to inspect the Premises and perform such additional procedures as may be deemed reasonably necessary to confirm that the Premises are, as of the effective date of such surrender or early termination of the Lease, free from any residual adverse impact from Tenant Laboratory Operations. Tenant shall reimburse Landlord, within ten (10) days of demand as Additional Rent, for the reasonable expense incurred by Landlord for Landlord’s environmental consultant to review and approve the Surrender Plan and to visit the Premises and verify satisfactory completion of the same. Landlord shall have the unrestricted right to deliver such Surrender Plan and any report by Landlord’s environmental consultant with respect to the surrender of the Premises to third parties.

(f)
Tenant hereby represents and warrants to Landlord that (i) neither Tenant nor any of its legal predecessors has been required by any prior landlord, lender or governmental authority at any time to take remedial action in connection with Hazardous Materials contaminating a property which contamination was permitted by Tenant or such predecessor or resulted from Tenant's or such predecessor's action or use of the property in question in violation of Environmental Law, and (ii) Tenant is not subject to any enforcement order issued by any governmental authority in connection with the use, storage, handling, treatment, generation, release or disposal of Hazardous Materials (including, without limitation, any order related to the failure to make a required reporting to any governmental authority).

(g)
If Landlord has a reasonable basis to believe that Tenant or any of the Tenant Parties is in violation of any of the terms or conditions of this Section 5.5, Landlord shall have the right to conduct annual tests of the Premises to determine whether any contamination of the Premises, the Building or the Property has occurred as a result of Tenant's use. In addition, at any time, and from time to time (no more than once per every twelve (12) month period unless Landlord has a reasonable basis to do so more frequently), prior to the expiration or earlier termination of the Term, Landlord shall have the right to conduct appropriate tests of the Premises and the Building to determine if contamination has occurred as a result of Tenant's use of the Premises. In connection with such testing, upon the written request of Landlord, Tenant shall deliver to Landlord or its consultant such non-proprietary information concerning the use of Hazardous Materials in or about the Premises by Tenant or any party claiming by, through or under Tenant. If contamination has occurred for which Tenant is liable under this Section 5.5, Tenant shall pay all costs to conduct such tests. If no such contamination is found, Landlord shall pay the costs of such tests. Tenant shall, at its sole cost and expense, promptly and satisfactorily remediate in accordance with all Environmental Laws any contamination identified by such testing to be in violation of Environmental Laws. Landlord's receipt of or satisfaction with any environmental assessment in no way waives any rights which Landlord may have against Tenant.

(h)
In no event may Tenant install any underground or other storage tanks in or under the Building or at the Property without Landlord’s prior written consent, which consent may be withheld in Landlord's sole and absolute discretion.

(i)
Tenant's obligations under this Section 5.5 shall survive the expiration or earlier termination of the Lease. Without limitation of Landlord’s other remedies under this Lease, during any period of time after the expiration or earlier termination of this Lease required by Tenant or Landlord to complete the removal from the Premises of any Hazardous Materials (including, without limitation, the release and termination of any licenses or permits restricting the use of the Premises and the completion of the approved Surrender Plan) or to satisfy Tenant’s obligations under Section 5.5(e) above, Tenant shall continue to pay the full Rent in accordance with this

Lease for any portion of the Premises not relet by Landlord in Landlord's sole discretion, which Rent shall be prorated daily.

ARTICLE 6 ASSIGNMENT AND SUBLETTING

6.1
Prohibition.

(a)
Tenant covenants and agrees that neither this Lease nor the term and estate hereby granted, nor any interest herein or therein, will be assigned, mortgaged, pledged, encumbered or otherwise transferred, whether voluntarily, involuntarily, by operation of law or otherwise, and that neither the Premises nor any part thereof will be encumbered in any manner by reason of any act or omission on the part of Tenant, or used or occupied or permitted to be used or occupied, by anyone other than Tenant, or for any use or purpose other than a Permitted Use, or be sublet (which term, without limitation, shall include granting of concessions, licenses and the like) in whole or in part, or be offered or advertised for assignment or subletting by Tenant or any person acting on behalf of Tenant, without, in each case, the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, subject to the terms and conditions of Section 6.2 below (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers” and any person to whom any Transfer is made or sought to be made is hereinafter sometimes referred to as a “Transferee”). Without limiting the foregoing, any agreement pursuant to which: (x) Tenant is relieved from the obligation to pay, or a third party agrees to pay on Tenant’s behalf, all or any portion of the Basic Rent or Additional Rent under this Lease; and/or (y) a third party undertakes or is granted by or on behalf of Tenant the right to assign or attempt to assign this Lease or sublet or attempt to sublet all or any portion of the Premises, shall for all purposes hereof be deemed to be a Transfer of this Lease and subject to the provisions of this Article 6. A Transfer under this Article 6 shall also include a sale or other transfer (by one or more transfers) of any of the following: the voting stock, partnership interests, membership or other equity interests in Tenant (or any other mechanism such as the issuance of additional stock or the creation of additional partnership or membership interests) which results in a change of control of Tenant or a sale or other transfer (in one or more transfers) of fifty percent (50%) or more of the assets of Tenant, as if such transfer were an assignment of this Lease. Notwithstanding the foregoing, if equity interests in Tenant at any time are or become traded on a national securities exchange (as defined in the Securities Exchange Act of 1934), the transfer of equity interests in Tenant on a national securities exchange shall not be deemed an assignment within the meaning of this Article; provided, however, that if Tenant is a corporation the outstanding stock of which is listed on a national securities exchange, then any private purchase or buyout of stock shall be deemed a Transfer under this Article 6.

(b)
Notwithstanding the foregoing, Landlord’s consent shall not be required under Section 6.1(a), and Section 6.3, Section 6.4, and Section 6.5 shall not apply to any assignment of this Lease or sublease of all or any portion of the Premises to

(x) an entity into or with which Tenant is merged or consolidated, or to which all or substantially all of Tenant’s assets or stock are transferred, or (y) transactions with any entity which controls or is controlled by Tenant or is under common control with Tenant; provided and only on condition that in any such event:

(i)
the successor to Tenant has a net worth, computed in accordance with generally accepted accounting principles (“GAAP”) consistently applied, at least equal to the Tangible Net Worth of Tenant on the date of this Lease,

(ii)
proof satisfactory to Landlord of the Tangible Net Worth of both the transferee and Tenant shall have been delivered to Landlord at least ten

(10) days prior to the effective date of any such transaction, or, if Tenant is prohibited by Law or any restrictions in the agreement facilitating such transaction from disclosing such information prior to the effective date of any such transaction, within ten (10) days following the effective date of any such transaction,

(iii)
the transfer is for a valid business purpose of Tenant and is not a subterfuge for the provisions of this Article 6, and

(iv)
the transferee agrees directly with Landlord, by written instrument in form satisfactory to Landlord in its reasonable discretion, to be bound by all the obligations of Tenant hereunder, including, without limitation, the covenant against further assignment and subletting.

Any assignment or sublease under this Section 6.1(b) is referred to herein as a "Permitted Transfer". If any Affiliate of Tenant to which this Lease is assigned or the Premises sublet (in whole or in part) shall cease to be an Affiliate of Tenant, such cessation shall be considered a Transfer requiring Landlord’s consent in accordance with the standards set forth in Section 6.1. Notwithstanding any Permitted Transfer, Tenant shall continue to remain fully liable under this Lease, on a joint and several basis with the Permitted Transferee except in cases of statutory merger or consolidation or sale of substantially all of the assets or stock of Tenant (and in connection with which sale Tenant is dissolved and provided the purchaser becomes the named Tenant under this Lease by operation of law or by written assignment and assumption agreement in form reasonably acceptable to Landlord) in which case the surviving entity in the merger or consolidation or the purchaser of such assets or stock to which this Lease has been assigned shall be liable as the Tenant under this Lease.

6.2
Landlord’s Consent.

(a)
If Tenant desires Landlord’s consent to any Transfer, Tenant shall notify Landlord in writing, which notice (the “Transfer Notice”) shall include (i) the proposed effective date of the Transfer, which shall not be less than thirty (30) days nor more than one hundred eighty (180) days after the date of delivery of the Transfer Notice,

(ii) a description of the portion of the Premises to be transferred, (iii) all of the terms of the proposed Transfer and the consideration therefor, including the name and address of the proposed Transferee, and an executed copy of all documentation effectuating the proposed Transfer, including all operative documents to evidence such Transfer and all agreements incidental or related to such Transfer, (iv) current financial statements of the proposed Transferee certified by an officer, partner or owner thereof, business credit and personal references and history of the proposed Transferee and any other information reasonably required by Landlord which will enable Landlord to determine the financial responsibility, character, and reputation of the proposed Transferee, nature of such Transferee’s business and proposed use of the Premises.

(b)
In the event Landlord does not exercise its options pursuant to Section 6.5 below to recapture the Premises or terminate this Lease in whole or in part, Landlord’s consent to a proposed Transfer shall not be unreasonably withheld, conditioned or delayed, provided and upon condition that:

(i)
There shall not be an Event of Default that remains

uncured;

(ii)
In Landlord’s reasonable judgment the proposed Transferee

is engaged in a business which is in keeping with the then standards of the Building and Property and the proposed use is limited to the Permitted Use, including being classified by the UBC (as hereinafter defined) as a “B” occupancy area for the use and storage of Hazardous Materials;

(iii)
The proposed Transferee is a reputable entity and has sufficient financial worth and stability in light of the responsibilities to be undertaken, based on evidence provided by Tenant (and others) to Landlord, as determined by Landlord in its reasonable discretion;

(iv)
The proposed Transferee is not then a tenant of Landlord at any part of the Property, provided that Landlord has competing space of comparable size available for a comparable term;

(v)
The proposed Transferee is not a person or entity with whom Landlord is then, or during the preceding four (4) months has been, actively negotiating to lease space at the Property;

(vi)
The proposed Transferee or any person or entity which, directly or indirectly, controls, is controlled by, or is under common control with, the proposed Transferee is not a direct or indirect competitor, in the footwear or apparel industry, of Landlord or any of Landlord’s affiliates, including, without limitation, New Balance Athletic Shoe, Inc. or any successor thereto, (a “Landlord Competitor”)

(vii)
The proposed Transfer shall be in form reasonably satisfactory to Landlord and shall comply with the applicable provisions of this Article 6;

(viii)
Tenant shall not have advertised or publicized in any way the availability of the Premises at rental rate less than the base rent and additional rent at which Landlord is then offering to lease other space located in the Building without prior notice to and approval by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed;

(ix)
With respect to a proposed sublease, the proposed sublease involves, in Landlord’s reasonable judgment, a portion of the Premises which is independently leasable space;

(x)
With respect to and after taking into account a proposed sublease, there will not be more than three (3) different entities (including Tenant) occupying the Premises;

(xi)
Intentionally omitted;

(xii)
The proposed Transfer shall not have (or potentially have) any adverse effect on any real estate investment trust qualification requirements of Landlord or any of its affiliates or otherwise cause Landlord or any of its affiliates to be in violation of any Laws to which Landlord or such affiliate is subject, including, without limitation, the Employment Retirement Security Act of 1974;

(xiii)
If required in the mortgage documents or ground lease, the holder of any Superior Mortgage and/or Superior Lease, as applicable, consents to such Transfer; and

(xiv)
Neither the identity nor business of the proposed Transferee would cause Landlord to be in violation of any covenant or restriction contained in another lease then in effect at the Property.

(c)
As a condition to an assignment or subletting, whether Landlord’s consent is required or not, Landlord may require a Hazardous Materials List, certified by the proposed assignee or sublessee to be true and correct, which the proposed assignee or sublessee intends to use, store, handle, treat, generate in or release or dispose of from the Premises, together with copies of all documents relating to such use, storage, handling, treatment, generation, release or disposal of Hazardous Materials by the proposed assignee or subtenant in the Premises, prior to the proposed assignment or subletting, including, without limitation: permits; approvals; reports and correspondence; and storage and management plans.

6.3
Acceptance of Rent. If this Lease is assigned, or if the Premises or any part thereof is sublet or occupied by anyone other than Tenant, whether or not in violation of the terms and conditions of the Lease, Landlord may, at any time and from time to time, collect rent and other charges from the Transferee, and apply the net amount collected to the rent and other charges herein reserved, but no such Transfer, collection or modification of any provisions of this Lease shall be deemed a waiver of this covenant, or the acceptance of the Transferee as a tenant or a release of Tenant from the further performance of covenants on the part of Tenant to be performed hereunder. Any consent by Landlord to a particular Transfer or other act for which Landlord’s consent is required under paragraph (a) of Section 6.1 shall not in any way diminish

the prohibition stated in paragraph (a) of Section 6.1 as to any further such Transfer or other act or the continuing liability of the Original Tenant. No Transfer hereunder shall relieve Tenant from its obligations hereunder, and Tenant shall remain fully and primarily liable therefor.

Landlord may revoke any consent by Landlord to a particular Transfer if the Transfer does not provide that the Transferee agrees to be independently bound, by and upon all of the covenants, agreements, terms, provisions and conditions set forth in this Lease on the part of Tenant to be kept and performed, and as may be applicable to a subtenancy.

6.4
Excess Payments. If Tenant assigns this Lease or sublets the Premises or any portion thereof, Tenant shall pay to Landlord as Additional Rent fifty percent (50%) of the amount, if any, by which (a) any and all compensation received by Tenant as a result of such Transfer, net only of reasonable expenses actually incurred by Tenant in connection with such Transfer, including, but not limited to brokerage commissions, legal fees, and in the instance of a sublease, demising and leasehold improvement costs (prorated over the term of the Transfer), as well as any unamortized portion of leasehold improvements paid for directly by Tenant for the Premises, exceeds (b) in the case of an assignment, the Basic Rent and Additional Rent under this Lease, and in the case of a subletting, the portion of the Basic Rent and Additional Rent allocable to the portion of the Premises subject to such subletting. Notwithstanding the foregoing, Tenant shall not be required to share any rent attributable to the leasing of equipment or the provision of laboratory services to a subtenant. Such payments shall be made on the date the corresponding payments under this Lease are due. Notwithstanding the foregoing, the provisions of this Section shall impose no obligation on Landlord to consent to an assignment of this Lease or a subletting of all or a portion of the Premises.

6.5
Landlord’s Recapture Right. Notwithstanding anything herein to the contrary, in addition to withholding or granting consent with respect to any proposed Transfer, in the event the Transfer request relates to fifty percent (50%) or more of the Premises for the balance of the Term, Landlord shall have the right, to be exercised in writing within thirty (30) days after receipt of a Transfer Notice, to terminate this Lease (in the event of a proposed assignment for the remainder of the Term) or terminate that portion of the Premises to be subleased (in the event of a proposed sublease); provided, however, Tenant shall have the right to rescind any request for sublease consent if Landlord exercises its right to recapture in accordance with the terms and conditions of this Section 6.5, by providing written notice to Landlord within five (5) Business Days of Tenant’s receipt of Landlord’s notice of its intent to recapture such subleased portion of the Premises. In the case of a proposed assignment, this Lease shall terminate as of the date (the “Recapture Date”) which is the later of (a) sixty (60) days after receipt of Landlord’s written notice of such election, and (b) the proposed effective date of such Transfer, as if such date were the last day of the Term of this Lease. In either event, if requested by Tenant, Landlord shall provide not less than ninety (90) days from the Recapture Date to allow Tenant to vacate and surrender the Premises, including to comply with the requirements of Section 5.5. If Landlord exercises the rights under this Section 6.5 in connection with a proposed sublease, this Lease shall be deemed amended to eliminate the proposed sublease premises from the Premises as of the Recapture Date, and thereafter all Basic Rent and Expense Charges shall be appropriately prorated to reflect the reduction of the Premises as of the Recapture Date. If Landlord recaptures Tenant’s sublease space which is less than all of the Premises, as a condition to Landlord’s recapture, Landlord shall agree, at its cost, to separately demise the recapture space from the balance of the Premises and otherwise adjust all mechanical systems and utilities to provide the same level of service to the retained Premises as had existed prior to Landlord exercising its recapture right. In the event that Landlord exercises its termination right herein, Tenant shall be relieved and discharged from any further obligations under the Lease with respect to that portion of the Premises terminated by Landlord (but not any obligations accruing prior to such termination date) as of the termination date or such later date as Tenant fully vacates and surrenders the recapture space to Landlord in accordance with the terms and conditions of this Lease, including, without limitation, Section 5.5 of this Lease.

6.6
Further Requirements. Tenant shall reimburse Landlord on demand, as Additional Rent, for any reasonable out-of-pocket costs (including reasonable attorneys’ fees and expenses), not to exceed $3,000 in each instance, incurred by Landlord in connection with any actual or proposed assignment or sublease or other act described in paragraph (a) of

Section 6.1, whether or not consummated, including the costs of making investigations as to the acceptability of the proposed assignee or subtenant. Any sublease to which Landlord gives its consent shall not be valid unless and until Tenant and the sublessee execute a consent agreement in form and substance satisfactory to Landlord in its reasonable discretion and a fully executed counterpart of such sublease has been delivered to Landlord. Any sublease shall provide that: (i) the term of the sublease ends no later than one day before the last day of the Term of this Lease;

(ii) such sublease is subject and subordinate to this Lease; (iii) Landlord may enforce the provisions of the sublease, including collection of rents; and (iv) in the event of termination of this Lease or reentry or repossession of the Premises by Landlord, Landlord may, at its sole discretion and option, take over all of the right, title and interest of Tenant, as sublessor, under such sublease, and such subtenant shall, at Landlord’s option, attorn to Landlord, but nevertheless Landlord shall not (A) be liable for any previous act or omission of Tenant under such sublease; (B) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant; or (C) be bound by any previous modification of such sublease made without Landlord’s written consent or by any previous prepayment of more than one month’s rent.

ARTICLE 7

RESPONSIBILITY FOR REPAIRS AND CONDITION OF PREMISES; SERVICES TO BE FURNISHED BY LANDLORD

7.1
Landlord Repairs.

(a)
Except as otherwise provided in this Lease, Landlord agrees to maintain, repair and replace so as to keep in good working order, condition and repair, and in compliance with all applicable Laws, the Structural Elements of the Building, including exterior glass, the Base Building and Base Building Systems up to the point of connection with the Premises (but specifically excluding any supplemental heating, ventilation or air conditioning equipment or systems exclusively serving the Premises installed at Tenant’s request or as a result of Tenant’s requirements in excess of Building standard design criteria), except that Landlord shall in no event be responsible to Tenant for the repair of interior glass in the Premises or the doors (or related glass and finish work) leading to the Premises, or subject to Section 10.5, any condition in the Premises or the Building caused by any act or neglect of Tenant, its invitees or contractors. Landlord shall also keep and maintain the Parking Garage and all Common Facilities in a good and clean working

order, condition and repair, free of snow and accumulation of dirt and rubbish and with reasonable treatment of ice on driveways and pedestrian walkways, and shall keep, maintain, and repair all landscaped areas on the Property in a neat and orderly condition. Subject to the terms and conditions of this Lease, Landlord shall be responsible for the maintenance, replacement and repair of Laboratory Systems only to the portion of the valve or cap for such system on each floor that connects to and exclusively services the Premises; Tenant hereby agreeing that any such portion of such system that extends from the point of such valve or cap connection on each floor to and in the Premises shall not be considered a Laboratory System. Landlord shall not be responsible to maintain or make any improvements or repairs to the Building other than as expressly in this Section 7.1 provided, unless expressly provided otherwise in this Lease. Landlord shall be responsible for the repair and maintenance of any base Building HVAC (as hereinafter defined), subject to such expense being properly includable as an Operating Expense; provided, however, the costs otherwise covered under HVAC warranty or insurance shall not be included as an Operating Expense.

(b)
Without limitation of the provisions of Section 7.6(b) below, Landlord shall not be liable for any failure to make repairs in the Premises which Landlord has undertaken to make under the provisions of this Section 7.1 or elsewhere in this Lease, unless Tenant has given notice to Landlord of the need to make such repairs (unless Landlord otherwise is known to have actual knowledge of the need for such repairs), and Landlord has failed to commence to make such repairs within ten (10) Business Days after receipt of such notice, provided, however, if the nature of such repair reasonably requires more than ten (10) Business Days to complete, then Landlord shall not be in default so long as Landlord shall commence such cure within such 10-Business Day period and thereafter diligently complete such repairs.

(c)
Except with respect to Tenant’s obligations under Section 7.2(b) of this Lease to comply with applicable Laws, Landlord shall, as part of Operating Expenses to the extent permitted pursuant to Article 9 and Exhibit F of this Lease, maintain the Common Facilities of the Property, the Parking Garage, the Structural Elements of the Building, the Base Building Systems and the Laboratory Systems serving the Premises and the Building in general in compliance with applicable Laws. Landlord agrees to operate the Building s in a manner consistent with Comparable Buildings.

7.2
Tenant Repairs; Compliance with Laws.

(a)
Tenant shall keep and maintain the Premises and the Improvements, Laboratory Reusable Installations, fixtures and appurtenances therein or thereon (including, without limitation, electrical and mechanical or laboratory systems not considered part of the Base Building Systems or Laboratory Systems or any portion of such systems that have been installed for the exclusive use and benefit of Tenant such as additional HVAC equipment, hot water heaters, electronic, data, phone, and other telecommunications cabling and related equipment, and security or telephone systems for the Premises), neat and clean and in good order, condition and repair, excepting only those repairs for which Landlord is responsible under the terms of this Lease, reasonable wear and tear, and damage by fire or other casualty or as a consequence of the exercise of the power of eminent domain; and Tenant shall surrender the Premises, at the end of the Term, in such condition. For the avoidance of doubt, Tenant shall be responsible for the Laboratory Systems which serve the Premises from the point of valve or cap connection on each floor to the Premises. Tenant shall be responsible for all Tenant specific equipment. Subject to Section 10.5 regarding waiver of subrogation, Tenant shall be responsible for the cost of repairs which may be made necessary by reason of damage to the Building caused by any act or neglect of Tenant, or its employees, contractors or invitees (including any damage by fire or other casualty arising therefrom). Tenant shall be responsible for the installation of any fire suppression or fire rating system that is required for Tenant’s use, other than the Base Building fire protection system to the extent installed by Landlord pursuant to the Landlord/Tenant Matrix (as hereinafter defined) attached as Schedule 1 to Exhibit C as shall be provided as part of the Base Building Systems.

(b)
Tenant shall comply with all Laws from time to time in effect and all directions, rules and regulations of governmental agencies having jurisdiction, and the standards recommended by the local Board of Fire Underwriters applicable to the Premises and Tenant’s use and occupancy thereof and its business and operations therein, and shall, at Tenant’s expense, obtain all permits, licenses and the like required thereby. Notwithstanding the foregoing, Tenant shall not be obligated to make structural repairs or alterations to the Premises in order to comply with any Laws unless the need for such repairs or alterations arises from (i) the specific manner and nature of Tenant’s use or occupancy of the Premises, as distinguished from mere general office and laboratory use in compliance with the Permitted Use hereunder, (ii) any cause or condition created by or on behalf of the Tenant, including, without limitation, the performance of the Tenant Work and/or any other Alterations made by Tenant, or (iii) a breach by Tenant of any provisions of this Lease. Any of the foregoing conditions caused by any employee, agent, contractor, or subtenant of Tenant or any other party claiming by, through, or under Tenant shall be attributable to Tenant for purposes of this Lease. Tenant shall also be responsible for the cost of compliance with all present and future Laws in respect of the Building to the extent arising from any of the causes set forth in clauses (i) through (iv) above of this Section 7.2(b), in which event Tenant shall be responsible to perform, at Tenant's sole cost and expense, such repairs or alterations, whether or not such compliance requires work which is structural or non-structural, ordinary or extraordinary, foreseen or unforeseen.

(c)
If repairs are required to be made by Tenant pursuant to the terms hereof, Landlord may demand that Tenant make the same promptly, and if Tenant refuses or neglects to commence and complete such repairs within the applicable time period therefor set forth in Section 14(a)(ii) of this Lease (except in the case of Emergency, including without limitation, notice of an unsafe condition in the Premises, in which event Landlord may make such repairs immediately and without notice), Landlord may (but shall not be required to do so) make or cause such repairs to be made and the provisions of Section 14.4 shall be applicable to the costs thereof. Landlord shall make a commercially reasonable effort to notify Tenant, which notification may be oral, of Landlord’s exercise of its rights under this Section 7.2(c).

7.3
Floor Load - Heavy Machinery.

(a)
Tenant shall not place a load upon any floor in the Premises exceeding the limit such floor was designed to supports or such lower amount as may be proscribed by applicable Law. Landlord reserves the right to prescribe the weight and position of all business machines and mechanical equipment, including safes, which shall be placed so as to distribute the weight. Business machines and mechanical equipment shall be placed and maintained by Tenant at Tenant’s expense in settings sufficient, in Landlord’s judgment, to absorb and prevent vibration, noise and annoyance. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, bulky matter or fixtures into or out of the Building without Landlord’s prior consent, which consent may include a requirement to provide insurance, naming Landlord as an insured, in such amounts as Landlord may deem reasonable.

(b)
If any such safe, machinery, equipment, freight, bulky matter or fixtures requires special handling, Tenant agrees to employ only persons holding a Master Rigger’s license to do such work, and that all work in connection therewith shall comply with applicable Laws. Any such moving shall be at the sole risk and hazard of Tenant, and Tenant will exonerate, indemnify and save Landlord harmless against and from any liability, loss, injury, claim or suit resulting directly or indirectly from such moving.

7.4
Utility Services.

(a)
Tenant shall pay for all water (including the cost to service, repair and replace reverse osmosis, de-ionized and other treated water), gas, heat, light, power, telephone, internet service, cable television, other telecommunications and other utilities supplied to the Premises, together with any fees, surcharges and taxes thereon charged by the applicable utility provider. Electricity and gas supplied to the Premises shall each be separately metered, and chilled water and HVAC airflow for the Laboratory Systems shall be separately submetered or check metered. Tenant shall be entitled to use up to fourteen

(14) watts per usable square foot of the Laboratory Portion of the Premises and up to six

(6) watts per usable square foot of the Office Portion of the Premises of electrical power. Tenant shall be responsible for procuring and paying for separately metered utilities directly to the provider of the utilities. If any utility is not separately metered or submetered to Tenant, Tenant shall pay either Tenant’s pro rata share, as the case may be, of all charges of such utility jointly metered with other premises, or Tenant’s Occupied Laboratory Share (as hereinafter defined), as reasonably determined by Landlord, as Additional Rent or, in the alternative, Landlord may, at its option, monitor the usage of such utilities by Tenant and charge Tenant with the cost of purchasing, installing and monitoring such metering equipment, which cost shall be paid by Tenant as Additional Rent, unless such separate meters or submeters are installed as part of the Tenant Work, in which event the cost of installation shall be included in the cost of such work. Landlord may base its bills for utilities on reasonable estimates; provided that Landlord adjusts such billings to reflect the actual cost of providing utilities to the Premises no less than quarterly. To the extent that Tenant uses more than Tenant’s Laboratory Share of any utilities attributable to the Laboratory Systems or more than Tenant’s Pro Rata Share of the Office Portion of any utilities attributable to the Building Systems, then Tenant shall pay Landlord for Tenant’s increased share of such utilities to reflect such excess.

(b)
The following check meters have been installed for the Premises:

(i) the standard flow meter on each floor at the capped connection for non-potable cold water, (ii) the standard flow meter on the supply line and deductive meter on the return line at each floor, located at the capped connection, for non-potable hot water supply and return, (iii) the standard flow meter at each floor, located at the capped connection, for tempered water, (iv) polypropylene purified water meter on the supply line and deductive meter on the return line at each floor, located at the capped connection, for the RO/DI system, (v) Intentionally Omitted, (vi) mass flow meter at each floor, located at the capped connection, for the vacuum system, (vii) chilled water meters on the capped chilled water connections on each floor to meter supplemental chilled water usage, (viii) hot water meters on the capped hot water connections on each floor to meter hot water usage, and

(ix) condenser water meters on the capped condenser water connection on each floor to meter condenser water usage (collectively, the “Tenant Installed Checkmeters”). If Tenant desires to use the compressed air laboratory system, Tenant shall be responsible, at Tenant’s expense, for the installation of a mass flow meter at each floor, located at the capped connection, for such compressed air. Tenant shall be responsible for the ongoing repair and maintenance of any Tenant Installed Checkmeters. Tenant shall also be responsible for providing bus tap, meter and meter socket at each floor for direct utility metering and an electronic check meter for tenant equipment connected to the Generator. In the event Tenant requires natural gas on any floor within the Premises, Tenant shall be required to request gas service installation from the utility provider and would be billed directly with a separate meter. Notwithstanding anything to the contrary contained herein, in no event shall Tenant be entitled to occupy all or any portion of the Premises until the Tenant Installed Checkmeters have been installed by Tenant and are fully operational. At Tenant’s election, Tenant shall be entitled to include the installation of the Tenant Installed Checkmeters as part of the Tenant Work pursuant to Exhibit D but at Tenant’s sole cost and expense.

(c)
Notwithstanding anything in this Lease to the contrary, Tenant shall pay the cost of utilities used in the Premises based on the consumption thereof as metered by the applicable Tenant Installed Checkmeters and/or any separate meters or submeters installed by Tenant at the rates for the applicable utility then being charged by the applicable public utility (together with all taxes and fees included by the utility provider), without markup or any additional fees or charges added by Landlord.

(d)
In the event any governmental entity promulgates or revises any Law, or issues mandatory controls relating to the use or conservation of energy, water, gas, light or electricity, or the provision of any other utility or service furnished by Landlord in the Building, Landlord may take any appropriate action to comply with such provision of Law or mandatory controls, including the making of alterations to the Building, subject, however, to the terms and conditions of this Lease. Tenant agrees to provide, within 10 Business Days of request by Landlord, such information and documentation as may be needed for compliance with any energy reporting or sustainability requirements as may be adopted from time to time by the City of Boston or any other governmental authority with jurisdiction over the Building, which information shall include, without limitation, usage at or by the Premises of electricity, natural gas, steam, hot or chilled water or other energy. Neither Landlord’s actions nor its failure to act shall entitle Tenant to any damages, abate or suspend Tenant’s obligation to pay Basic Rent and Additional Rent or constitute or be construed as a constructive or other eviction of Tenant except as otherwise specifically set forth herein. The parties hereto shall comply with all mandatory energy conservation controls and requirements applicable to the Building that are imposed or instituted by the federal, state, county or municipal governments and are of general applicability to the occupants of the Building, including, without limitation, controls on the permitted range of temperature settings in office/retail buildings, and requirements necessitating curtailment of the volume of energy consumption or the hours of operation of the Building. Any terms or conditions of this Lease that conflict or interfere with compliance with such controls or requirements shall be suspended for the duration of such controls or requirements. Compliance with such controls or requirements shall not be considered an eviction, actual or constructive, of Tenant from the Premises and shall not entitle Tenant to terminate this Lease or to an abatement of any Rent payable hereunder.

7.5
Other Services.

(a)
For the Office Portion of the Premises only, Landlord shall provide Base Building heating, ventilation and air-conditioning (“HVAC”) for heating and cooling as normal seasonal changes may require to provide reasonably comfortable space temperature and ventilation for occupants of the Office Portion of the Premises under normal business operation for general office use during Building Service Hours as defined below and substantially in accordance with the HVAC Specifications for the Office Portion of the Building attached hereto as Exhibit J. Landlord agrees to carry a separate maintenance contract on the HVAC units and/or systems, which maintenance contract cost shall be included as part of Operating Expenses. If Tenant shall require air conditioning, heating or ventilation outside the hours and days above specified for the Office Portion of the Premises, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect for the Building (which overtime charge is

$95.00 per hour) upon demand as Additional Rent. In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building system or in any other way interferes with the system’s ability to perform adequately its proper functions, supplementary systems may, if and as needed, at Landlord’s option, be provided by Landlord, at Tenant’s expense. “Building Service Hours” are 8:00 A.M. to 6:00 P.M. on Business Days and, upon at least 24 hours prior written request by Tenant, 8:00 A.M. to 1:00 P.M. on Saturdays, in all events, excluding the holidays set forth in Section 1.1 of this Lease.

(b)
For the Laboratory Portion of the Premises, Landlord shall provide Base Building HVAC for heating and cooling as normal seasonal changes may require to provide code required ventilation for occupants of the Laboratory Portion of the Premises under normal business operation for general laboratory use and substantially in accordance with the HVAC Specifications attached hereto as Exhibit J for the Laboratory Portion of the Building. Air will be supplied to the Office Portion of the Premises at 1 cfm per

useable square foot of the Office Portion of the Premises and air will be supplied to the Laboratory Portion for the Premises at 1.5 cfm per useable square foot of the Laboratory Portion of the Premises.

(c)
In the event Tenant introduces into the Premises personnel or equipment which overloads the capacity of the applicable Base Building HVAC system or in any other way adversely affects the applicable Base Building HVAC system’s ability to perform adequately its proper functions, including, without limitation, Tenant’s design, layout or occupancy level of the Premises in a manner which inhibits the HVAC system’s ability to perform in accordance with the applicable HVAC specifications attached as exhibits to this Lease, Tenant may be required to install supplementary systems at Tenant’s sole cost and expense in order to provide comfortable space temperature and ventilation in the applicable portion of the Premises, and Landlord shall not be deemed to be in default of Landlord’s obligation under this Section 7.5 to provide HVAC service to the Premises in accordance with Exhibit J, as applicable to the portion of the Premises at issue (i.e. the Office Portion or Laboratory Portion, as applicable), to the extent resulting from such interference or overloading by Tenant

(d)
For the Laboratory Portion of the Premises, Landlord has installed

(1) one (1) air handler unit per floor of the Laboratory Portion of the Premises and (2) an additional supplemental chiller system for the tenants of the Laboratory Portion located on the mechanical penthouse roof of the Building. Tenant, at its expense, may install its own heating, ventilation and air conditioning units (“Tenant’s HVAC Units”) in and serving the Premises, which Tenant’s HVAC Units must be located within the bounds of the Premises. The Tenant’s HVAC Units shall be compatible with the Building’s mechanical system and shall be operated and maintained by Tenant at its expense. Tenant shall furnish and operate and maintain, at its expense, the pumps required to draw and return the condenser water required for Tenant’s HVAC Units.

(e)
Landlord shall provide condenser water of ten (10) tons to the Premises and Tenant shall pay Landlord’s then standard condenser water charge for the Building for its use of such condenser water. Current charge is $303.00 per annum per ton of condenser water allocated to the Premises subject to increase from time to time during the Term. Tenant shall be responsible for pumping/circulating the supplied condenser water throughout the Premises. Tenant may, at its expense, connect the machinery and equipment of Tenant’s HVAC Units to the Building air supply and return systems, condenser water supply and return and steam supply and condensate return lines at such locations, by such means and routing and otherwise in such manner as Landlord shall reasonably designate or approve.

(f)
Landlord shall provide fresh air units exclusive to each floor within the Laboratory Portion for the supply of air to the Premises. Tenant shall be responsible for Tenant’s pro rata share based on rentable square footage of the Premises, as the case may be, of all charges of Landlord for operating, repairing and maintaining fresh air units with other premises on the floor. By way of example, in the event Tenant leases a full floor its pro rata share for the fresh air unit on that floor is one hundred percent (100%).

(g)
Landlord shall provide water (at temperatures supplied by the city in which the Property is located) for drinking, lavatory and toilet purposes (“Potable Water”) for the Premises and non-potable hot water for Tenant’s laboratory use (“Non Potable Water”). Such water shall be made available from the main connection point for such service on the floor on which the Premises is located and the distribution of water (both Potable Water and Non-Potable Water) within the Premises shall be performed by Tenant. If Tenant uses Potable Water for any purpose other than for ordinary lavatory and drinking purposes, Landlord may assess a reasonable charge for the additional water so used, or upon advance written notice to Tenant install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof as Additional Rent upon demand and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter (at the rates then charged by the public utility, together with all sewer charges, taxes and fees), together with the sewer charge based on such meter charges, as and when bills are rendered, and in the event Tenant fails timely to make any such payment, Landlord may pay such charges and collect the same from Tenant upon demand as Additional Rent. Notwithstanding anything to the contrary contained in this Section, Tenant shall be responsible for Tenant’s Laboratory Share of the costs associated with the Non Potable Water.

(h)
Cleaning and janitorial services to the Common Areas. Tenant shall be responsible for all cleaning and janitorial services to the Premises, consistent with such services performed by office and laboratory tenants of Comparable Buildings. Subject to the labor harmony requirements in this Lease and Landlord’s reasonable approval, Tenant may utilize any qualified cleaning and janitorial contractors to provide these cleaning services to the Premises.

(i)
Access to the Premises and the Parking Garage 24 hours per day, 7 days per week, and 365 days per year, subject to security and safety precautions from time to time in effect, if any, and subject always to restrictions based on emergency conditions.

(j)
Passenger elevator service in common with Landlord and other tenants in the Building 24 hours per day, 7 days per week, and 365 days per year. Tenant shall have access, on a non-exclusive, first-come, first-serve basis, to freight elevators serving the Building, at no additional charge during the Building’s normal freight hours.

(k)
A compactor to be available to tenants of the Building for the disposal of trash and non-hazardous materials.

(l)
Landlord may from time to time, but shall not be obligated to, as part of Operating Expenses, provide one or more attendants in or about the common areas of the Building. Tenant expressly acknowledges and agrees that, if provided: (i) such attendants shall not serve as police officers, and will be unarmed, and will not be trained in situations involving potentially physical confrontation; and (ii) such attendants will be solely an amenity to tenants of the Building for purposes such as assisting visitors and invitees of tenants and others in the Building, monitoring fire control and alarm equipment, and summoning emergency services to the Building as and when needed, and not for the purpose of securing any individual tenant premises or guaranteeing the physical safety of Tenant’s Premises or of Tenant’s employees, agents, contractors or invitees. If and to the extent that Tenant desires to provide security for the Premises or for such persons or their property, Tenant shall be responsible for so doing, after having first consulted with Landlord and after obtaining Landlord’s consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord expressly disclaims any and all responsibility and/or liability for the physical safety of Tenant’s property, and for that of Tenant’s employees, agents, contractors and invitees, and, without in any way limiting the operation of Article 10 hereof, Tenant, for itself and its agents, contractors, invitees and employees, hereby expressly waives any claim, action, cause of action or other right which may accrue or arise as a result of any damage or injury to the person or property of Tenant or any such agent, invitee, contractor or employee except, with respect to personal injury only, if and to the extent caused by Landlord’s negligence or willful misconduct.

Tenant agrees that, as between Landlord and Tenant, it is Tenant’s responsibility to advise its employees, agents, contractors and invitees as to necessary and appropriate safety precautions.

(m)
The Building is serviced by a common laboratory waste sanitary sewer connection from the pH neutralization room on the third (3rd) floor of the Building to the municipal sewer line in the street adjacent to the Building. Landlord has installed a separate ph neutralization tank (the “ph Neutralization Tank”) for common use by tenants and occupants of the Laboratory Portion of the Building and, in connection therewith, Landlord has obtained and maintains a single discharge permit from the MWRA on behalf of the tenants using such ph Neutralization Tank (the “Lab System MWRA Permit”). Any and all costs for Landlord to maintain the Lab System MWRA Permit (including renewals) shall be included in the Laboratory Operating Expenses. Tenant shall not introduce anything into the ph Neutralization Tank or the sewer system serving the Building (x) in violation of the terms of the Lab System MWRA Permit, (y) in violation of applicable Laws or (z) that would interfere with the proper functioning of the ph Neutralization Tank or the sewer system serving the Building. Tenant shall provide Landlord, within ten (10) Business Days of such request by Landlord, with any kind of information with respect to the chemicals and other materials used and disposed of via the ph Neutralization Tank. Tenant shall, prior to the date Tenant commences occupancy of any portion of the Premises and to the extent not already installed, install at least one sampling port in the Premises at the central drain connecting the Premises to the pH Neutralization Tank. During the Term, Tenant shall inspect and sample the sampling ports in the Premises with reasonable frequency in accordance with best management practices and keep reasonably detailed logs of such inspections and sampling. Upon Landlord’s reasonable request, Tenant shall permit Landlord to inspect and make copies of such logs and, if Landlord reasonably determines necessary, to perform Landlord’s own inspection and sampling of the sampling ports in the Premises. Landlord has delivered to Tenant a copy of the Lab System MWRA Permit along with its associated permit conditions and monitoring requirement, so that Tenant may understand its compliance obligations, if any. Within a reasonable time following receipt of a written request from Tenant, Landlord agrees to promptly provide to Tenant a copy of the operating manual for the ph Neutralization Tank and the discharge monitoring reports for the prior Lease Year in Landlord’s possession. If Landlord receives a written violation notice with respect to the Lab System MWRA Permit, then Landlord agrees, within a reasonable time following receipt of a written request from Tenant, to provide Tenant with a copy of any pertinent documentation pertaining to Landlord’s maintenance and repair of the pH Neutralization Tank. Landlord will provide a connection point and tap and Tenant shall be responsible, as part of the Tenant Work, to connect the Premises to the ph Neutralization Tank. Tenant shall have a non-exclusive right to use Tenant’s Laboratory Share of the ph Neutralization Tank in accordance with applicable Laws in common with other tenants of the Laboratory Portion. Tenant shall reimburse Landlord for all costs, charges and expenses incurred by Landlord from time to time in connection with or arising out of the operation, use, maintenance, repair or refurbishment of the ph Neutralization Tank, including all clean-up costs relating to the ph Neutralization Tank (collectively, “Tank Costs”); provided, however, that if the ph Neutralization Tank is being used by other tenant(s) or occupant(s) of the Laboratory Portion of the Building at any time during the Term, then Tenant shall only be obligated to pay its proportionate share of the Tank Costs, as determined by Landlord in accordance with, as reasonably determined by Landlord, either Tenant’s Laboratory Share or Tenant’s Occupied Laboratory Share, if applicable, of the Tank Costs. Notwithstanding the foregoing, in the event the ph Neutralization Tank or the pH neutralization room is damaged or repairs to the ph Neutralization Tank or the pH neutralization room are required solely as a result of the improper use of either the ph Neutralization Tank or the pH neutralization room by Tenant, Tenant shall be responsible for one hundred percent (100%) of the cost of any repairs or replacement required as a result of such improper use by Tenant, regardless of whether the ph Neutralization Tank is then being used by other tenant(s) or occupant(s) of the Building. Landlord shall be responsible, as part of Laboratory Operating Expenses, for compliance with any and all Lab System MWRA Permit conditions not directly allocable to any specific tenant.

Except to the extent arising from the negligence or willful misconduct of Landlord or Landlord Parties, or their respective agents or employees, Tenant shall defend with counsel first reasonably approved by Landlord, save harmless, and indemnify Landlord and Landlord Parties from and against all claims losses, cost, damages, any liability or expense of whatever nature arising from injury, loss, accident or damage to any person or property, to the extent arising from or claimed to have arisen from Tenant’s use of the ph Neutralization Tank in violation of the Lab System MWRA Permit until the expiration of the Term of the Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, claims and liability to the Massachusetts Water Resources Authority, and reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 7.5(m) shall survive the expiration or earlier termination of the Lease.

(n)
Landlord has installed a back-up generator at the Property (the “Generator”), with capacity for Tenant to connect its laboratory equipment load of up to 40kw (the “Tenant’s Generator Capacity”). Tenant shall be entitled to use, at any time during the Term, up to Tenant’s Generator Capacity of power from the Generator on a non-exclusive basis with other tenants in the Building; provided, however, in no event shall Tenant’s equipment connected to the Generator exceed four (4) watts per usable square foot of the Laboratory Portion of the Premises. Any back-up power needs of

Tenant in excess of Tenant’s Generator Capacity shall be Tenant’s responsibility, including Tenant’s laboratory equipment, and notwithstanding Landlord’s approval of Tenant’s Space Plan or Construction Documents in accordance with Exhibit D. Tenant shall reimburse Landlord for Tenant’s Laboratory Share of all costs, charges and expenses incurred by Landlord from time to time in connection with or arising out of the operation, use, maintenance, repair or refurbishment of the Generator, including, the costs for fuel, permitting, inspection and testing (collectively, “Generator Costs”); provided, however, that if the Generator is being used by other tenant(s) or occupant(s) of the Laboratory Portion of the Building at any time during the Term, then Tenant shall only be obligated to pay Tenant’s Occupied Laboratory Share of the Generator Costs. Landlord expressly disclaims any warranties with regard to the Generator or the installation thereof, including any warranty of merchantability or fitness for a particular purpose. Landlord shall maintain and repair the Generator so as to keep same in good working condition as part of Generator Costs, but shall not be liable for any failure to make any repairs or to perform any maintenance that is an obligation of Landlord unless such failure shall persist for an unreasonable time after Tenant provides Landlord with written notice of the need for such repairs or maintenance.

(o)
As part of the Laboratory Systems, Tenant shall be allowed to utilize up to Tenant’s Laboratory Share of space in the chemical storage room within the specified zone in the basement level of the Building (the “Chemical Storage Room”) for chemical storage. The Chemical Storage Room shall be designated by the Uniform Building Code (“UBC”) as a “B” occupancy area for the use and storage of Hazardous Materials. If the use of Hazardous Materials by Tenant requires fire control areas or chemical storage areas in excess of Tenant’s Laboratory Share, then Tenant shall, at its sole cost and expense and upon Landlord’s written request, establish and maintain a separate area of the Premises classified by the UBC as a “B” occupancy area for the use and storage of Hazardous Materials, or take such other action as is necessary to ensure that its share of the fire control areas or chemical storage areas of the Building is not greater than Tenant’s Laboratory Share. Notwithstanding anything in this Lease to the contrary, Landlord shall not have and expressly disclaims any liability (unless arising from Landlord's negligence or willful misconduct) related to Tenant’s or other tenants’ use or disposal of Hazardous Materials within the Chemical Storage Room, it being acknowledged by Tenant that Tenant and other tenants are best suited to evaluate the safety and efficacy of its Hazardous Materials usage and procedures in the Premises and in the Chemical Storage Room.

(p)
Tenant shall indemnify, save, defend (at Landlord’s option and with counsel reasonably acceptable to Landlord) and hold the Landlord Parties harmless from and against any and all claims, losses, cost, damages any liability or expense of whatever nature (“Claims”), including (a) diminution in value of the Property or any portion thereof, (b) damages for the loss or restriction on use of rentable or usable space or of any amenity of the Property, and (c) and (c) sums paid in settlement of Claims that arise during or after the Term as a result of Tenant’s improper use of any Laboratory Systems, the ph Neutralization Tank, the Chemical Storage Room or Generator. This indemnification by Tenant includes the reasonable costs incurred in connection with any investigation of site conditions or any clean-up, remediation, removal or restoration required by any governmental authority caused by Tenant’s improper use of the Laboratory Systems, ph Neutralization Tank, the Chemical Storage Room or Generator.

7.6
Interruption of Service.

(a)
Landlord reserves the right to curtail, suspend, interrupt and/or stop the supply of water, sewage, electrical current, cleaning, and other services, and to curtail, suspend, interrupt and/or stop use of entrances and/or lobbies serving access to the Building, or other portions of the Property, without thereby incurring any liability to Tenant, when necessary by reason of accident or emergency, or for repairs, alterations, replacements or improvements in the judgment of Landlord reasonably exercised desirable or necessary, or when prevented from supplying such services or use due to any act or neglect of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant or by Force Majeure, including, but not limited to, strikes, lockouts, difficulty in obtaining materials, accidents, laws or orders, or inability, by exercise of reasonable diligence, to obtain electricity, water, gas, steam, coal, oil or other suitable fuel or power. Except as otherwise set forth in Section 7.6(b) below, no diminution or abatement of rent or other compensation, nor any direct, indirect or consequential damages shall or will be claimed by Tenant as a result of, nor shall this Lease or any of the obligations of Tenant be affected or reduced by reason of, any such interruption, curtailment, suspension or stoppage in the furnishing of the foregoing services or use, irrespective of the cause thereof. Except as otherwise expressly provided in this Lease, the failure or omission on the part of Landlord to furnish any of the foregoing services or use as provided in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of Rent, nor to render the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. Notwithstanding anything herein to the contrary, in each instance of stoppage, Landlord shall exercise reasonable diligence to eliminate the cause thereof and, except in case of emergency repairs, Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof.

(b)
Notwithstanding the foregoing, if (i) an interruption or curtailment, suspension or stoppage of an Essential Service (as said term is hereinafter defined) shall occur, except if any of the same is due to any act or neglect of Tenant or Tenant’s agents employees, contractors or invitees or any person claiming by, through or under Tenant, or is an event which is covered by the provisions of Article 11 of this Lease (any such interruption of an Essential Service being hereinafter referred to as a “Service Interruption”), and (ii) such Service Interruption is within the reasonable control of Landlord to remedy (and Landlord is not impeded by reason of any Force Majeure), and

(iii) as a result of such Service Interruption, the Premises becomes untenantable so that for the Eligibility Period (as hereinafter defined) Tenant is unable to and does not in fact conduct its business in the affected portion of the Premises during the entirety of the Eligibility Period by reason of such untenantability, then there shall be an abatement of one day’s Basic Rent and Additional Rent (but not any of the Monthly Improvement Costs Payments) for each day during which such Service Interruption continues after the Eligibility Period until such date that the Premises or the affected portion thereof shall be rendered tenantable (or such earlier date, if any, as Tenant shall reoccupy the Premises or the affected portion thereof for the conduct of its business); provided, however, that if any part of the Premises is reasonably useable for Tenant’s normal business operations or if Tenant conducts all or any part of its operations in any portion of the Premises notwithstanding such Service Interruption, then the amount of each daily abatement of Basic Rent shall only be proportionate to the nature and extent of the interruption of Tenant’s normal operations or ability to use the Premises. For the purposes hereof, the “Eligibility Period” shall be defined as five (5) consecutive Business Days after Landlord’s receipt of written notice from Tenant of the condition causing untenantability in the Premises. For purposes hereof, the term “Essential Services” shall mean the following services in accordance with Landlord’s obligations under this Lease: passenger elevator service, water and sewer/septic service, HVAC, electricity and the Laboratory Systems. The remedies set forth in this Section 7.6(b) shall be Tenant’s sole remedy on account of a Service Interruption and this Section 7.6(b) shall not apply in the event of untenantability caused by fire or other casualty or taking (which shall be subject to the terms and conditions of Article 11 below). A Service Interruption will not be deemed to have occurred if Tenant introduces into the Premises personnel or equipment which overloads the capacity of the Building systems or in any other way interferes with any building system’s ability to perform its proper functions, including, without limitation, Tenant’s design, layout or occupancy level of the Premises in a manner which inhibits the HVAC system’s ability to perform properly in the manner designed.

7.7
Force Majeure. If either party shall be prevented or delayed from punctually performing any obligations or satisfying any condition under this Lease as a result of a Force Majeure event, then the time to perform such obligation to satisfy such condition shall be extended on a day for day basis for the period of the delay caused by such event; provided, however, that the party claiming the benefit of this provision shall, as a condition thereto, give notice to the other party in writing within ten (10) days of the incident specifying with particularity the nature thereof, the reason therefor, the date and time such incident occurred and a reasonable estimate of the period that such incident will delay the fulfillment of obligations contained herein. Failure to give such notice within the specified time shall render such delay invalid in extending the time for performing the obligations hereunder. This Section 7.7 and Force Majeure events shall expressly not apply to, excuse or postpone Tenant's obligation to pay any Base Rent, Additional Rent or other amounts payable by Tenant under this Lease, or Tenant’s obligations under the Lease to give notice with respect to any option explicitly set forth in this Lease, to surrender the Premises as and when required by this Lease, or to maintain insurance as required by this Lease.

ARTICLE 8 INTENTIONALLY OMITTED

ARTICLE 9

BUILDING OPERATING EXPENSES AND LABORATORY OPERATING EXPENSES

9.1
Definitions. “Operating Year” shall mean each calendar year all or any part of which falls within the Term, “Building Operating Expenses” shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, insuring, repair, maintenance and management of the Building and the Building’s allocable share of costs with respect to the Common Facilities of the Complex, including, without limitation, the costs and expenses set forth in Exhibit F attached hereto as Building Operating Expenses (but excluding the Laboratory Operating Expenses), and “Laboratory Operating Expenses” shall mean the aggregate costs and expenses incurred by Landlord with respect to the operation, administration, cleaning, insuring, repair, maintenance and management of the Laboratory Portion of the Building and the Laboratory Systems, including, without limitation, the costs and expenses set forth in Exhibit F attached hereto as Laboratory Operating Expenses (but excluding the Building Operating Expenses). If during any portion of the Operating Year for which Building Operating Expenses are being computed, less than ninety-five percent (95%) of the Building was occupied by tenants or Landlord was not supplying all tenants with the services being supplied under this Lease, actual Operating Expenses incurred shall be extrapolated reasonably by Landlord on an item by item basis to the estimated Building Operating Expenses that would have been incurred if the Building were at least ninety-five percent (95%) occupied for such Operating Year and such services were being supplied to all tenants, and such extrapolated amount shall, for the purposes hereof, be deemed to be the Building Operating Expenses for such Operating Year. Only those Operating Expenses that are affected by variation in occupancy levels shall be so “grossed-up”. In the event that the Laboratory Portion is less than fully occupied, or any tenants or occupants have elected not to use any of the Laboratory Systems during any portion of the Term, Tenant acknowledges that during such time, rather than allocating such expenses based on Tenant’s Laboratory Share, Landlord will allocate certain Laboratory Operating Expenses and charges to Tenant based on the ratio of the total rentable area of the Premises designed for laboratory use (as determined based on Tenant’s final as-built interior laboratory construction plans for the Premises approved by Landlord) to the total rentable area of the Laboratory Portion leased to tenants that are using that Laboratory System (“Tenant’s Occupied Laboratory Share”), as reasonably determined by Landlord. Landlord shall have the right to recalculate the Tenant’s Occupied Laboratory Share from time to time as occupancy of the Laboratory Portion changes. Except as expressly provided herein, or approved by Landlord, Tenant shall only be entitled to use Tenant’s Laboratory Share of the Laboratory Systems, regardless of whether Tenant is paying Tenant’s Occupied Laboratory Share or Pro Rata Share of Laboratory Portion of the costs thereof. If and to the extent the Property includes other buildings as part of a larger project or development, Landlord shall have the right to allocate to each building on the Property, including the Building, an equitable portion of the costs and expenses for the Common Facilities of the Property, in accordance with its good faith business judgment, and the allocable portion of such costs and expenses shall be included in Building Operating Expenses hereunder.

Landlord shall have the right, from time to time, to equitably allocate some or all of the Building Operating Expenses for the Building among different portions or occupants of the Building (the “Cost Pools”), in Landlord’s reasonable discretion. Such Cost Pools may include, but shall not be limited to, the office space tenants of the Building, the laboratory space tenants of the Building and the retail space tenants of the Building and Tenant’s Pro Rata Share of the Office Portion for any costs included in a Cost Pool shall be calculated on the basis of the ratio of the rentable square footage of the Premises to the rentable square footage of the portions of the Building included in such Cost Pool. If any space in the Building is converted from retail space to office space and/or laboratory space, as applicable, then the rentable area of the space in the

Building converted from retail space to office space and/or laboratory space, as applicable, shall be added to the denominator used to calculate Tenant’s Pro Rata Share of the Office Portion for the remaining portion of that calendar year and subsequent calendar years. Likewise if any space in the Building is converted from office space and/or laboratory space, as applicable, to retail space, then the rentable area of the space in the Building converted from office space and/or laboratory space, as applicable, to retail space shall be deducted from the denominator used to calculate Tenant’s Pro Rata Share of the Office Portion for the remainder of such calendar year and subsequent calendar years.

9.2
Tenant’s Payment of Operating Expenses.

(a)
From and after the Commencement Date, Tenant shall pay to Landlord, as Additional Rent:

(i)
an amount equal to (y) the Building Operating Expenses multiplied by (z) Tenant’s Pro Rata Share of the Office Portion, such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends; and

(ii)
an amount equal to (y) the Laboratory Operating Expenses multiplied by (z) Tenant’s Laboratory Share (or, if applicable per Section 9.1, Tenant’s Occupied Laboratory Share), such amount to be apportioned for any portion of an Operating Year in which the Commencement Date falls or the Term of this Lease ends.

(b)
Estimated payments by Tenant on account of Building Operating Expenses and Laboratory Operating Expenses shall be made on the first day of each and every calendar month during the Term of this Lease, in the fashion herein provided for the payment of Basic Rent. The monthly amount so to be paid to Landlord shall be sufficient to provide Landlord by the end of each Operating Year a sum equal to Tenant’s required payment, as reasonably estimated by Landlord from time to time during each Operating Year, on account of Building Operating Expenses and Laboratory Operating Expenses for such Operating Year. After the end of each Operating Year, Landlord shall submit to Tenant a reasonably detailed accounting of Building Operating Expenses and Laboratory Operating Expenses for such Operating Year, and Landlord shall certify to the accuracy thereof. If estimated payments theretofore made for such Operating Year by Tenant exceed Tenant’s required payment on account thereof for such Operating Year according to such statement, Landlord shall credit the amount of overpayment against subsequent obligations of Tenant with respect to Building Operating Expenses and Laboratory Operating Expenses (or promptly refund such overpayment if the Term of this Lease has ended and Tenant has no further obligation to Landlord); but if the required payments on account thereof for such Operating Year are greater than the estimated payments (if any) theretofore made on account thereof for such Operating Year, Tenant shall make payment to Landlord within thirty (30) days after being so advised by Landlord, and the obligation to make such payment for any period within the Term shall survive expiration of the Term.

(c)
Any such accounting by Landlord shall be binding and conclusive upon Tenant unless within one hundred twenty (120) days after Tenant's receipt of such accounting from Landlord Tenant shall notify Landlord that Tenant intends to undertake an audit of such of Landlord’s books as are directly relevant to the Building Operating Expenses and Laboratory Operating Expenses accounting for the Operating Year in question, provided and on condition that (i) there is then no uncured Event of Default under this Lease, (ii) Tenant has made all payments of Additional Rent billed or invoiced by Landlord as of the date of the audit, (iii) the audit is performed only by Tenant’s employees, internal accounting department or an independent certified public accounting firm or, commercial real estate broker or experienced operating expense review firm such as Cyberlease, all as reasonably approved by Landlord, and provided and on the express condition that such reviewer’s fee or other compensation is fixed by contract and is in no manner computed or determined based upon the results of the audit, (iv) both Tenant and its examiners execute and deliver to Landlord a commercially reasonable confidentiality agreement in form and substance reasonably acceptable to Landlord whereby such parties expressly agree to maintain the results of such audit in strict confidence (except disclosures to Tenant's officers, employees, attorneys, lenders, investors and/or as required by a court of competent jurisdiction) , and (v) such audit is commenced and completed and the results thereof delivered to Landlord within ninety (90) days following the date Landlord makes its books available to Tenant at Landlord's offices at the Boston Landing Project. If Tenant fails to timely deliver a dispute notice to Landlord, or fails to complete its audit and deliver the results thereof to Landlord within the applicable ninety (90) day period, then, in either of such events, Landlord’s accounting shall be binding and conclusive upon Tenant for all purposes of this Lease. If it is finally determined by such auditor or mutually agreed by the parties that Landlord has overstated the applicable Tenant’s Pro Rata Share of the Building Operating Expenses or Laboratory Operating Expenses, Landlord shall credit within thirty (30) days following such resolution the amount of such overstatement against the monthly installments of Additional Rent next due under this Lease (or refund within thirty (30) days following such resolution such amount to Tenant if the Term has ended and Tenant has no further obligations to Landlord under this Lease. If it is finally determined by mutual agreement or other legal proceeding that Landlord understated the Additional Rent payable by Tenant, then Landlord may invoice Tenant for any amount by which Tenant’s payments under this Section 9.2 was understated, which invoice shall be payable by Tenant within thirty (30) days after receipt of such invoice. In the event that it is determined by mutual agreement or legal proceeding that Landlord’s Building Operating Expenses or Laboratory Operating Expenses were overstated by more than five percent (5%), Landlord shall reimburse Tenant for its reasonable out of pocket audit costs (not to exceed $5,000.00).

ARTICLE 10

INDEMNITY AND PUBLIC LIABILITY INSURANCE

10.1
Indemnity.

(a)
Subject to the waiver of subrogation in Sections 10.5 and 15.3, except to the extent arising from the negligence or willful misconduct of Landlord or its

agents, employees or contractors, Tenant shall defend with counsel first reasonably approved by Landlord, save harmless, and indemnify Landlord and Landlord’s managing agent, beneficiaries, partners, members, shareholders, subsidiaries, officers, directors, agents, trustees and employees (“Landlord Parties”) from and against all, claims losses, cost, damages, any liability or expense of whatever nature arising from injury, loss, accident or damage to any person or property, to the extent arising from or claimed to have arisen (a) from any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in the Premises; (b) from the omission (where there is a duty to act), fault, willful act, negligence or other misconduct of Tenant or Tenant’s agents, employees, contractors, licensees or invitees, (c) in connection with Tenant’s use of the Premises or any business conducted therein or any work done or condition created in the Premises by Tenant, its agent, employees or contractors, or anyone claiming by, through or under Tenant, or (d) the failure of Tenant to perform and discharge its covenants and obligations under this Lease and, in any case, occurring after the Commencement Date (or such earlier date as of which Tenant takes possession of the Premises) until the expiration of the Term of this Lease and thereafter so long as Tenant is in occupancy of any part of the Premises. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 10.1(a) shall survive the expiration or earlier termination of this Lease.

(b)
Subject to the waiver of subrogation in Sections 10.5 and 15.3, except to the extent arising from the negligence or willful misconduct of Tenant or anyone claiming by, through or under Tenant (the “Tenant Parties”), from and against all claims of any third party arising from any accident, injury or damage whatsoever to any person, or to the property of any person, where such accident, damage or injury results or is claimed to have resulted from (i) the gross negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors, or (ii) if Landlord exercises its recapture rights pursuant to Section 6.5 of this Lease, any accident, injury or damage whatsoever to any person, or to the property of any person, occurring in the recaptured portion of the Premises after Tenant’s delivery of possession to Landlord, together with reasonable attorneys’ fees incurred in connection with each such claim or action brought thereon; provided, however, in no event shall this indemnity apply to the extent any such claim arises from the negligence or willful misconduct of Tenant or any of the Tenant Parties. This indemnity and hold harmless agreement shall include indemnity against all losses, costs, damages, expenses and liabilities incurred in or in connection with any such claim or any proceeding brought thereon, and the defense thereof, including, without limitation, reasonable attorneys’ fees and costs at both the trial and appellate levels. The provisions of this Section 10.1(b) shall survive the expiration or earlier termination of this Lease..

10.2
Tenant Insurance.

(a)
Tenant agrees to maintain, at Tenant’s expense, in full force from the date upon which Tenant first enters the Premises for any reason, throughout the Term of this Lease, and thereafter so long as Tenant is in occupancy of any part of the Premises,

(a) commercial general liability insurance providing coverage for bodily injury, property damage and personal/advertising injury. Such policy shall include broad form contractual liability, clinical trial liability insurance coverage (which clinical trial coverage can be placed on separate, stand-alone policy) in at least the amounts of the Initial General Liability Insurance specified in Section 1.1 or such greater amounts as Landlord in its reasonable discretion shall from time to time request, under which Tenant is named as an insured and Landlord, Landlord’s property manager, any Superior Mortgagee and Superior Lessor, and such other persons as Landlord reasonably may request are named as additional insureds to the General Liability policy, (b) special form (formerly known as “all-risk”) property insurance on a “replacement cost” basis, insuring Tenant’s Removable Property and any alterations, additions and improvements located from time to time in the Premises, whether made by Tenant pursuant to Article 5, Exhibit D or otherwise existing in the Premises as of the Commencement Date (such alterations, additions and improvements collectively the “Improvements”), (c) workers’ compensation insurance with statutory limits, (d) employer’s liability insurance with the following limits: bodily injury by disease per person $1,000,000.00; bodily injury by accident policy limit

$1,000,000.00; bodily injury by disease policy limit $1,000,000.00, (e) business automobile liability insurance including owned (if any), hired and non-owned automobiles, in an amount not less than One Million Dollars ($1,000,000) combined single limit per occurrence, (f) business interruption insurance insuring interruption or stoppage of Tenant’s business at the Premises for a period of not less than twelve (12) months, including leasehold interest coverage insuring Tenant’s ongoing lease obligations, and (g) umbrella or excess liability insurance with limits of $5,000,000 aggregate, providing coverage over and above the commercial general liability, employer’s liability and automobile insurance policies noted above. In addition, Tenant shall be required to maintain Pollution Legal Liability insurance with limits of not less than $1,000,000 per incident with a $2,000,000 policy aggregate and for a period of two (2) years thereafter, naming Landlord and the Landlord Parties as additional insureds. Such Pollution Legal Liability coverage shall (1) include bodily injury, sickness, disease, death or mental anguish or shock sustained by any person; property damage including physical injury to or destruction of tangible property including the resulting loss of use thereof, clean-up costs, and the loss of use of tangible property that has not been physically injured or destroyed; and defense costs, charges and expenses incurred in the investigation, adjustment or defense of claims for such compensatory damages, and (2) apply to both sudden and non- sudden pollution conditions including the discharge, dispersal, release or escape of smoke, vapors, soot, fumes, acids, alkalis, toxic chemicals, liquids or gases, waste materials or other irritants, contaminants or pollutants into or upon land, the atmosphere or any watercourse or body of water. Claims-made coverage is permitted, provided the policy retroactive date is continuously maintained prior to the Commencement Date of this Lease, and coverage is continuously maintained during all periods in which Tenant occupies the Premises.

(b)
Aggregate limits under Tenant’s commercial general liability and excess/umbrella liability policies set forth in Section 10.2 (a) shall apply on a “per location” basis via endorsement under each policy. Tenant’s insurance shall include appropriate endorsements providing that the insurance shall be primary to, and not contributory with any insurance carried by Landlord, whose insurance shall be considered excess only. Each policy required hereunder shall be non-cancelable and non-amendable with respect to Landlord and Landlord’s said designees without thirty (30) days’ prior notice, with the exception of cancellation for non-payment of premium which shall be ten

(10) day notice. The policies of insurance required to be maintained by Tenant hereunder shall be issued by companies domiciled in the United States and qualified and licensed to conduct business in the state in which the Property is located and shall be rated A:X or better in the most current issue of A.M Best’s Key Rating Guide (or any successor thereto). At all times during the Term, such insurance shall be maintained, and Tenant shall cause a current and valid certificate of such policies to be deposited with Landlord. If Tenant fails to have a current and valid certificate of such policies on deposit with Landlord at all times during the Term and such failure is not cured within three (3) Business Days following Tenant’s receipt of notice thereof from Landlord, Landlord shall have the right, but not the obligation, to obtain such an insurance policy, and Tenant shall be obligated to pay Landlord the amount of the premiums applicable to such insurance within ten (10) days after Tenant’s receipt of Landlord’s request for payment thereof. Tenant’s insurance policies shall not include deductibles in excess of Five Thousand Dollars ($5,000.00).

10.3
Tenant’s Risk. Tenant agrees to use and occupy the Premises and to use such other portions of the Property as Tenant is herein given the right to use at Tenant’s own risk. Landlord shall not be liable to Tenant, its employees, agents, invitees or contractors for any damage, injury, loss, compensation, or claim (including, but not limited to, claims for the interruption of or loss to Tenant’s business) based on, arising out of or resulting from any cause whatsoever, including, but not limited to, repairs to any portion of the Premises or the Property, any fire, robbery, theft, mysterious disappearance and/or any other crime or casualty, the actions of any other tenants of the Building or of any other person or persons, or any leakage in any part or portion of the Premises or the Building, or from water, rain or snow that may leak into, or flow from any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Building, unless due to the gross negligence or willful misconduct of Landlord or Landlord’s agents, contractors or employees. Any goods, property or personal effects stored or placed in or about the Premises shall be at the sole risk of Tenant, and neither Landlord nor Landlord’s insurers shall in any manner be held responsible therefor. Landlord shall not be responsible or liable to Tenant, or to those claiming by, through or under Tenant, for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connecting with the Premises or any part of the Property or otherwise. Notwithstanding the foregoing, and to the extent permitted by Law, Landlord shall not be released from liability for any injury, loss, damages or liability to the extent arising from any gross negligence or willful misconduct of Landlord, its servants, employees or agents acting within the scope of their authority on or about the Premises; provided, however, that in no event shall Landlord, its servants, employees or agents have any liability to Tenant based on any loss with respect to or interruption in the operation of Tenant’s business. The provisions of this Section 10.3 shall be applicable from and after the execution of this Lease and until the end of the Term of this Lease, and during any additional period as Tenant may use or be in occupancy of any part of the Premises or of the Building.

10.4
Landlord’s Insurance. Landlord shall maintain, as a part of Building Operating Expenses, special form property insurance on the Building in such amounts and subject to such deductibles as Landlord may reasonably determine. Such insurance shall be maintained with an insurance company selected by Landlord or a Superior Mortgagee, and payment for losses thereunder shall be made solely to Landlord subject to the rights of the Superior Mortgagee from time to time. Additionally, Landlord may maintain such additional insurance, including, without limitation, earthquake insurance, terrorism insurance, flood insurance, liability insurance and/or rent insurance, as Landlord may in its sole discretion elect. The cost of all such additional insurance shall also be part of the Building Operating Expenses. Any or all of Landlord’s insurance may be provided by blanket coverage maintained by Landlord or any affiliate of Landlord under its insurance program for its portfolio of properties or by Landlord’s or any affiliate of Landlord’s program of self-insurance, and in such event Building Operating Expenses shall include the portion of the reasonable cost of blanket insurance or self-insurance that is allocated to the Building. In no event shall any self-insurance costs or retentions be charged to Tenant, except that Landlord’s commercially reasonable deductible may be included in Building Operating Expenses.

10.5
Waiver of Subrogation Notwithstanding anything herein to the contrary, Landlord and Tenant each hereby waives any and all rights of recovery, claim, action, or cause of action against the other, its agents, employees, licensees, or invitees for any loss or damage to Property, Improvements or personal property (located at the Premises) of such party therein or thereon by reason of fire, the elements, or any other cause which is covered, or would have been covered, by the property insurance coverages required to be maintained by Landlord and Tenant, respectively, under this Lease, regardless of cause or origin, including omission of the other party hereto, its agents, employees, licensees, or invitees. Each party shall look to its respective insurance coverage, and its deductibles and self-insurance or self-insured retentions (which shall be deemed insurance coverage for purposes of this Section 10.5), for recovery of any insured property damage. Landlord and Tenant covenant that no insurer shall hold any right of subrogation against either of such parties with respect thereto. The parties hereto agree that any and all such property insurance policies required to be carried by either shall be endorsed with a subrogation clause, substantially as follows: “This insurance shall not be invalidated should the insured waive, in writing prior to a loss, any and all right of recovery against any party for loss occurring to the Complex described therein,” and shall provide that such party’s insurer waives any right of recovery against the other party in connection with any such loss or damage.

ARTICLE 11

FIRE, EMINENT DOMAIN, ETC.

11.1
Landlord’s Right of Termination. If the Premises or the Building are substantially damaged (the term “substantially damaged” meaning damage of such a character that the same cannot, in the ordinary course, reasonably be expected to be repaired within two hundred ten (210) days from the time that repair work would commence, as determined in good faith by Landlord's architect) by fire or other casualty (each, a “Casualty”), then Landlord shall have the right to terminate this Lease by giving notice of Landlord’s election so to do within ninety (90) days after the occurrence of such Casualty provided, however, that Landlord shall only be permitted to terminate this Lease on account of such damage if Landlord terminates the leases of at least 75% of the office tenants in the Building similarly affected by the casualty (where Landlord has a termination right thereunder). If Landlord exercises such termination right, this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established as the expiration date hereof. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from any Casualty.

11.2
Restoration; Tenant’s Right of Termination

(a)
If the Building or the Premises or any other improvements on or portions of the Complex including, without limitation, the Common Facilities shall be partially or totally damaged or destroyed by a Casualty and if this Lease is not terminated as provided in this Article 11, then (i) Landlord shall repair and restore the same to the condition prior to the Casualty, as applicable, (but excluding Tenant’s Removable Property and the Improvements) (the “Landlord’s Restoration Work”) with reasonable dispatch (but Landlord shall not be required to perform the same on an overtime or premium pay basis) after notice to Landlord of the Casualty and the collection of the insurance proceeds attributable to such Casualty, and (ii) Tenant shall repair and restore in accordance with Section 5.3 all of Tenant’s Removable Property and the Improvements to the condition prior to the Casualty (“Tenant’s Restoration Work”), with reasonable dispatch after the Casualty, following completion of Landlord’s Restoration Work. Notwithstanding anything to the contrary contained herein, if in Landlord’s sole discretion it would be appropriate for safety reasons, health reasons or the efficient operation or restoration of the Building or the Premises for Landlord to perform all or a portion of Tenant’s Restoration Work on behalf of Tenant, then (x) Landlord shall give Tenant a written notice specifying the portion of Tenant’s Restoration Work to be performed by Landlord (the “Specified Restoration Work”), (y) Landlord shall perform the Specified Restoration Work, and (z) Tenant shall pay to Landlord within ten (10) days following the giving of Landlord’s written demand therefor (or Landlord shall retain from the insurance proceeds paid to Landlord in accordance with the last sentence of this Section 11.2(a)) the cost of such Specified Restoration Work.

(b)
Landlord shall not carry any insurance on Tenant’s Removable Property or on the Improvements (including without limitation any of the Tenant Work performed in connection with this Lease other than the Landlord’s Work) that constitute part of Tenant’s Restoration Work and shall not be obligated to repair or replace Tenant’s Removable Property or such Improvements (whether or not installed by or at the expense of Landlord). Tenant shall look solely to its insurance for recovery of any damage to or loss of Tenant’s Removable Property and any Improvements. Tenant shall notify Landlord promptly of any casualty in the Premises.

(c)
Within ninety (90) days after the occurrence of any Casualty affecting the Premises or access thereto, Landlord shall deliver to Tenant a written estimate from a reputable contractor, architect or engineer designated by Landlord as to the probable length of time that will be necessary to substantially complete Landlord’s Restoration Work (“Estimated Completion Date”). If such time estimate exceeds nine

(9) months from the date that repair work would commence, Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after receipt of such estimate (time being of the essence with respect to the giving of such notice by Tenant). If Tenant is entitled pursuant to the terms of this Section 11.2(c) to terminate this Lease and Tenant fails to deliver a termination notice to Landlord within the thirty (30) day period set forth herein, Tenant will be deemed to have waived Tenant’s rights under this Section 11.2(c) to terminate the Lease on account of such Casualty. Notwithstanding the foregoing, in the event Landlord fails to complete Landlord’s Restoration Work within sixty (60) days following the Estimated Completion Date, subject to Force Majeure and any Tenant Delay, Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after Landlord’s failure to complete the Landlord’s Restoration Work by the date which is sixty (60) days following the Estimated Completion Date. The provisions of this Section are in lieu of any statutory termination provisions allowable in the event of a Casualty.

(d)
Except to the extent such damage by fire or other casualty is the result of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, if the Premises or the Building are substantially damaged by fire or other casualty, and this Lease is not otherwise terminated hereunder, and if Landlord’s Restoration Work shall not be substantially completed within ninety (90) days after the time period set forth in Landlord’s estimate for substantial completion of Landlord’s Restoration Work as described in Section 11.2(c), Tenant shall have the right to terminate this Lease by delivering at least thirty (30) days prior written notice to Landlord of such election which notice must be delivered within ten (10) Business Days after the expiration of such time period, provided, however, that if Landlord completes such restoration prior to the end of such thirty (30) day notice period, Tenant’s notice of termination shall be deemed rescinded, and this Lease shall continue in full force and effect. If Tenant is entitled pursuant to the terms of this paragraph (d) to terminate this Lease and Tenant fails to deliver a termination notice to Landlord within the ten (10) Business Day period set forth herein, Tenant will be deemed to have waived Tenant’s rights under this paragraph (d) to terminate the Lease on account of such Casualty.

(e)
If this Lease is terminated under any of the provisions of this Article 11 as a result of a Casualty, Landlord shall be entitled to retain for its benefit and Tenant shall promptly pay over to Landlord the proceeds of insurance maintained by Tenant on the Improvements after deducting only the amount Tenant’s out-of-pocket, third party unamortized cost to initially construct any Improvements first made after the Commencement Date in excess of the amount of the Landlord’s Contribution, with such amortization being done on a straight line basis over the initial Term of this Lease in accordance with GAAP. This Section 11.2 shall be deemed an express agreement governing any damage or destruction of the Premises by fire or other casualty, and any law providing for a contingency in the absence of an express agreement, now or hereafter in force, shall have no application.

11.3
Abatement of Rent. If the Premises is damaged by a Casualty, Basic Rent and Expense Charges payable by Tenant shall abate proportionately for the period from the date of such fire or other casualty until the earlier of (a) the date that Landlord substantially completes Landlord’s Restoration Work (provided that if Landlord would have completed Landlord’s Restoration Work at an earlier date but for Tenant having failed to cooperate with Landlord in effecting such Work or collecting insurance proceeds and such failure continued for more than two (2) Business Days after receipt by Tenant of notice thereof, then the Premises shall be deemed to have been repaired and restored on such earlier date and the abatement shall cease), or (b) the date Tenant or other occupant reoccupies any portion of the Premises for the conduct of business (in which case the Basic Rent and Expense Charges allocable to such reoccupied portion shall be payable by Tenant from the date of such occupancy). Notwithstanding the foregoing, if by reason of any act or omission by Tenant, any subtenant or any of their respective partners, directors, officers, servants, employees, agents or contractors, Landlord, or any Mortgagee shall be unable to collect all of the insurance proceeds (including, without limitation, rent insurance proceeds) applicable to the casualty and such act or omission is not cured within five (5) business days after written notice from Landlord, then, without prejudice to any other remedies which may be available against Tenant, there shall be no abatement of Basic Rent or of Expense Charges.

11.4
Eminent Domain

(a)
If the Premises shall be affected by any exercise of the power of eminent domain, Basic Rent, Expense Charges and all other charges payable by Tenant shall be justly and equitably abated and reduced according to the nature and extent of the loss of use thereof suffered by Tenant. In no event shall Landlord have any liability for damages to Tenant for inconvenience, annoyance or interruption of business arising from such exercise of the power of eminent domain.

(b)
If more than 25% of the Building is taken by any exercise of the right of eminent domain, then Landlord or Tenant shall have the right to terminate this Lease (even if Landlord’s entire interest in the Premises may have been divested) by giving notice of its election so to do within ninety (90) days after the occurrence of the effective date of such taking, whereupon this Lease shall terminate thirty (30) days after the date of such notice with the same force and effect as if such date were the date originally established for the expiration of the Term of this Lease.

(c)
If any part of the Premises is taken and such taking will prevent Tenant from conducting its business in the Premises in a manner reasonably comparable to that conducted immediately before such taking for a period of more than one hundred eighty (180) days, then Tenant may terminate this Lease as of the date of such taking by giving written notice to Landlord within thirty (30) days after the taking, and all Basic Rent, Expense Charges and all other charges payable by Tenant under this Lease shall be apportioned as of the date of such taking.

(d)
If this Lease shall not be terminated pursuant to Section 11.4(b), Landlord shall thereafter use due diligence to restore the Premises (excluding any Alterations made by Tenant pursuant to Section 5.3) to proper condition for Tenant’s use and occupation, provided that Landlord’s obligation shall be limited to the amount of compensation recoverable by Landlord from the taking authority. If, for any reason, such restoration shall not be substantially completed within six (6) months after the expiration of the ninety (90) day period referred to in Section 11.4(b) (which six month period may be extended for such periods of time as Landlord is prevented from proceeding with or completing such restoration for any cause beyond Landlord’s reasonable control, but in no event for more than an additional three (3) months), Tenant shall have the right to terminate this Lease by giving notice to Landlord thereof within thirty (30) days after the expiration of such period (as so extended). Upon the giving of such notice, this Lease shall cease and come to an end thirty (30) days after the giving of such notice, without further liability or obligation on the part of either party unless, within such thirty (30) day period, Landlord substantially completes such restoration. Such right of termination shall be Tenant’s sole and exclusive remedy at law or in equity for Landlord’s failure so to complete such restoration.

(e)
Landlord shall have and hereby reserves and excepts, and Tenant hereby grants and assigns to Landlord, all rights to recover for damages to the Property and the leasehold interest hereby created, and to compensation accrued or hereafter to accrue by reason of such taking, and by way of confirming the foregoing, Tenant hereby grants and assigns, and covenants with Landlord to grant and assign to Landlord, all rights to such damages or compensation, and covenants to deliver such further assignments and assurances thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for the value of any of Tenant’s Removable Property installed in the Premises by Tenant at Tenant’s expense and for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority.

ARTICLE 12 HOLDING OVER; SURRENDER

12.1
Holding Over. If Tenant or anyone claiming by, through or under Tenant shall remain in possession of all or any part of the Premises (which shall include Tenant’s failure to comply with Section 5.5(e) of this Lease or a failure by Tenant to remove any Tenant’s Removable Property or Alterations as required under this Lease) after the expiration or earlier termination of the Term of this Lease, such holding over shall be treated as a daily tenancy at sufferance at a Basic Rent equal to the greater of (i) the fair market rental rate for the Premises based upon the most recent comparable transactions for the Building and in transactions for comparable space on the same floor or above in Comparable Buildings, and (ii) (y) one hundred fifty percent (150%) of the Basic Rent in effect for the last rental period of the Term for the first thirty (30) days of Tenant’s holdover, then (z) two hundred percent (200%) of the Basic Rent in effect for the last rental period of the Term for the period following the first thirty (30) days of Tenant’s holdover, in all events plus Expense Charges and other Additional Rent herein provided (prorated on a daily basis). If any such holding over continues for more than thirty (30) days, then, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from all loss, costs and damages, direct and/or indirect, sustained by reason of any such holding over, including, without limitation, claims made by and loss of any succeeding tenant arising out of such failure to timely surrender possession in the condition required under this Lease. In all other respects, such holding over shall be on the terms and conditions set forth in this Lease as far as applicable (and excluding any extension, expansion or rights of first offer of tenant) in the Lease. Nothing contained in this Article 12 shall be construed as a consent by Landlord to any holding over by Tenant, and Landlord shall have the right to immediately terminate such holding over pursuant to applicable Law. The provisions of this Article 12 shall not be deemed to limit or constitute a waiver of any other rights or remedies of Landlord provided herein or at law.

12.2
Surrender of Premises. Upon the expiration or earlier termination of the Term of this Lease, Tenant shall promptly and peaceably quit and surrender to Landlord the Premises in neat and clean condition and in good order, condition and repair and consistent with Tenant’s obligations under this Lease including the Hazardous Materials surrender obligations of Section 5.5(e) of this Lease, together with all Alterations which may have been made or installed in, on or to the Premises prior to or during the Term of this Lease (except as otherwise expressly required pursuant to Section 5.3(e) above), excepting only ordinary wear and tear, and damage by fire or other casualty for which, under other provisions of this Lease Tenant has no responsibility to repair or restore, or as a consequence of the exercise of the power of eminent domain. Notwithstanding the foregoing, if this Lease has been terminated on account of a Casualty, Tenant will not be obligated to perform the Tenant’s Restoration Work so long as Tenant has paid the insurance proceeds to Landlord in accordance with Section 11.2(e) above. Tenant shall remove all of Tenant’s Removable Property, all signs installed by or on behalf of Tenant in or on the Premises and the Building, all lines and other wiring and cabling installed by Tenant prior to or during the Term. Tenant shall repair any damage to the Premises or the Building caused by such removal and restore the affected area to its condition prior to the installation thereof. Any Tenant’s Removable Property which shall remain in the Building or on the Premises after the expiration or termination of the Term of this Lease shall be deemed conclusively to have been abandoned, and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit, at Tenant’s sole cost and expense.

ARTICLE 13

RIGHTS OF MORTGAGEES; TRANSFER OF TITLE

13.1
Rights of Mortgagees or Ground Lessor.

(a)
This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or underlying leases of the Property and to all renewals, extensions, modifications and replacements thereof, and to all mortgages, deeds of trust or similar encumbrances which may now or hereafter affect the Property, whether or not such mortgages or other encumbrances shall also cover other lands and/or buildings, and to each and every advance made or hereafter to be made under such mortgages and other encumbrances, and to all renewals, modifications, replacements, extensions and consolidations of such mortgages and other encumbrances. This Section shall be self operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or other encumbrance or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is, at the time referred to, subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest at the time referred to, is herein called “Superior Lessor”; and any mortgage or other encumbrance to which this Lease is, at the time referred to, subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage, or its successor in interest at the time referred to, is herein called “Superior Mortgagee.” If any Superior Mortgagee, shall so elect, this Lease and the rights of Tenant hereunder, shall be superior in right to the rights of such holder, with the same force and effect as if this Lease had been executed, delivered and recorded, or a statutory notice hereof recorded, prior to the execution, delivery and recording of any such Superior Mortgage. The election of any such Superior Mortgagee shall become effective upon either notice from such Superior Mortgagee to Tenant in the same fashion as notices from Landlord to Tenant are to be given hereunder or by the recording in the appropriate registry or recorder’s office of an instrument in which the Superior Mortgagee subordinates its rights under such Superior Mortgage to this Lease.

(b)
If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”), Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Tenant waives the provisions of any law or regulation, now or hereafter in effect, which terminates or may give or purport to give Tenant any right to terminate or otherwise affect this Lease or the obligations of Tenant hereunder in the event that any such foreclosure, termination or other proceeding is filed, prosecuted or completed. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord shall not be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of fixed rent for more than one (1) month, which was not approved in writing by the Superior Lessor or the Superior Mortgagee thereto, (v) liable to the Tenant beyond the Successor Landlord’s interest in the Property and the rents, income, receipts, revenues, issues and profits issuing from such Property, (vi) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, (vii) liable for the payment of any improvement allowance or similar amount owing to Tenant on account of the performance of any alterations or leasehold improvements to the Premises or the Building, or (viii) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord.

(c)
Landlord shall use commercially reasonable efforts to deliver to Tenant a “Subordination, Non-Disturbance and Attornment Agreement” (“SNDA”) in the then customary form of such Superior Mortgagee or Superior Lessor with respect to any current or future future Superior Mortgages and Superior Leases. Landlord shall in no

event be required to expend any monies or commence or prosecute litigation or reject financing which is otherwise satisfactory to Landlord in order to deliver such an SNDA. Tenant may request customary and reasonable modifications to such SNDA from the Superior Mortgagee and Superior Lessor (as the case may be) except that Landlord’s obligations under this Section 13.1(c) shall be deemed fully satisfied when Landlord delivers an SNDA from its Superior Mortgagee or Superior Lessor, as applicable, on its standard form regardless of the acceptability to such Superior Mortgagee or Superior Lessor of Tenant’s requested modifications.

13.2
Assignment of Rents and Transfer of Title.

(a)
With reference to any assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to a Superior Mortgagee on property which includes the Premises, Tenant agrees that the execution thereof by Landlord, and the acceptance thereof by the Superior Mortgagee shall never be treated as an assumption by the Superior Mortgagee of any of the obligations of Landlord hereunder unless the Superior Mortgagee shall, by notice sent to Tenant, specifically otherwise elect and, except as aforesaid, the Superior Mortgagee shall be treated as having assumed Landlord’s obligations hereunder only upon foreclosure of the Superior Mortgage and the taking of possession of the Premises.

(b)
In no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in the Property back to the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder, but Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. In any such event, this Lease shall be subject and subordinate to the lease to such purchaser. For all purposes, such seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until Landlord’s position shall have been assumed by such purchaser-lessor.

(c)
Except as provided in paragraph (b) of this Section, in the event of any transfer of title to the Property by Landlord, Landlord shall thereafter be entirely freed and relieved from the performance and observance of all covenants and obligations hereunder arising from and after the date of such transfer, so long as any such transferee assumes in writing (or by operation of law) all of Landlord's obligations under this Lease.

13.3
Notice to Mortgagee. Tenant shall not seek to enforce any remedy it may have for any default on the part of Landlord without first giving any Superior Mortgagee and Superior Lessor (of which Tenant has been provided written notice including their notice addresses), as applicable, written notice by certified mail, return receipt requested, specifying the default in reasonable detail, and affording such Superior Mortgagee and Superior Lessor, as applicable, (i) an opportunity to perform Landlord’s obligations hereunder (but not less than thirty (30) days), or (ii) time to obtain possession of the mortgaged or leased estate and then to cure such default of Landlord, if such default cannot be cured without such Superior Mortgagee or Superior Lessor or taking possession of the mortgaged or leased estate, but not to exceed one hundred eighty (180)

days in the aggregate to obtain such possession and cure the Landlord default. The curing of any of Landlord’s defaults by a Superior Mortgagee or Superior Lessor shall be treated as performance by Landlord.

ARTICLE 14 DEFAULT; REMEDIES

14.1
Tenant’s Default.

(a)
If at any time subsequent to the date of this Lease any one or more of the following events (herein referred to as an “Event of Default”) shall occur:

(i)
Tenant shall fail to pay the Basic Rent, Expense Charges or any other Additional Rent hereunder when due and such failure shall continue for five (5) Business Days after written notice to Tenant from Landlord (except that such written notice shall only be required twice (i.e. two separate failures) in any twelve (12) month period, with any subsequent failure to pay such sums constituting an Event of Default unless paid within five (5) Business Days after the date due without need for an additional written notice); or

(ii)
Tenant shall neglect or fail to perform or observe any other covenant herein contained on Tenant’s part to be performed or observed and Tenant shall fail to remedy the same within thirty (30) days after notice to Tenant (or such shorter period for completing a cure for such default as may be required by applicable Laws or by virtue of an Emergency) specifying such neglect or failure, or if such failure is of such a nature that Tenant cannot reasonably remedy the same within such thirty (30) day period, Tenant shall fail to commence promptly (and in any event within such thirty (30) day period) to remedy the same and thereafter to diligently prosecute such remedy to completion with diligence and continuity (and in any event, within ninety (90) days after the notice described in this subparagraph (ii)), provided that (x) in no event shall Tenant have such additional period of time that would (A) subject Landlord or any Superior Lessor or any Superior Mortgagee to prosecution for a crime or any other fine or charge, or (B) subject the Property, or any part thereof, to any lien or encumbrance which is not removed or bonded within the time period required under this Lease, and (y) such written notice shall only be required twice in any twelve (12) month period, with any of the same subsequent performance default constituting an Event of Default unless cured within the period required under this Lease without need for an additional written notice); or

(iii)
Tenant’s leasehold interest in the Premises shall be taken on execution or by other process of law directed against Tenant; or

(iv)
If Tenant or any guarantor of this Lease shall (i) make an assignment for the benefit of creditors, (ii) acquiesce in a petition in any court in any bankruptcy, reorganization, composition, extension or insolvency proceedings, (iii) seek, consent to or acquiesce in the appointment of any trustee,

receiver or liquidator of Tenant or of any guarantor of this Lease or of all or any part of Tenant’s or such guarantor’s property, (iv) file a petition seeking an order for relief under the Title 11 of the United States Code, as now or hereafter amended or supplemented (the “Bankruptcy Code”), or by filing any petition under any other present or future federal, state or other statute or law for the same or similar relief, or (v) fail to win the dismissal, discontinuation or vacating of any involuntary bankruptcy proceeding filed under the Bankruptcy Code, or under any other present or future federal, state or other statute or law for the same or similar relief, within ninety (90) days after such proceeding is initiated; or

(v)
Any lien has been filed against the Property, or any portion thereof, as a result of work performed by or on behalf of Tenant (other than any work performed for Tenant by Landlord or its employees, agents or contractors), and Tenant fails, within 30 days after the lien is filed, either (1) to cause said lien to be removed from the Property, or (2) to furnish a bond sufficient to remove the lien or cause a title insurance endorsement to be issued with respect to such lien, which endorsement shall be satisfactory, in form and substance to Landlord, in Landlord’s sole and absolute discretion; or

(vi)
Tenant’s interest in the Premises shall be transferred without Landlord prior written consent, if so required, in violation of Article 6 hereof, and Tenant shall fail to remedy the same within fifteen (15) days after written notice to Tenant specifying such violation;

then in any such case Landlord may exercise any of Landlord’s rights or remedies available under this Lease, at law or in equity.

14.2
Landlord’s Remedies.

(a)
Upon the occurrence of an Event of Default, Landlord shall have the following remedies, in addition to any and all other rights and remedies available at Law or in equity or otherwise provided in this Lease, any one or more of which Landlord may resort to cumulatively, consecutively, or in the alternative:

(i)
Landlord may continue this Lease in full force and effect, and collect Rent and other charges as and when due, without prejudice to Landlord’s right to subsequently elect to terminate this Lease on account of such Event of Default;

(ii)
Landlord may terminate this Lease upon written notice to Tenant to such effect, in which event this Lease (and all of Tenant’s rights hereunder) shall immediately terminate, but such termination shall not affect those obligations of Tenant which are intended by their terms to survive the expiration or termination of this Lease, and Tenant shall remain liable for damages as hereinafter set forth in this Section 14.2. This Lease may also be terminated by a judgment specifically providing for termination;

(iii)
Landlord may terminate Tenant’s right of possession without terminating this Lease upon written notice to Tenant to such effect, in which event Tenant’s right of possession of the Premises shall immediately terminate, but this Lease shall continue subject to the effect of this Section 14.2;

(iv)
Landlord may, but shall not be obligated to, perform any defaulted obligation of Tenant, and to recover from Tenant, as Additional Rent, the costs incurred by Landlord in performing such obligation. Notwithstanding the foregoing, or any other notice and cure period set forth herein, Landlord may exercise its rights under this Section 14.2(a)(iv) without prior notice or upon shorter notice than otherwise required hereunder (and as may be reasonable under the circumstances) in the event of any one or more of the following circumstances is present: (i) there exists a reasonable risk of prosecution of Landlord unless such obligation is performed sooner than the stated cure period; (ii) there exists an Emergency arising out of the defaulted obligation; or (iii) the Tenant has failed to obtain insurance required by this Lease, or such insurance has been canceled by the insurer without being timely replaced by Tenant, as required herein; and

(v)
Landlord shall have the right to recover damages from Tenant, as set forth in this Section 14.2.

(b)
Upon any termination of this Lease or of Tenant’s right of possession, Landlord, at its sole election, may (i) re-enter the Premises, either by summary proceedings or other lawful proceedings and remove and dispossess Tenant and all other persons and any and all property from the same, as if this Lease had not been made, (ii) remove all property from the Premises and store the same in a public warehouse or elsewhere at Tenant’s expense, and/or (iii) deem such property to be abandoned, and, in such event, Landlord may dispose of such property at Tenant’s expense, free from any claim by Tenant or anyone claiming by, through or under Tenant. It shall not constitute a constructive or other termination of this Lease or Tenant’s right to possession if Landlord

(a) exercises its right to repair or maintain the Premises, (b) performs any unperformed obligations of Tenant, (c) stores or removes Tenant’s property from the Premises after Tenant’s dispossession, (d) attempts to relet, or, in fact, does relet, the Premises or (e) seeks the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease.

(c)
If this Lease shall have been terminated as provided in this Article, Tenant shall pay the Basic Rent, Expense Charges, Additional Rent and other sums payable hereunder up to the time of such termination, and thereafter Tenant, until the end of what would have been the Term of this Lease in the absence of such termination, and whether or not the Premises shall have been relet, shall be liable to Landlord for, and shall pay to Landlord, as liquidated current damages: the Basic Rent, Expense Charges, Additional Rent and other sums that would be payable hereunder if such termination had not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all actual expenses incurred by Landlord in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, attorneys’ fees, advertising, expenses of employees, alteration costs and expenses of preparation for such reletting. Tenant shall pay the portion of such current damages to Landlord monthly on the days which the Basic Rent would have been payable hereunder if this Lease had not been terminated.

(d)
At any time after termination of this Lease as provided in this Article, whether or not Landlord shall have collected any such current damages under (c) above, Landlord may elect to receive from Tenant, as liquidated final damages and in lieu of all such current damages with respect to the recovery of Rent, beyond the date of such demand, an amount equal to the excess, if any, of the then present value of the Basic Rent, Expense Charges, Additional Rent and other sums as hereinbefore provided which would be payable hereunder from the date of such demand assuming that, for the purposes of this paragraph, annual payments by Tenant on account of Taxes, Building Operating Expenses and Laboratory Operating Expenses would be the same as the payments required for the immediately preceding Operating or Tax Year plus a three percent (3%) annual increase per year for what would be the then unexpired Term of this Lease if the same remained in effect, over the then fair net rental value (inclusive of all such charges) of the Premises for the same period. In the computation of present value, a discount at the then market discount rate as reasonably determined by Landlord shall be employed.

(e)
In case of any Event of Default, re-entry, expiration and dispossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord or otherwise, for a term or terms which may at Landlord’s option be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term of this Lease and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to re-let the same and (ii) make such reasonable alterations, repairs and decorations in the Premises as Landlord considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Tenant, for itself and any and all persons claiming through or under Tenant, including its creditors, upon the termination of this Lease and of the term of this Lease in accordance with the terms hereof, or in the event of entry of judgment for the recovery of the possession of the Premises in any action or proceeding, or if Landlord shall enter the Premises by process of law or otherwise, hereby waives any right of redemption provided or permitted by any statute, law or decision now or hereafter in force, and does hereby waive, surrender and give up all rights or privileges which it or they may or might have under and by reason of any present or future law or decision, to redeem the Premises or for a continuation of this Lease for the term of this Lease hereby demised after having been dispossessed or ejected therefrom by process of law, or otherwise.

(f)
In addition to any other remedies under this Article 14, Tenant shall immediately become liable to Landlord for all damages proximately caused by Tenant’s breach of its obligations under this Lease, including all actual costs Landlord incurs in reletting (or attempting to relet) the Premises or any part thereof, including, without limitation, brokers’ commissions, expenses of cleaning, altering and preparing the Premises for new tenants, legal fees and all other like expenses properly chargeable against the Premises and the rental received therefrom and like costs, provided that nothing set forth in this Section 14.2(f) shall be construed to impose upon Landlord any obligation to relet the Premises or to mitigate its damages hereunder, except to the extent expressly required under applicable Law or as expressly set forth in this Section 14.2(f). If Landlord does elect to relet the Premises (or any portion thereof), such reletting may be for a period shorter or longer than the remaining Term, and upon such terms and conditions as Landlord deems appropriate, in its sole and absolute discretion, and Tenant shall have no interest in any sums collected by Landlord in connection with such reletting except to the extent expressly set forth herein. If the Premises or any part thereof shall be relet in combination with any other space, then proper apportionment on a per-square foot basis shall be made of the rent received from such reletting and of the expenses of such reletting. If Landlord shall succeed in reletting the Premises during the period in which Tenant is paying monthly rent damages as described in Section 14.2(c), Landlord shall credit Tenant with the net rents collected by Landlord from such reletting, after first deducting from the gross rents, as and when collected by Landlord, (A) all actual expenses incurred or paid by Landlord in collecting such rents, and (B) any theretofore unrecovered costs associated with the termination of this Lease or Landlord’s reentry into the Premises, including any theretofore unrecovered expenses of reletting or other damages payable hereunder. If the Premises or any portion thereof be relet by Landlord for the unexpired portion of the Term before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, constitute the fair and reasonable rental value for the Premises, or part thereof, so relet for the term of the reletting. Landlord shall not be liable in any way whatsoever for its failure or refusal to relet the Premises or, if the Premises or any part are relet, for its failure to collect the rent under such reletting, and no such refusal or failure to relet or failure to collect rent shall release or affect Tenant’s liability for damages or otherwise under this Lease. The foregoing notwithstanding, in the event of termination of this Lease or repossession of the Premises after an Event of Default of Tenant, and provided Tenant has cooperated with Landlord in timely surrendering of possession of the Premises as required herein after such termination or repossession, Landlord agrees to use commercially reasonable efforts to mitigate its damages hereunder, provided, however, Landlord’s obligation to use commercially reasonable efforts to mitigate its damages shall be deemed satisfied by Landlord’s marketing of the Premises in a manner substantially similar to the manner in which Landlord markets other premises within the Building, and provided further, that Landlord shall not be obligated to show preference for reletting the Premises over any other vacant space in the Building, to lease any space while Landlord is assembling such space as part of a block of space for lease, or to lease the Premises for a rental less than the current fair market rent then prevailing for comparable laboratory space in Comparable Buildings.

(g)
If the trustee or the debtor in possession assumes the Lease under applicable bankruptcy law, it may assume and assign its interest in this Lease only if the proposed assignee first provides Landlord with (1) notice of such proposed assignment, setting forth (i) the name and address of the proposed assignee, its proposed use of the Premises, reasonably detailed character and financial references for such person (including its most recent balance sheet and income statements certified by its chief financial officer or, if available, a certified public accountant) and any other information reasonably requested by Landlord, and (ii) all of the terms and conditions of such offer, shall be given

to Landlord by Tenant or such trustee no later than twenty (20) days after receipt by Tenant or such trustee of such offer, but in any event no later than ten (10) days prior to the date that Tenant or such trustee shall make application to a court of competent jurisdiction for authority and approval to assume this Lease and enter into such assignment; (2) Adequate Assurance of Future Performance (as hereinafter defined) of all of Tenant’s obligations under this Lease, and (3) Landlord determines, in the exercise of its reasonable business judgment, that the assignment of this Lease will not breach any other lease, or any mortgage, financing agreement, or other agreement relating to the Property by which Landlord or the Property is then bound (and Landlord shall not be required to obtain consents or waivers from any third party required under any lease, mortgage, financing agreement, or other such agreement by which Landlord is then bound). Landlord shall have the option, to be exercised by notice to Tenant or such trustee given at any time prior to the date the application is filed for court approval of the assumption and assignment of this Lease to the proposed assignee, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such proposed assignee, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.

(h)
For purposes only of paragraph (g) above, and in addition to any other requirements under the Bankruptcy Code, any future federal bankruptcy law and applicable case law, “Adequate Assurance of Future Performance” means at least the satisfaction of the following conditions, which Landlord and Tenant acknowledge to be commercially reasonable:

(i)
the proposed assignee submitting a current financial statement, audited by a certified public accountant, that allows a net worth and working capital in amounts determined in the reasonable business judgment of Landlord to be sufficient to assure the future performance by the assignee of Tenant’s obligation under this Lease; and

(ii)
if requested by Landlord in the exercise of its reasonable business judgment, the proposed assignee obtaining a guarantee (in form and substance satisfactory to Landlord) from one or more persons who satisfy Landlord’s standards of creditworthiness; and

(iii)
the proposed assignee is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the Property, the assignee’s tenancy is of the same quality as other tenants at the Property, and the purposes for which the proposed assignee intends to use the Premises are uses expressly permitted by and not prohibited by this Lease or prohibited by any other lease at the Property.

14.3
Additional Rent. If Tenant shall fail to pay when due any sums under this Lease designated as an Operating Expense Charge or other Additional Rent, Landlord shall have the same rights and remedies as Landlord has hereunder for failure to pay Basic Rent.

14.4
Remedying Defaults. Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to perform any of the provisions of this Lease which failure continues beyond any applicable notice and cure periods, and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand all such sums, together with interest thereon at the Default Interest Rate, as Additional Rent.

14.5
Remedies Cumulative. The specified remedies to which Landlord may resort hereunder are not intended to be exclusive of any remedies or means of redress to which Landlord may at any time be entitled lawfully, and Landlord may invoke any remedy (including the remedy of specific performance) allowed at law or in equity as if specific remedies were not herein provided for.

14.6
Litigation Costs. In the event of litigation or other legal proceeding between Landlord and Tenant relating to the provisions of this Lease or Tenant’s occupancy of the Premises, the losing party shall, upon demand, reimburse the prevailing party for its reasonable costs of prosecuting and/or defending such proceeding (including, without limitation, reasonable attorneys’ fees).

14.7
Waiver.

(a)
Failure on the part of Landlord or Tenant to complain of any action or non-action on the part of the other, no matter how long the same may continue, shall never be a waiver by Tenant or Landlord, respectively, of any of the other’s rights hereunder. Further, no waiver at any time of any of the provisions hereof by Landlord or Tenant shall be construed as a waiver of any of the other provisions hereof, and a waiver at any time of any of the provisions hereof shall not be construed as a waiver at any subsequent time of the same provisions. The consent or approval of Landlord or Tenant to or of any action by the other requiring such consent or approval shall not be construed to waive or render unnecessary Landlord’s or Tenant’s consent or approval to or of any subsequent similar act by the other.

(b)
Any waiver by Landlord or Tenant of any provisions of this Lease must be in a writing signed by Landlord or Tenant, as applicable. In addition, Landlord’s acceptance of any payment from Tenant after a termination of this Lease due to an Event of Default by Tenant shall not have the effect of reinstating this Lease, nor estop Landlord from exercising any of the rights and remedies granted to Landlord hereunder arising out of such Event of Default. No payment by Tenant or acceptance by Landlord of a lesser amount than the Basic Rent, Expense Charges, Additional Rent and other sums due hereunder shall be deemed to be other than on account of the total amount due from Tenant to Landlord, to be applied in such order as Landlord deems appropriate. In no event shall any endorsement or statement on any check or accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Basic Rent, Expense Charges, Additional Rent or other sum and to pursue any other remedy provided in this Lease.

14.8
Security Deposit.

(a)
Simultaneously with the execution of this Lease by Tenant, Tenant shall deliver to Landlord, and Tenant shall maintain in effect at all times during the Initial Term, as security for the full and faithful performance and observance by Tenant of Tenant’s covenants and obligations under this Lease, an unconditional, irrevocable, “clean” letter of credit in the amount set forth in Section 1.1 hereof and substantially in the form annexed hereto as Exhibit H or other form reasonably approved by Landlord and otherwise reasonably satisfactory to Landlord and issued by a banking corporation reasonably satisfactory to Landlord and either having its principal place of business or a duly licensed branch or agency in Boston, MA. Such letter of credit shall have an expiration date no earlier than the first anniversary of the date of issuance thereof and shall be automatically renewed from year to year unless terminated by the issuer thereof by notice to Landlord given not less than forty-five (45) days prior to the expiration thereof. Tenant shall, throughout the Initial Term of this Lease, deliver to Landlord, in the event of the termination of any such letter of credit, replacement letters of credit in lieu thereof (each such letter of credit and such extensions or replacements thereof, as the case may be, is hereinafter referred to as a “Letter of Credit”) no later than 30 days prior to the expiration date of the preceding Letter of Credit. The term of each such Letter of Credit shall be not less than one year and shall be automatically renewable from year to year as aforesaid. Notwithstanding the foregoing, if Landlord shall elect, in its sole discretion, to accept a Letter of Credit which is subject to a final expiration date, Tenant shall deliver a replacement of or amendment to such Letter of Credit no later than thirty (30) days prior to such final expiration date, and the final Letter of Credit delivered to Landlord pursuant to this Section 14.8 shall have a final expiration date occurring not earlier than sixty (60) days following the expiration date of this Lease. If Tenant shall fail to obtain any replacement of or amendment to a Letter of Credit within any of the applicable time limits set forth in this Section 14.8, Tenant shall be in default of its obligations under this Section 14.8 and Landlord shall have the right (but not the obligation), at its option, to draw down the full amount of the existing Letter of Credit and use, apply and retain the same as security hereunder, and notwithstanding such draw by Landlord, Landlord shall have the right (but not the obligation), at its option, to give written notice to Tenant stating that such failure by Tenant to deliver such replacement of or amendment to the Letter of Credit constitutes a continuing default by Tenant of its obligations under this Section 14.8, and in the event that Tenant shall not have delivered such replacement or amendment to Landlord within fifteen (15) Business Days after Tenant’s receipt of such notice, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days unless Tenant shall have delivered such replacement of or amendment to the Letter of Credit during such five (5) day period, this Lease and the term and estate hereby granted, whether or not the Initial Term shall theretofore have commenced, shall terminate with the same effect as if that day was the day herein definitely fixed for the end and expiration of this Lease, but Tenant shall remain liable for damages as provided in this Article 14. Upon delivery to Landlord of any such replacement of or amendment to the Letter of Credit within the fifteen (15) Business Day period described in the preceding sentence, such default shall be deemed cured and Landlord shall return to Tenant the proceeds of the Letter of Credit which had been drawn

by Landlord pursuant to the preceding sentence (or any balance thereof to which Tenant is entitled).

(b)
In the event Tenant defaults in respect of the full and prompt payment and performance of any of the terms, provisions, covenants and conditions of this Lease beyond applicable notice (the delivery of which shall not be required for purposes of this Section 14.8 if Landlord is prevented or prohibited from delivering the same under applicable law, including, but not limited to, all applicable bankruptcy and insolvency law) and the expiration of any applicable cure periods (except that no notice and cure period shall be required for purposes of this Section 14.8 with respect to any default by Tenant hereunder if, at the time of such default, any of the events set forth in Section 14.8(b)(iv) shall have occurred with or without the acquiescence of Tenant), including, but not limited to, the payment of Basic Rent and Expense Charges, Landlord may, at its election, (but shall not be obligated to) draw down the entire Letter of Credit or any portion thereof and use, apply or retain the whole or any part of the security represented by the Letter of Credit to the extent required for the payment of: (i) Basic Rent, Expense Charges or any other sum as to which Tenant is in default, (ii) any sum which Landlord may expend or may be required to expend by reason of Tenant’s default in respect of any of the terms, provisions, covenants, and conditions of this Lease, including but not limited to, any reletting costs or expenses (including, without limitation, any free rent, tenant improvement allowance, leasing commissions, attorneys’ fees, costs and expenses, and other fees, costs and expenses relating to the reletting of all or any portion of the Premises), (iii) any damages or deficiency in the reletting of the Premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by Landlord, or (iv) any damages awarded to Landlord in accordance with the terms and conditions of this Article 14 hereof, it being understood that any use of the whole or any part of the security represented by the Letter of Credit shall not constitute a bar or defense to any of Landlord’s other remedies under this Lease or any Law, including but not limited to Landlord’s right to assert a claim against Tenant under 11 U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code. To insure that Landlord may utilize the security represented by the Letter of Credit in the manner, for the purpose, and to the extent provided in this Section 14.8, each Letter of Credit shall provide that the full amount or any portion thereof may be drawn down by Landlord upon the presentation to the issuing bank (or the advising bank, if applicable) of Landlord’s draft drawn on the issuing bank without accompanying memoranda or statement of beneficiary. In no event shall the Letter of Credit require Landlord to submit evidence to the issuing (or advising) bank of the truth or accuracy of any such written statement and in no event shall the issuing bank or Tenant have the right to dispute the truth or accuracy of any such statement nor shall the issuing (or advising) bank have the right to review the applicable provisions of the Lease. In no event and under no circumstance shall the draw down on or use of any amounts under the Letter of Credit constitute a basis or defense to the exercise of any other of Landlord’s rights and remedies under this Lease or under any Law, including, but not limited to, Landlord’s right to assert a claim against Tenant under 11

U.S.C. §502(b)(6) or any other provision of Title 11 of the United States Code.

(c)
In the event Tenant defaults in respect of any of the terms, provisions, covenants or conditions of this Lease beyond notice (the delivery of which shall not be required for purposes of this Section 14.8 if Landlord is prevented or prohibited from delivering the same under applicable law, including, but not limited to, all applicable bankruptcy and insolvency law) and the expiration of any applicable cure periods (except no notice and cure period shall be required for purposes of this

Section 14.8 with respect to any default by Tenant hereunder if, at the time of such default, any of the events set forth in Section 14.8(b)(iv) shall have occurred with or without the acquiescence of Tenant) and Landlord utilizes all or any part of the security represented by the Letter of Credit but does not terminate this Lease as provided in this Article 14 hereof, Landlord may, in addition to exercising its rights as provided in paragraph (b) hereof, retain the unapplied and unused balance of the portion of the Letter of Credit drawn down by Landlord (herein called the “Cash Security”) as security for the faithful performance and observance by Tenant thereafter of the terms, provisions, and conditions of this Lease, and may use, apply, or retain the whole or any part of said Cash Security to the extent required for payment of Basic Rent, Additional Rent or any other sum as to which Tenant is in default (beyond applicable notice and cure periods) or for any sum which Landlord may expend or be required to expend by reason of Tenant’s default in respect of any of the terms, covenants, and conditions of this Lease. In the event Landlord uses, applies or retains any portion or all of the security represented by the Letter of Credit, Tenant shall forthwith restore the amount so used, applied or retained (at Landlord’s option, either by the deposit with Landlord of cash or the provision of a replacement Letter of Credit) so that at all times the amount of the security represented by the Letter of Credit and the Cash Security (if any) shall be not less than the security required by Section 1.1 hereof, failing which Tenant shall be in default of its obligations under this Section 14.8 and Landlord shall have the same rights and remedies as for the non-payment of Basic Rent beyond the applicable grace period, unless Tenant shall have restored the Letter of Credit as set forth in this Section 14.8(c) within five (5) days following Landlord’s written demand for such restoration.

(d)
In addition to and without limitation of Landlord’s other rights under this Section 14.8, if at any time during the Term of the Lease (as the same may be extended), Landlord reasonably determines that the financial condition of the issuer of the then current Letter of Credit is such that Landlord’s ability to draw upon the Letter of Credit is, or in the future may be, impaired, restricted, refused or otherwise adversely affected, then Tenant shall, within 10 Business Days of Landlord’s written request to Tenant, then Landlord may immediately draw upon the Letter of Credit as provided in Section 14.8 and use, apply and retain the same as Cash Security hereunder and Landlord shall have the right, by giving Tenant written notice of such requirement, to require that Tenant obtain from a new issuer a replacement Letter of Credit, which issuer and replacement Letter of Credit shall both comply in all respects with the requirements of this Section 14.8. In the event that Tenant shall not have delivered to Landlord a replacement Letter of Credit complying with all of the requirements of this Section 14.8 within ten

(10) days after Tenant’s receipt of such notice, Landlord shall have the right (but not the obligation), at its option, to give written notice to Tenant stating that such failure constitutes a continuing and immediate Default of Tenant under this Lease without any additional notice or cure period applicable thereto, and Landlord shall have the right to exercise all rights and remedies available to Landlord under this Lease or at Law and in equity with respect to such Default of Tenant.

(e)
If Tenant shall fully and faithfully comply with all of Tenant’s covenants and obligations under this Lease, the Letter of Credit and the Cash Security (if any) shall be returned to Tenant within sixty (60) days after the date fixed as the end of this Lease and after delivery to Landlord of entire possession of the Premises; provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. In the event of any sale, transfer or leasing of Landlord’s interest in the Building whether or not in connection with a sale, transfer or leasing of the Land to a vendee, transferee or lessee, Landlord shall have the right to transfer the Letter of Credit and the Cash Security (if any) to the vendee, transferee or lessee or, in the alternative, to require Tenant to deliver a replacement Letter of Credit or appropriate amendment to the Letter of Credit naming the new landlord as beneficiary, and, upon delivery by Tenant of a replacement Letter of Credit, if applicable, Landlord shall return the existing Letter of Credit to Tenant. Upon such transfer or return of the Letter of Credit and the Cash Security (if any), Landlord shall thereupon be released by Tenant from all liability for the return thereof, and Tenant shall look solely to the new landlord for the return of the same. The provisions of the preceding sentence shall apply to every subsequent sale, transfer or leasing of the Building, and any successor of Landlord may, upon a sale, transfer, leasing or other cessation of the interest of such successors in the Building, whether in whole or in part, transfer the Letter of Credit and the Cash Security (if any) to any vendee, transferee or lessee of the Building (or require Tenant to deliver a replacement Letter of Credit as hereinabove set forth) and shall thereupon be relieved of all liability with respect thereto. If Tenant shall fail to timely deliver a replacement Letter of Credit, as required by Landlord, Tenant shall be in default of its obligations under this Section 14.8 and Landlord shall have the right (but not the obligation), at its option, to draw down the existing Letter of Credit and retain the proceeds as Cash Security hereunder until a replacement Letter of Credit is delivered, and notwithstanding such draw by Landlord, Landlord shall have the right (but not the obligation), at its option, to give written notice to Tenant stating that such failure by Tenant to deliver such replacement Letter of Credit constitutes a continuing default by Tenant of its obligations under this Section 14.8, and in the event that Tenant shall not have delivered such replacement to Landlord within fifteen (15) Business Days after Tenant’s receipt of such notice, Landlord may give to Tenant a notice of intention to end the term of this Lease at the expiration of five (5) days from the date of the service of such notice of intention, and upon the expiration of said five (5) days this Lease and the term and estate hereby granted shall terminate in accordance with the provisions of paragraph

(a) of this Section 14.8. Upon delivery to Landlord of any such replacement Letter of Credit within the fifteen (15) Business Day period described in the preceding sentence, such default shall be deemed cured and Landlord shall return to Tenant the proceeds of the Letter of Credit which had been drawn by Landlord pursuant to the preceding sentence (or any balance thereof to which Tenant is entitled). Landlord and Tenant hereby agree that, in connection with the transfer by Landlord or its successors or assigns hereunder of Landlord’s interest in the Letter of Credit, Tenant shall be solely liable to pay any transfer commission and other costs charged by the issuing bank in connection with any such transfer of the Letter of Credit, as Expense Charges hereunder, upon Landlord’s demand therefor. Except in connection with a permitted assignment of this Lease, Tenant shall not assign or encumber or attempt to assign or encumber the security represented by the Letter of Credit, and neither Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. In any event, in the absence of evidence satisfactory to Landlord of an assignment of the right to receive the security represented by the Letter of Credit, Landlord may return the Letter of Credit to the original Tenant regardless of one or more assignments of this Lease.

(f)
Neither the Letter of Credit, any proceeds therefrom or the Cash Security, if any, shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord’s damages or constitute a bar or defense to any of the Landlord’s other remedies under this Lease or at law or in equity upon Tenant’s default.

(g)
As a material inducement to Landlord to enter into this Lease, Tenant hereby acknowledges and agrees that the Letter of Credit and the proceeds thereof (including, without limitation any Cash Security created by the draw down of all or any portion of the Letter of Credit) and the obligation to make available or pay to Landlord all or a portion thereof in satisfaction of any obligation of Tenant under this Lease, shall be deemed third-party obligations and not the obligation of Tenant hereunder and, accordingly, (A) shall not be subject to any limitation on damages contained in Section 502(b)(6) of Title 11 of the United States Code or any other limitation on damages that may apply under any federal, state or local law, rule or regulation in connection with a bankruptcy, insolvency or other similar proceeding by, against or on behalf of Tenant, (B) shall not diminish or be offset against any amounts that Landlord would be able to claim against Tenant pursuant to 11 U.S.C. §502(b)(6) as if no Letter of Credit existed, and (C) may be relied on by Landlord in the event of an assignment of this Lease that is not expressly permitted in accordance with the terms of this Lease even if such assignment has been authorized and approved by a court exercising jurisdiction in connection with a bankruptcy, insolvency or other similar proceeding by, against or on behalf of Tenant.

14.9
Landlord’s Default.

(a)
Subject to the provisions of Section 14.6(b) below, Landlord shall in no event be in default in the performance of any of Landlord’s obligations hereunder unless and until Landlord shall have failed to perform such obligations within thirty (30) days, or such additional time as is commercially reasonably required to correct any such default, after written notice by Tenant to Landlord properly specifying wherein Landlord has failed to perform any such obligation. Except as otherwise expressly set forth in this Lease, Tenant shall not assert any right to deduct the cost of repairs or any monetary claim against the Landlord from rent thereafter due and payable, but shall look solely to the Landlord for satisfaction of such claim.

(b)
If Landlord fails to provide any services, perform any repairs or maintenance, or perform any other obligation expressly required of Landlord under the terms of this Lease (excluding any services, repairs or obligations which Landlord is unable, despite the exercise of reasonable and diligent efforts, to perform due to Force Majeure and Tenant would be similarly affected thereby), which failure materially, adversely affects Tenant’s ability to occupy or operate its business in any portion of the

Premises, and Landlord fails to commence to take corrective action within ten (10) days after written notice from Tenant (or within three (3) Business Days in the event Tenant is unable to conduct business in any portion of the Premises as a result of such failure), or if Landlord timely commences such corrective action but thereafter fails to diligently complete such action, then Tenant, without limiting any other remedies of Tenant, may, after five (5) additional Business Days’ prior written notice given to Landlord, any Mortgagees of Landlord of which Tenant has written notice of, which notice indicates in bold, capitalized text that “IF LANDLORD FAILS TO COMMENCE PERFORMANCE WITHIN 5 BUSINESS DAYS’ AFTER RECEIPT, TENANT MAY PROCEED TO EXERCISE TENANT’S SELF HELP RIGHTS UNDER

SECTION 14.9(b) OF THE LEASE,” and if Landlord fails to commence such curative action within such five (5) Business Day period and thereafter diligently pursue such curative action to completion, then Tenant may make such reasonable repairs or perform such services. Landlord shall reimburse Tenant for all out-of-pocket costs reasonably incurred in connection with such repairs or services completed by Tenant hereunder, together with interest thereon at a rate equal to the lesser of (i) a rate equal to 2% plus the prime rate published from time to time in The Wall Street Journal or its successor publication and (ii) the highest rate permitted to be charged by applicable Law, within fifteen (15) days after submission by Tenant to Landlord of a statement of such costs together with invoices and other reasonable supporting documentation . If Landlord fails to pay such sum to Tenant within thirty (30) days after receipt of invoices and documentation of such expenditures from Tenant, then Tenant may, after five (5) additional Business Days’ prior written notice (an “Offset Notice”) given to Landlord which notice indicates in bold, capitalized text that “THIS IS A TIME SENSITIVE OFFSET NOTICE AND LANDLORD SHALL BE DEEMED TO ACCEPT SUCH OFFSET IF IT FAILS TO RESPOND TO THIS SECOND REQUEST FOR DISBURSEMENT WITHIN FIVE (5) BUSINESS DAYS AFTER RECEIPT,” and, if

Landlord fails within five (5) Business Days after receipt of such Offset Notice, to either

(i) send Tenant written notice which disputes in good faith that the specified payment (or portion thereof) is due from Landlord (a “Landlord’s Dispute Notice”) and setting forth with reasonable particularity Landlord’s reasons for its claim that Landlord was not in default of its obligations and/or such action did not have to be taken by Tenant pursuant to the terms of the Lease and/or that the charges are unnecessary or excessive (in which case Landlord shall pay the amount it contends would not have been unnecessary or excessive), or (ii) disburse the amount of the payment referenced in the Offset Notice, then Tenant shall have the right to have such unpaid amount, together with interest thereon at the Interest Rate, credited against the next installment(s) of Rent thereafter due under this Lease, up to a maximum monthly offset of twenty-five percent (25%) of the amount of each such payment of monthly Rent. Tenant’s self-help rights under this Section 14.9(b) may be exercised only with respect to conditions actually existing within the Premises and, provided and only so long as essential services (including access) to other tenants in the Building are not interrupted or adversely affected, the Building Systems serving the Premises (and in any event not adversely affecting the Building Structure). In the event Landlord delivers a Landlord’s Dispute Notice to Tenant, Tenant may, but shall not be obligated to, elect to submit Landlord’s Dispute Notice to arbitration in Boston, Massachusetts for expedited proceedings under the Expedited Procedures of the

Commercial Arbitration Rules of the AAA (or its successor). In any case where Tenant elects to utilize such expedited arbitration: (a) the parties will have no right to object if the arbitrator so appointed was on the list submitted by the AAA and was not objected to in accordance with Expedited Procedure E-4 (except that any objection shall be made within four (4) Business Days from the receipt of notice of appointment), (b) the Notice of Hearing shall be given four (4) Business Days in advance of the hearing, (c) the first hearing shall be held within five (5) Business Days after the appointment of the arbitrator, and (d) the losing party in such arbitration shall pay the costs of such arbitration costs charged by the AAA and/or the arbitrator. Judgment upon any award rendered in any arbitration held pursuant to this Section 14.9(b) may be entered in any court having jurisdiction, and in connection therewith, the arbitrator shall be bound by the provisions of this Lease, and shall not add to, subtract from or otherwise modify such provisions.

14.10
Independent Covenants. Tenant hereby acknowledges and agrees that the obligations of Tenant hereunder shall be separate and independent covenants and agreements, that the obligations of Tenant hereunder, including, without limitation the obligation to pay Basic Rent, Expense Charges, Additional Rent and other sums due hereunder, shall continue unaffected, unless the requirement to pay or perform the same shall have been terminated or abated pursuant to an express provision of this Lease. Such waiver and acknowledgements by Tenant are a material inducement to Landlord entering into this Lease. To the extent of any conflicts or inconsistencies between the terms and provisions of this Section 14.10 and the terms and provisions of the remainder of this Lease, the terms and provisions of this Section 14.10 shall control.

ARTICLE 15 MISCELLANEOUS PROVISIONS

15.1
Landlord’s Rights of Access. Upon the terms and conditions of this Section 15.1, Landlord and its agents, representatives, contractors and employees shall have the right to enter the Premises upon no less than 48 hours prior notice (except in an emergency, in which event Landlord shall endeavor to give such notice as is reasonably practicable under the circumstances and in all events notice under this Article 15 may be by telephone to the Tenant contact on file with Building management notwithstanding anything to the contrary in this Lease provided written notice is promptly thereafter also provided) for the purpose of doing maintenance, making such repairs, alterations or improvements as Landlord shall have the right to make by the provisions of this Lease or otherwise in exercising Landlord’s rights or fulfilling Landlord’s obligations under this Lease. Landlord and its agents, representatives, contractors and employees shall have the right to enter the Premises without notice to Tenant for the purpose of performing janitorial and other services which Landlord is obligated to provide under this Lease or for exercising any of Landlord’s rights under Article 14 of this Lease. Landlord and its invitees shall also have the right on no less than 48 hours prior notice to enter the Premises, for the purpose of inspecting them or exhibiting them to prospective purchasers, prospective or actual Superior Lessors or Superior Mortgagees of the Building and, during the final twelve (12) months of the Term, to prospective tenants. For each of the above purposes, Landlord shall at all times have a key with which to unlock all the doors in the Premises, excluding Tenant’s vaults, safes and special security areas designated in advance by Tenant to Landlord. In an emergency,

Landlord shall have the right to use any means that Landlord may deem proper to open the doors in and to the Premises. Any entry into the Premises by Landlord in the manner hereinbefore described shall not be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an actual or constructive eviction of Tenant from any portion of the Premises. No provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations except as otherwise expressly agreed to be performed by Landlord in this Lease. In exercising its rights under this Section 15.1, Landlord shall make a commercially reasonable effort not to unreasonably interfere with Tenant's business operations at the Premises.

Notwithstanding the foregoing, and so long as Tenant makes such representative available at the scheduled time, Tenant shall have the right (except in the case of an emergency) to have a representative of Tenant accompany Landlord and its agents, representatives, contractors and employees in exercising its right of access to the Premises; provided, however, Landlord shall not be responsible for any obligations under this Lease or applicable Laws to the extent Landlord is not permitted reasonable and timely access by Tenant to the necessary areas of the Premises.

15.2
Covenant of Quiet Enjoyment. Subject to the terms and conditions of this Lease, on payment of the Basic Rent and Expense Charges and other Additional Rent and observing, keeping and performing all of the other terms and conditions of this Lease on Tenant’s part to be observed, kept and performed, Tenant shall lawfully, peaceably and quietly enjoy the Premises during the term hereof, without hindrance or ejection by any persons lawfully claiming by, through or under Landlord to have title to the Premises superior to Tenant. The foregoing covenant of quiet enjoyment is in lieu of any other covenant, express or implied.

15.3
Landlord’s Liability.

(a)
Tenant agrees to look solely to Landlord’s then equity interest in the Property at the time of recovery for recovery of any judgment against Landlord, and agrees that neither Landlord nor any successor of Landlord nor any beneficiary, trustee, member, manager, partner, director, officer, employee or shareholder of Landlord or such successor shall ever be personally liable for any such judgment, or for the payment of any monetary obligation to Tenant. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Tenant might otherwise have to obtain injunctive relief against Landlord or any successor of Landlord, or to take any action not involving the personal liability of Landlord or any successor of Landlord to respond in monetary damages from Landlord’s assets other than Landlord’s equity interest in the Property. In furtherance of the foregoing, if Landlord fails to perform any provision of this Lease which is Landlord’s obligation to perform, and as a consequence of such failure, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only (i) out of the proceeds of sale received upon levy against the right, title and interest of Landlord in the Building, or (ii) to the extent not encumbered by a secured creditor, out of the rents or other incomes receivable by Landlord from the property of which the Premises are a part.

(b)
Except for Tenant’s liability for damages under Section 5.5(c) and Section 12.1 of this Lease, in no event shall either Landlord or Tenant ever be liable to the other for any loss of business or any other indirect or consequential damages suffered by that party from whatever cause. Landlord shall look solely to the assets of Tenant to enforce Tenant’s obligations hereunder and in no event shall any of Tenant’s partners, former partners, shareholders, directors, officers, principals, clients, employees or agents, directly and indirectly, disclosed or undisclosed, of Tenant ever be personally liable for any judgment against Tenant or for any other liability or obligation of Tenant under this Lease owed to Landlord or any successor of Landlord. The provision contained in the foregoing sentence is not intended to, and shall not, limit any right that Landlord might otherwise have to obtain injunctive relief (or to take any other action against Tenant or any Tenant Parties or their respective successors in interest not involving the personal liability of Tenant or any Tenant Parties and which is not otherwise inconsistent with the recourse limitations set forth in the prior sentence).

(c)
Where provision is made in this Lease for Landlord’s consent, and Tenant shall request such consent, and Landlord shall fail or refuse to give such consent, Tenant shall not be entitled to any damages for any withholding by Landlord of its consent, it being intended that Tenant’s sole remedy shall be an action for specific performance or injunction, and that such remedy shall be available only in those cases where Landlord has expressly agreed in writing not to unreasonably withhold its consent. Furthermore, whenever Tenant requests Landlord’s consent or approval (whether or not provided for herein), Tenant shall pay to Landlord, on demand, as Additional Rent, any reasonable expenses incurred by Landlord (including without limitation reasonable attorneys’ fees and costs, if any) in connection therewith.

(d)
Any repairs or restoration required or permitted to be made by Landlord under this Lease may be made during normal business hours, and Landlord shall have no liability for damages to Tenant for inconvenience, annoyance or interruption of business arising therefrom.

15.4
Estoppel Certificate. Landlord and Tenant shall, at any time and from time to time, upon not less than ten (10) Business Days’ prior written request from the other, execute, acknowledge and deliver to the requesting party an estoppel certificate, containing a certification as to: (i) whether the Term has commenced, setting forth the Commencement Date and the expiration date; (ii) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the modification(s)); (iii) the dates to which the Basic Rent, Additional Rent and all other amounts to be paid by Tenant hereunder have been paid in advance, if at all; (iv) whether to the actual knowledge of the signer there are any uncured defaults, and, if defaults are claimed, stating the facts giving rise thereto; and (v) such other factual statements as may be reasonably requested by either party.

15.5
Brokerage. Tenant warrants and represents that Tenant has dealt with no broker in connection with the consummation of this Lease other than the Brokers specified in Section 1.1, and, in the event of any brokerage claims against Landlord predicated upon prior dealings with Tenant, Tenant agrees to defend the same and indemnify Landlord against any such claim (except any claim by Brokers). Landlord warrants and represents that Landlord has dealt with no broker in connection with the consummation of this Lease other than Brokers, and, in the event of any brokerage claims against Tenant predicated upon prior dealings with Landlord, Landlord agrees to defend the same and indemnify Tenant against any such claim. Landlord shall be responsible to pay the commission or fee due to Brokers as and to the extent provided in a separate written agreement.

15.6
Rules and Regulations. Tenant, its employees, representatives, agents, subtenants, licensees, contractors, and invitees shall abide by the Rules and Regulations from time to time established by Landlord and the Boston Landing Rules and Regulations (as defined in the Declaration), it being agreed that (i) Landlord shall have the right from time to time during the Term to make reasonable changes in and additions to the Rules and Regulations as Landlord deems necessary for the management, safety, care, cleanliness, conservation and sustainability of the Building and the Property and for the preservation of good order therein and (ii) BLOC (as defined in the Declaration shall have the right from time to time during the Term to make reasonable changes in and additions to the Boston Landing Rules and Regulations as BLOC deems necessary for the management, safety, care, cleanliness, conservation and sustainability of the Boston Landing Project and for the preservation of good order therein. The Rules and Regulations shall be generally applicable to all tenants of the Building of similar nature to the Tenant named herein. Landlord agrees that any such Rules and Regulations will be uniformly enforced, provided, however, Landlord may waive any one or more of the Rules and Regulations for the benefit of any particular tenant if Landlord reasonably deems such waiver appropriate, but no such waiver shall be construed as a waiver of such Rules and Regulations in favor of any other tenant, nor prevent Landlord from enforcing such Rules and Regulations against any or all tenants of the Building. Landlord shall not have any obligation to enforce the Rules and Regulations or the terms of any other lease against any other Tenant and Landlord shall not be liable to Tenant for violation thereof by any other tenant, its employees, representatives, agents, contractors, visitors, subtenants, licensees or invitees. In the event that there shall be a conflict between such Rules and Regulations and the provisions of this Lease, the provisions of this Lease shall control. The Rules and Regulations currently in effect are set forth in Exhibit G attached hereto and made a part hereof.

15.7
Financial Statements. Tenant shall deliver to Landlord, within ten (10) Business Days after Landlord’s reasonable request for the same, Tenant’s most recently completed financial statements (audited if available) prepared and certified by an independent certified public accountant or certified by an officer of Tenant as being true and correct in all material respects. Landlord and its affiliates and investors shall keep such financial statements confidential, provided that Landlord shall be permitted to deliver such financial statements to a lender, purchaser or lessor or a prospective lender, purchaser or lessor in connection with (i) a sale or financing of the Building or the Property or any interest in any deed of trust encumbering the Building or the Property, or (ii) a sale of all or substantially all of the interests in Landlord or

(iii) any other recapitalization of the equity interests in Landlord, so long as Landlord first advises the recipient of the confidential nature of such statements. Notwithstanding the foregoing, if and only so long as Tenant’s stock is publicly traded on a national exchange (or publicly listed in an equivalent manner, such as on NASDAQ) that requires its financial statements to be publicly disclosed, Tenant shall have no obligation to deliver any financial statements to Landlord. Any such financial statements may be relied upon by any actual or potential lessor, purchaser, or mortgagee of the Property.

15.8
Substitute Space. Intentionally omitted.

15.9
Confidentiality.

(a)
Tenant agrees that this Lease and the terms contained herein will be treated as strictly confidential and except as required by Law (or except with the written consent of Landlord) Tenant shall not disclose the same to any third party except for Tenant’s partners, lenders, accountants, auditors, brokers and attorneys who have been advised of the confidentiality provisions contained herein and agree to be bound by the same. In the event Tenant is required by Law to provide this Lease or disclose any of its terms, Tenant shall give Landlord prompt written notice of such requirement prior to making disclosure so that Landlord may seek an appropriate protective order. If failing the entry of a protective order Tenant is compelled to make disclosure, Tenant shall only disclose portions of the Lease which Tenant is required to disclose and will exercise reasonable efforts to obtain assurance that confidential treatment will be accorded to the information so disclosed.

(b)
Landlord will not, and will use reasonable efforts to cause Landlord’s agents not to, reveal to any person, association or company, any confidential information provided to Landlord by Tenant concerning the business or finances of Tenant. For purposes of this Section 15.9(b), confidential information shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by Landlord or any Landlord agent, or (ii) was available to Landlord on a non-confidential basis prior to its disclosure to Landlord by Tenant or its representatives). Notwithstanding the foregoing, Landlord may disclose such financial information as may be provided by Tenant to Landlord to actual or prospective lenders or purchasers of the Property and/or actual or prospective investors in Landlord or any of its affiliates and to Landlord’s consultants, attorneys, insurers, auditors and accountants, so long as any person or entity to whom Landlord discloses such information agrees to keep such information confidential and may disclose any information to the extent required by any Law or order of any public authority or court.
15.10
Invalidity of Particular Provisions; Saving Clause. If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

15.11
Provisions Binding, Etc.. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant (except in the case of Tenant, only such successors and assigns as may be permitted hereunder) and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and permitted assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both a covenant and a condition. Any reference in this Lease to successors and assigns of Tenant shall not be construed to constitute a consent to assignment by Tenant.

15.12
Recording. Tenant agrees not to record this Lease, but, if the Term of this Lease (including any extended term) is seven (7) years or longer, each party hereto agrees, on the request of the other, to execute a notice of lease in recordable form and complying with applicable Law and shall contain no information other than what is statutorily required to record a notice of lease. In no event shall such document set forth the rent or other charges payable by Tenant under this Lease; and any such document shall expressly state that it is executed pursuant to the provisions contained in this Lease, and is not intended to vary the terms and conditions of this Lease. At any time following Landlord’s request, Tenant shall execute and deliver to Landlord within ten (10) days after such request a release of any document recorded in the real property records for the location of the Property evidencing this Lease or notice of termination of this Lease in recordable form, which shall be held in escrow by Landlord until the expiration or earlier termination of the Term. The obligations of Tenant under this Section shall survive the expiration or any earlier termination of the Term.

15.13
Notice. Whenever, by the terms of this Lease, notice shall or may be given either to Landlord or to Tenant (excluding notices pursuant to Section 15.1 which may be oral or by email), such notice shall be in writing and shall be sent by hand, registered or certified mail, or overnight or other commercial courier, postage or delivery charges, as the case may be, prepaid as follows:

If intended for Landlord, addressed to Landlord at the address set forth in Article 1 of this Lease (or to such other address or addresses as may from time to time hereafter be designated by Landlord by like notice).

If intended for Tenant, addressed to Tenant at the address set forth in Article I of this Lease except that from and after the Commencement Date the address of Tenant shall be the Premises (or to such other address or addresses as may from time to time hereafter be designated by Tenant by like notice).

Except as otherwise provided herein, all such notices shall be effective when received; provided, that (i) if receipt is refused, notice shall be effective upon the first occasion that such receipt is refused, (ii) if the notice is unable to be delivered due to a change of address of which no notice was given, notice shall be effective upon the date such delivery was attempted, (iii) if the notice address is a post office box number, notice shall be effective the day after such notice is sent as provided hereinabove or (iv) if the notice is to a foreign address, notice shall be effective two (2) days after such notice is sent as provided hereinabove.

Any notice given by an attorney on behalf of Landlord or by Landlord’s managing agent shall be considered as given by Landlord and shall be fully effective. Any notice given by an attorney on behalf of Tenant shall be considered as given by Tenant and shall be fully effective.

15.14
Authority.

(a)
Tenant hereby represents and warrants to Landlord that (i) Tenant is duly organized and validly existing in good standing under the laws of the State of Delaware and authorized to conduct business in the Commonwealth of Massachusetts, and possesses all licenses and authorizations necessary to carry on its business, (ii) Tenant has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Tenant’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Tenant, (v) this Lease constitutes a valid, legal, binding and

enforceable obligation of Tenant (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Tenant will not cause or constitute a default under, or conflict with, the organizational documents of Tenant or any agreement to which Tenant is a party, (vii) the execution, delivery and performance of this Lease by Tenant will not violate any applicable Law, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Tenant for the execution, delivery and performance of this Lease have been obtained or made.

(b)
Landlord hereby represents and warrants to Tenant that (i) Landlord is duly organized under the laws of Massachusetts and validly existing and in good standing under the laws of, the Commonwealth of Massachusetts, and possesses all licenses and authorizations necessary to carry on its business, (ii) Landlord has full power and authority to carry on its business, enter into this Lease and consummate the transaction contemplated by this Lease, (iii) the individual executing and delivering this Lease on Landlord’s behalf has been duly authorized to do so, (iv) this Lease has been duly executed and delivered by Landlord, (v) this Lease constitutes a valid, legal, binding and enforceable obligation of Landlord (subject to bankruptcy, insolvency or creditor rights laws generally, and principles of equity generally), (vi) the execution, delivery and performance of this Lease by Landlord will not cause or constitute a default under, or conflict with, the organizational documents of Landlord or any agreement to which Landlord is a party, (vii) the execution, delivery and performance of this Lease by Landlord will not violate any applicable Law, and (viii) all consents, approvals, authorizations, orders or filings of or with any court or governmental agency or body, if any, required on the part of Landlord for the execution, delivery and performance of this Lease have been obtained or made.

15.15
When Lease Becomes Binding; Entire Agreement; Modification. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and this document shall become effective and binding only upon the execution and delivery hereof by both Landlord and Tenant. This Lease is the entire agreement between Landlord and Tenant, and this Lease expressly supersedes any negotiations, considerations, representations and understandings and proposals or other written documents relating hereto. This Lease may be modified or altered only by written agreement between Landlord and Tenant, and no act or omission of any employee or agent of Landlord shall alter, change or modify any of the provisions hereof.

15.16
Paragraph Headings and Interpretation of Sections. The paragraph headings throughout this instrument are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease. The provisions of this Lease shall be construed as a whole, according to their common meaning (except where a precise legal interpretation is clearly evidenced), and not for or against either party. Use in this Lease of the words “including,” “such as” or words of similar import, when followed by any general term, statement or matter, shall not be construed to limit such term, statement or matter to the specified item(s), whether or not language of non-limitation, such as “without limitation” or “including, but not limited to,” or words of similar import, are used with reference thereto, but rather shall be deemed to refer to all other terms or matters that could fall within a reasonably broad scope of such term, statement or matter.

15.17
Joint and Several Liability; Successors and Assigns. If there shall be more than one person or entity which constitute the “Tenant” or "Landlord" hereunder, the obligations of Tenant of Landlord, as applicable, hereunder shall be joint and several for all such persons and entities. The covenants and conditions herein contained, subject to the provisions as to assignment, shall inure to and bind the heirs, successors, executors, administrators and assigns of the parties hereto.

15.18
Waiver of Jury Trial. IN ANY ACTION OR PROCEEDING ARISING HEREFROM, LANDLORD AND TENANT HEREBY CONSENT TO (I) THE JURISDICTION OF ANY COMPETENT COURT WITHIN THE STATE WHERE THE BUILDING IS LOCATED, (II) SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY THE LAW OF THE STATE WHERE THE BUILDING IS LOCATED, AND (III) IN THE INTEREST OF SAVING TIME AND EXPENSE, TRIAL WITHOUT A JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER OR THEIR SUCCESSORS IN RESPECT OF ANY MATTER ARISING OUT OF OR IN CONNECTION WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANT’S USE OR OCCUPANCY OF THE PREMISES, AND/OR ANY CLAIM FOR INJURY OR DAMAGE, OR ANY EMERGENCY OR STATUTORY REMEDY. IN THE EVENT LANDLORD COMMENCES ANY SUMMARY PROCEEDINGS OR ACTION FOR NONPAYMENT OF BASE RENT OR ADDITIONAL RENT, TENANT SHALL NOT INTERPOSE ANY COUNTERCLAIM OF ANY NATURE OR DESCRIPTION (UNLESS SUCH COUNTERCLAIM SHALL BE MANDATORY) IN ANY SUCH PROCEEDING OR ACTION, BUT SHALL BE RELEGATED TO AN INDEPENDENT ACTION AT LAW.

15.19
Reservation. Except as otherwise expressly set forth in this Lease, nothing set forth in this Lease shall be deemed or construed to restrict Landlord from making any repairs, renovations, replacements, improvements and modifications to, or to reconfigure, any of the parking areas, Base Building Systems, Laboratory Systems or Common Facilities serving the Property, and Landlord expressly reserves the right to make any such repairs, renovations, replacements, improvements and modifications or reconfigurations to such areas and other facilities of the Building, Base Building Systems, Laboratory Systems, and Common Facilities as Landlord may deem appropriate, provided, however, Landlord shall not eliminate or materially reduce any Base Building Systems, Laboratory Systems or Common Facilities, including the addition or deletion of temporary or permanent improvements therein, or the conversion of areas now dedicated for the non- exclusive common use of tenants (including Tenant) to the exclusive use of one or more tenants or licensees within the Building. In connection with the foregoing, Landlord may temporarily close or cover entrances, doors, windows, corridors, or other facilities without liability to Tenant; however, in doing so, Landlord shall use commercially reasonable efforts to not unreasonably interfere with or disturb Tenant’s use and occupancy of the Premises. Notwithstanding anything in this Lease to the contrary, Landlord shall not during the Term reduce access to, reconfigure, or otherwise modify the Common Facilities in a manner that unreasonably interferes with Tenant’s use and enjoyment of, and access to, the Premises.

15.20
Prohibited Persons and Transactions. Tenant represents and warrants that neither Tenant nor any of its affiliates, nor any of their respective partners, members, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC“) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not Transfer this Lease to, contract with or otherwise engage in any dealings or transactions or be otherwise associated with such persons or entities.

15.21
Time Is of the Essence. Time is of the essence of each provision of this Lease.

15.22
Multiple Counterparts; Entire Agreement. This Lease may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same document. This Lease constitutes the entire agreement between the parties hereto, Landlord’s managing agent and their respective affiliates with respect to the subject matter hereof and thereof and supersedes all prior dealings between them with respect to such subject matter, and there are no verbal or collateral understandings, agreements, representations or warranties not expressly set forth in this Lease. No subsequent alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant, unless reduced to writing and signed by the party or parties to be charged therewith.

15.23
Governing Law. This Lease shall be governed by the laws of the state in which the Property is located, without regard to application of any conflict of law principles.

15.24
Lease Contingencies. Notwithstanding any terms and conditions of this Lease to the contrary, this Lease shall be contingent upon (i) Landlord and the existing tenant of the Premises (the “Existing Tenant”) executing a termination agreement of the existing lease for the Premises (the “Existing Tenant Termination Agreement”) on terms and conditions mutually agreeable to Landlord with all contingencies thereto satisfied (the “Lease Termination Condition”); and (ii) the written approval of this Lease by Landlord’s lender (the “Lender Approval Condition”). If, on or before the date that is thirty (30) days from the Effective Date, the Lender Approval Condition has not been satisfied, then Landlord shall have the right to cancel this Lease on fifteen (15) days’ written notice to Tenant (the “Landlord Cancellation Notice”), and on the date which is fifteen (15) days after the giving of such Landlord Cancellation Notice, this Lease shall be deemed cancelled and of no further force or effect and neither party shall have any liability or obligation to the other in respect thereof. Notwithstanding the foregoing, if prior to the effective date of such termination by Landlord, the Lease Termination Condition and the Lender Approval Condition have been satisfied, then the Landlord Cancellation Notice shall be deemed null and void and this Lease shall continue in full force and effect.

ARTICLE 16 EXTENSION OF TERM

16.1
Options to Extend. Provided that, both at the time of exercise or at the commencement of the Extended Term (as hereinafter defined), (i) this Lease is in full force and effect, and (ii) no Event of Default shall have occurred and be continuing (either at the time of exercise or at the commencement of the Extended Term), and (iii) Original Tenant is in occupancy of not less than 75% of the Premises and Original Tenant shall not have assigned this Lease or sublet more than 25% of the Premises (other than a transfer permitted without Landlord’s consent pursuant to Section 6.1(b)) (any of which conditions described in clauses (i), (ii), and (iii) may be waived by Landlord at any time in Landlord’s sole discretion), Tenant shall have the option to extend the Term of this Lease for up to one (1) extended term (the “Extended Term”) of seven (7) years by giving written notice to Landlord (an “Extension Notice”) not later than twelve (12) months prior to the expiration date of the Term. The effective giving of such notice of extension by Tenant shall automatically extend the Term of this Lease for the Extended Term, and no instrument of renewal or extension need be executed. In the event that Tenant fails timely to give such notice to Landlord, this Lease shall automatically terminate at the end of the Term, and Tenant shall have no further option to extend the Term of this Lease. The Extended Term shall commence on the day immediately succeeding the expiration date of the original Term, and shall end on the day immediately preceding the seventh (7th) anniversary of such Extended Term. The Extended Term shall be on all the terms and conditions of this Lease, except: (x) Tenant shall have no further option to extend the Term, (y) the Basic Rent for the Extended Term shall be one-hundred percent (100%) of the Fair Market Rental Value of the Premises as of the commencement of the Extended Term, taking into account all then relevant factors and determined pursuant to Section 16.2 below, and (z) Landlord shall not be required to furnish any materials or perform any work to prepare the Premises for Tenant’s occupancy during the Extended Term and Landlord shall not be required to provide or pay any work allowance or reimburse Tenant for any alterations made or to be made by Tenant, or to grant Tenant any rent concession with respect to the Extended Term. The termination of this Lease during the initial Term shall terminate and render void any option or right on Tenant’s part to extend this Lease for any Extended Term, and nothing contained in this Section 16.1 shall prevent Landlord from exercising any right granted to or reserved by Landlord in this Lease to terminate this Lease. Tenant’s right under this Article 16 shall be personal to the Original Tenant under this Lease and shall not apply in favor of or be exercisable by any assignee of this Lease (other than a permitted transferee pursuant to Section 6.1(b) of this Lease), nor any sublessee of all or any portion of the Premises.

16.2
Determination of Fair Market Rental Value. Provided Tenant has timely delivered an Extension Notice hereunder to extend the Term of this Lease pursuant to Section

16.1 above and the conditions for Tenant’s exercise have been satisfied, Landlord shall provide Tenant, at least nine (9) months prior to the then expiration of the Term of this Lease, with Landlord’s good faith estimate of the Fair Market Rental Value of the Premises for the Extended Term. If Tenant disagrees with Landlord’s estimate of the Fair Market Rental Value as set forth in Landlord’s notice referred to above, Tenant shall notify Landlord within ten (10) Business Days after its receipt of Landlord’s notice setting forth Tenant’s estimate of the Fair Market

Rental Value of the Premises and the parties agree to act in good faith to attempt to reach agreement on the Fair Market Rental Value of the Premises for the Extended Term. If Tenant

fails to notify Landlord that Tenant disagrees with Landlord’s estimate and setting forth Tenant’s Fair Market Rental Value estimate within such ten (10) Business Day period then Tenant will be deemed to have accepted Landlord’s estimate of the Fair Market Rental Value for the Premises during the Extended Term. If Tenant has timely given its dispute notice and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by Tenant, then either party may submit the determination of the Fair Market Rental Value of the Premises to arbitration by giving notice to the other party naming the initiating party’s arbitrator within ten (10) Business Days after the expiration of such thirty (30) day period. Within fifteen

(15) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party’s arbitrator. If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the initiating party shall deliver written notice of such failure to the responding party and the responding party shall have a period of ten (10) days after receipt of such notice to appoint its arbitrator and deliver written notice thereof to the initiating party. If the responding party fails to notify the initiating party of its designated arbitrator within the foregoing additional ten (10) day period, then the second arbitrator shall be chosen in the same manner as described below with respect to the selection of the third arbitrator. Upon the selection (or appointment, as the case may be) of the second arbitrator, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party’s notice of appointment of the second arbitrator, appoint a third arbitrator. If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Boston office of the American Arbitration Association, or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction. The Fair Market Rental Value of the Premises for the Extended Term shall be determined by the method commonly known as “baseball arbitration”, whereby Landlord’s selected arbitrator and Tenant’s selected arbitrator shall each set forth its respective determination of the Fair Market Rental Value of the Premises, and the third arbitrator must select one or the other (it being understood that the third arbitrator shall be expressly prohibited from selecting a compromise figure). Landlord’s selected arbitrator and Tenant’s selected arbitrator shall deliver their determinations of the Fair Market Rental Value of the Premises to the third arbitrator within five (5) Business Days of the appointment of the third arbitrator and the third arbitrator shall render his or her decision within ten (10) days after receipt of both of the other two determinations of the Fair Market Rental Value of the Premises. The third arbitrator’s decision shall be binding on both Landlord and Tenant. All arbitrators shall be commercial real estate brokers who are independent from the parties and who have had at least ten (10) years’ experience in Comparable Buildings. Each party shall pay the fees of its own arbitrator, and the fees of the third arbitrator shall be shared equally by the parties. In the event Tenant initiates the aforesaid arbitration process and as of the commencement of the Extended Term the amount of the Basic Rent for the Extended Term has not been determined, Tenant shall pay the amount determined by Landlord for the Premises and when the determination has actually been made, an appropriate retroactive adjustment shall be made as of the commencement of the Extended Term if necessary. In the event that such determination shall result in an overpayment by Tenant of any Basic Rent, such overpayment shall be paid by Landlord to Tenant promptly after such determination has been made, and if such determination shall result in an underpayment by Tenant of any Basic Rent, Tenant shall pay any such amounts to Landlord promptly following such determination. As used in this Lease, the term “Fair Market Rental Value” shall mean the fixed annual rent and additional rent that owners of Comparable Buildings have agreed to accept, and nonaffiliated tenants of Comparable Buildings have agreed to pay in current arms-length, nonequity transactions for comparable space, for a term comparable to the Extended Term and taking into account all other then relevant factors.

[Signatures commence on following page]

[Signature page of lease]

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be duly executed by persons hereunto duly authorized, as of the date first set forth above.

LANDLORD:

ICE BOX, LLC, a Massachusetts limited liability company

By: ICE BOX MANAGER, LLC, a

Massachusetts limited liability company, its Manager

By: /s/ James M. Halliday Name: James M. Halliday

Title: Vice President TENANT:

AURA BIOSCIENCES, INC., a Delaware

corporation

By: /s/ Julie Feder

Name: Julie Feder

Title: CFO

Tenant’s Federal Taxpayer

Identification Number:

81

EXHIBIT A

Location Plan of Premises

80 GUEST STREET

- BUILDING AMENITY AREAS
- BUILDING COMMON AREA
- FLOOR COMMON AREA
- MAJOR VERTICAL PENETRATIONS
- PARKING
- RINK
- OCCUPANT AREA RETAIL/OFFICE
- OCCUPANT AREA LEVEL 7 TENANT NORTH
- OCCUPANT AREA - C
- OCCUPANT AREA - D
- LAB MECHANICAL
- LAB/OFFICE

LAB MECHANICAL

BOSTON LANDING

80 GUEST STREET LAB CONVERSION
80 GUEST STREET BOSTON, MASSACHUSETTS

LEVEL 5

NB DEVELOPMENT GROUP LLC

ELKUS | MANFREDI ARCHITECTS

A-1

EXHIBIT B

Site Plan of the Boston Landing Project

Lincoln Street
Massachusetts Turnpike
Commuter Rail Platform
S. Waverly Street
Litchfield Street
Antwerp Street
Everett Street
WGBH
20 Guest Street
40 Guest Celtics
60 Guest Office
Rink
80 Guest Office
100 Guest New Balance World Headquarters
Hotel
Stop & Shop
Guest Street
South garage
Life Street
71 Guest Sports Complex
125 Guest Residences
Market Street
Hichborn Street
Herrick Street
North Beacon Street
N
0
50
100

BOSTON LANDING 40 GUEST STREET

EXHIBIT B
Site Plan of Property
MARCH 2016

SITE PLAN
NB DEVELOPMENT GROUP // ELKUS MANFREDI ARCHITECTS //

B-1

EXHIBIT C

Reserved

C-1

ACTIVE/115761020.6

EXHIBIT D

Tenant Work

1.
DEFINED TERMS.

Capitalized terms not defined herein shall have the same meaning ascribed to such terms within the Lease (including all other Exhibits to the Lease). In addition, the following terms shall have the following meanings:

“Building Permit Date” shall mean the date upon which a building permit for the Tenant Work is first issued or issuable by the applicable governmental authority to Tenant (and/or any contractor, architect or permit expediter processing such building permit on Tenant’s behalf), whether or not Tenant (or such contractor, architect or permit expediter) actually obtains the issuance of such permit on such date.

“Change Order” shall have the meaning set forth in Section 3 of this Exhibit D below. “Construction Documents” shall mean the construction drawings for the Tenant Work,

as approved (and/or deemed approved) by Landlord and Tenant, as the same may be modified (i) by Change Orders, and/or (ii) to meet the requirements of a reviewing governmental authority and comply with all applicable laws, codes, rules and regulations as part of the process of obtaining the issuance of building permits or other approvals for the Tenant Work, provided any material modifications to the approved Construction Documents required by a reviewing governmental authority for the issuance of a building or other permit required to perform the Tenant Work shall be subject to Landlord’s approval in accordance with the standards set forth in Section 5.3 of the Lease.

“Landlord’s Contribution” shall mean an amount equal to Five Hundred Thousand and 00/100 Dollars ($500,000.00).

“Partial Lien Release” means a partial release of liens to be provided at the time of each payment of a portion of Landlord’s Contribution, other than the final payment of the Landlord's Contribution, and relating to payment for the portion of work for which the prior Landlord's Contribution was applied. Partial Lien Releases shall (i) be executed and delivered by Tenant’s Contractor and any and all subcontractors and/or materialmen supplying labor and/or materials in connection with the Tenant Work performed under the Tenant's Contractor's construction contract with Tenant, and (ii) be in form and substance reasonably satisfactory to Landlord

"Final Lien Release" means the final release of liens to be provided at the time of final completion of the Tenant Work, and in all events prior to Landlord making final payment of any unfunded portion of Landlord’s Contribution relating to the applicable portion of the work in question. Final Lien Releases shall (i) be executed and delivered by Tenant’s Contractor and any and all subcontractors and/or materialmen supplying labor and/or materials in connection with the Tenant Work performed under the Tenant's Contractor's construction contract with Tenant, and (ii) be in form and substance reasonably satisfactory to Landlord.

D-1

“Substantial Completion of the Tenant Work” and phrases of a similar nature shall mean that the Tenant Work shall have been completed substantially in accordance with the

Construction Documents, other than (A) items that require an unusually long lead time for procurement and/or installation, and (B) “punch list” items and other minor defects which will not unreasonably interfere with Tenant’s ability to lawfully occupy and use the Premises or prevent the issuance of an final inspection approvals and an occupancy permit or its equivalent. Tenant shall be responsible for obtaining all governmental inspection and other approvals with regard to the Tenant Work and/or which are necessary to permit Tenant to install its furniture, fixtures and equipment in, and to occupy and use, the Premises lawfully for the Permitted Use.

“Tenant’s Contractor” means the general contractor selected by Tenant to perform the Tenant Work, which general contractor shall be subject to Landlord’s prior approval, which shall not be unreasonably withheld, conditioned or delayed.

“Tenant’s Construction Representative” shall mean Janice Kettenhofen (jkettenhofen@aurabiosciences.com), or any other representative appointed by Tenant of which Landlord is notified. Tenant’s Construction Representative shall have the power to bind Tenant with respect to all matters arising under this Exhibit D. In addition, Tenant agrees that written notices or transmittals given by Landlord to Tenant’s Construction Representative pursuant to this Exhibit D shall be deemed duly delivered to Tenant for all purposes of the Lease (effective as of the earlier to occur of actual receipt or refusal of such delivery by Tenant’s Construction Representative).

“Tenant Work” shall mean all improvements, alterations, installations and work shown on the Construction Documents, except as otherwise set forth in this Exhibit D.

2.
PREPARATION OF PLANS AND SPECIFICATIONS.

(a)
Within the twenty-four (24) month period immediately following the Commencement Date, Tenant shall cause construction drawings for the Tenant Work (“Construction Drawings”) to be completed and submitted to Landlord for review and approval.

(b)
Within ten (10) Business Days after receipt of any Construction Drawings, Landlord shall return such Construction Drawings to Tenant with its objections, suggested modifications and/or approval (which suggested objections and suggested modifications are herein referred to as “Landlord Modifications”). Unless Tenant has an objection to any Landlord Modifications, said Construction Drawings shall thereafter be revised by Tenant to reflect the applicable changes. If, upon receipt of any Landlord Modifications, Tenant wishes to take exception thereto, Tenant may do so within ten (10) Business Days after Tenant’s receipt of such Landlord Modifications. In such event, Tenant shall confer with Landlord prior to the expiration of such ten (10) Business Day period to resolve all matters with which Tenant was not in agreement. Landlord and Tenant, in good faith, agree to resolve outstanding issues within such ten (10) Business Days, and Tenant thereafter will as soon as reasonably practicable revise the Construction Drawings to reflect such final agreement. After the first submission and resubmission, Landlord and Tenant agree (i) to restrict further objections or disputes to matters which have not previously been agreed upon or accepted by the other party, (ii) to deliver revised submissions or objections within ten (10) days following receipt, and

(iii) to

confer regularly in a good faith effort to resolve all matters in dispute expeditiously. The parties shall, in all events, attempt to reach final agreement on the Construction Drawings as soon as possible. Each party agrees that its failure to respond to a submission or resubmission within the above- referenced time frames shall constitute such party’s acceptance of the submission or resubmission in question, or, to the extent applicable, a delay caused by the delinquent party.

(c)
Promptly upon final approval of the Construction Documents, Tenant shall submit an application for, and diligently pursue issuance of, a building permit (and any other approvals required) for the Tenant Work. Landlord, at no cost, shall reasonably assist Tenant in the procurement of its building permit including signing any typical permit processing documents. Tenant shall provide Landlord with copies of all written comments, responses, approvals, disapprovals and/or other correspondence received from all applicable governmental authorities in connection with such application and shall otherwise keep Landlord informed regarding the processing of Tenant’s building permit application.

3.
PERFORMANCE OF TENANT WORK.

(a)
Promptly after the issuance of a building permit for the Tenant Work, Tenant shall commence and perform the Tenant Work, in order to achieve Substantial Completion of the Tenant Work. Except as provided herein, no deviation from the Construction Documents shall be made by Tenant (other than field changes, substitution of material and other minor changes) except by written change order approved by Landlord (“Change Order”), which approval shall not be unreasonably withheld, conditioned or delayed subject to the terms of Landlord’s construction and other building rules and regulations. Tenant shall be responsible for the payment of any and all costs to complete the Tenant Work except to the extent Tenant is entitled to receive Landlord’s Contribution under this Exhibit D. All Tenant Work shall be performed by Tenant’s Contractor and subcontractors; and those subcontractors whose cost of work exceeds

$25,000.00 shall have been approved by Landlord, which approval will not be unreasonably withheld, conditioned or delayed. All subcontractors performing the Tenant Work shall be financially sound and able to complete the portion of the Tenant Work for which they are responsible in a prompt and timely fashion. In the performance of the Tenant Work by Tenant or Tenant’s Contractor, Tenant shall comply with, and shall cause Tenant’s Contractor and all subcontractors to comply with, the provisions of this Exhibit D.

(b)
The performance of the Tenant Work by Tenant or under Tenant’s supervision shall be governed (in addition to the provisions of this Exhibit D) by all covenants, agreements, rules and regulations set forth in the Lease with regard to Alterations, as if such provisions were fully restated herein and expressly made applicable to the performance of the Tenant Work. Without limitation, Tenant will enter into one or more construction contracts for the performance of the Tenant Work with the Tenant’s Contractor, and will deliver a true, correct and complete copy of such construction contract(s) to Landlord promptly after execution.

(c)
The Tenant Work under this Exhibit D may not commence nor may Tenant permit Tenant’s Contractor or any other contractors and/or subcontractors to commence any work until all required contractors (including Tenant’s Contractor) and subcontractor insurance has been obtained, and, if Landlord requests, until such contractor and subcontractor certificates of such insurance have been delivered to Landlord. Such insurance policies shall name the Landlord, Landlord’s property manager and Landlord’s mortgagee(s) as additional insureds and such other parties as may be reasonably requested by Landlord as additional insureds. Such certificates of insurance shall provide that no material change or cancellation of such insurance coverage shall be undertaken without thirty (30) days’ prior written notice to Landlord of the insurer will not include such a provision in the certificates, then Tenant shall provide such notice to Landlord.

(d)
Landlord will, upon reasonable prior notice to Tenant, have the right to inspect the performance of the Tenant Work by Tenant’s Contractor and any subcontractor(s), and Tenant agrees to cooperate with Landlord to facilitate such inspections, including notifying Landlord prior to any and all government inspections of the Tenant Work so that Landlord’s construction manager can be present for such inspections. Landlord shall not unreasonably interfere with the performance of the Tenant Work during the course of any inspections by Landlord pursuant to this subparagraph but Landlord shall have no liability to Tenant in connection with such inspections except to the extent of the negligence or willful misconduct of Landlord or any Landlord Parties and subject to the waiver of claims and subrogation set forth in Section 10.5 of this Lease

(e)
Tenant and its contractor performing the Tenant Work shall provide copies of warranties for the Tenant Work and the materials and equipment which are incorporated into the Building and Premises in connection therewith, as well as provide to Landlord all operating and maintenance manuals for all equipment and materials incorporated into the Building and/or Premises as part of the Tenant Work. Tenant shall enforce all such warranties to the extent repairs and/or maintenance is required to be performed by Landlord under this Lease on warranted items covered by such warranties. Without limitation, all aspects of the Tenant Work shall be warranted to be free from defects in design and workmanship for a period of not less than one (1) year from Substantial Completion of the Tenant Work.

(f)
Upon Substantial Completion of the Tenant Work, Tenant shall deliver to Landlord a written notice (the “Completion Notice”) certifying that the Tenant Work is Substantially Complete. Within five (5) days after Tenant delivers the Completion Notice, Tenant and a representative of Landlord shall jointly inspect the Premises with Tenant’s architect and Tenant’s Contractor. If, as a result of the aforementioned joint inspection, either Landlord or Tenant discovers minor deviations or variations from the Construction Documents of a nature commonly found on a “punch list” (as that term is used in the construction industry), Tenant shall promptly notify Tenant’s Contractor of such deviations; provided, however, that in the event of a dispute, Landlord (or Landlord’s Representative) and Tenant (or Tenant’s Contractor) shall negotiate in good faith, using their reasonable discretion, to determine which items constitute punch list items. The existence of such punch list items shall not affect the obligation of Tenant to pay Rent, additional rent or any other charges due under this Lease. Tenant’s construction contract for the Tenant Work will require that Tenant’s Contractor cause all such punch list items to be remedied as soon as is practicable after the date of such joint inspection, and Tenant will use all reasonable and diligent efforts to enforce such obligation.

(g)
All Tenant Work shall be performed using contractors and subcontractors which will not create or increase the likelihood of any labor disputes, disharmony, strikes or any other forms of protest at the Property.

4.
PAYMENT OF COSTS; TENANT’S CONTRIBUTION; LANDLORD’S CONTRIBUTION.

(a)
Tenant shall complete the Tenant Work on a lien-free basis. Without limiting Landlord’s rights and remedies due to an Event of Default by Tenant due to its violation of this covenant, if a lien is filed or attaches to the Premises, the Building or the Property as a result of the Tenant Work, Landlord shall have the right (but not the obligation) to pay such costs to remove such lien, and to deduct from Landlord’s Contribution, or bill Tenant for, any amount so paid by Landlord.

(b)
In consideration of Tenant’s fulfillment of all of its obligations under this Exhibit D and the performance of all of its financial and other obligations under this Lease and subject to the terms of this Exhibit D, Landlord agrees to fund Landlord’s Contribution (subject to the limitations set forth below) towards the total costs (the "Total TI Costs”) incurred by Tenant to perform the Tenant Work in or to the Premises, subject to the Landlord Funding Conditions (as hereinafter defined). Notwithstanding any provision of this Section 4(b) to the contrary, Tenant shall have the right to apply up to twenty percent (20%) of the Landlord’s Contribution to soft costs associated with the Tenant Work including, but not limited to, architect’s and engineer’s fees and data and telecom cabling, but not for Tenant’s furniture, fixtures and equipment or moving costs. Tenant acknowledges and agrees that Landlord’s total financial obligation with respect to the design, permitting, purchase, construction, and installation of the Tenant Work or any other improvements to the Premises shall be limited solely to Landlord’s Contribution and Landlord shall have absolutely no obligation to make any payment of the Landlord’s Contribution until the requirements set forth in Section 4 (c) of this Exhibit D have been satisfied. Tenant shall be solely responsible for any and all Total TI Costs, except to the extent Landlord is obligated to disburse any portion of Landlord’s Contribution. The amount of Total TI Costs in excess of Landlord’s Contribution shall be paid by Tenant and is herein referred to as the “Tenant Contribution.” Landlord’s Contribution will be payable on a percentage of completion basis, not more than once during each calendar month, and any amount so funded will be paid to Tenant’s Contractor (or reimbursed to Tenant if Tenant has already paid Tenant’s Contractor and provided evidence of such payment and a partial lien waiver therefor to Landlord) within thirty (30) days following Landlord’s receipt of all of the following items:

(i)
a payment request (a “Funding Request”), seeking that percentage of Landlord’s Contribution (less the applicable holdback amount specified below) which corresponds to the percentage of completion of the Tenant Work performed in or to the Premises which has been achieved as of the date of such payment request:

(ii)
a certificate of Tenant’s architect to Landlord and any other party reasonably designated by Landlord (such as Landlord’s mortgagee, if any) specifying the percentage of completion of the Tenant Work performed in or to the Premises in accordance with the Construction Documents which Tenant has achieved as of the date of such certificate, which shall in no event be less than the sum of (A) the percentage of Landlord’s Contribution which Tenant is then seeking to have disbursed (exclusive of any holdback amount hereinafter provided in this Exhibit D), plus (B) the percentage of Landlord’s Contribution (exclusive of any holdback amount previously impounded) which has previously been disbursed to Tenant in connection with any and all prior payment requests made by Tenant for the Premises (and in any payment request seeking final payment, such certificate shall include a certification by the Tenant’s architect that the Tenant Work for the Premises has been Substantially Completed in accordance with the Construction Documents, and that all punch list items noted by the parties have also been fully completed);

(iii)
a copy of the temporary or final certificate of use and occupancy (or its equivalent) issued to Tenant by the applicable governmental authority with respect to the Premises (final payment of Landlord’s Contribution only). If the temporary certificate of use and occupancy is provided, Tenant shall provide the final certificate of use and occupancy as soon as it is issued by the applicable governmental authority;

(iv)
a copy of complete as-built plans and specifications for the Tenant Work to the Premises (final payment of Landlord’s Contribution only);

(v)
evidence that Tenant has funded the Tenant Contribution prior to any payment request (and each prior payment request made by Tenant), as defined in and determined pursuant to Section 4(c), below; and

(vi)
Partial Lien Release for the Tenant Work with respect to which payment is being requested, other than the final payment, and a Final Lien Release for the final payment of the Landlord's Contribution.

Upon receipt and approval of all such items and subject to Landlord’s right to dispute the amount properly due pursuant to this Exhibit D in connection with a Funding Request, Landlord shall, within thirty (30) days following receipt of the Funding Request, disburse the amount requested to be funded to Tenant. If Tenant fails to pay any portion of the Tenant Contribution as and when required, Landlord shall have the right to withhold any further funding of Landlord’s Contribution pending Tenant’s delivery of evidence reasonably satisfactory to

Landlord that Tenant has made such Tenant Contribution and any such withholding by Landlord shall not be deemed a delay by Landlord or otherwise postpone Tenant’s obligation to pay Rent under this Lease. In addition, Landlord shall have the right to hold back five percent (5%) of the amount of requested from any Funding Request until such time as, in addition to Tenant’s satisfaction of the requirements otherwise applicable to a final payment under clauses (i) –

(vi) above of this Section 4(b), Landlord has received a certificate from Tenant’s architect that all punch list items have been corrected or completed; provided, however, such hold back shall not be in addition to the retainage under Tenant’s construction contract for the Tenant’s Work and in the event Tenant submits a Funding Request that reflects at least a five percent (5%) retainage under Tenant’s construction contract for the Tenant’s Work then Landlord will not withhold such additional five percent (5%) hold back and will retain a five percent (5%) hold back only from the final Funding Request in accordance with this Section 4(b).

(c)
Notwithstanding anything in this Lease, including this Exhibit D to the contrary, Landlord’s obligation to make any payment of the Landlord’s Contribution is conditioned upon there being no uncured Event of Default under this Lease.

Without limiting Tenant’s obligations to complete all of the Tenant Work to the Premises in accordance with the terms hereof, Tenant acknowledges and agrees that Landlord shall have no obligation to pay or fund the final installment of Landlord’s Contribution if the Tenant Work to the Premises is not substantially complete and conditions (i) through (vi) above are not satisfied within two (2) years following the Commencement Date of this Lease.

5.
ADDITIONAL PROVISIONS REGARDING THE TENANT WORK.

With regard to the performance of the Tenant Work pursuant to this Exhibit D, the following provisions shall apply:

(a)
Insurance Requirements During Construction.

(i)
Tenant shall secure, pay for, and maintain, or cause its contractors and subcontractors to secure, pay for, and maintain, during the continuance of construction and fixturing work within the Premises, all of the insurance policies required in the amounts as set forth herein, together with such insurance as may from time to time be required by city, county, state or federal laws, codes, regulations or authorities.

(ii)
The Tenant Work under this Exhibit D may not commence nor may Tenant permit its contractors and/or subcontractors to commence any work until all required insurance has been obtained, and, if Landlord requests, until Tenant’s, or its contractors and subcontractors, certificates of such insurance have been delivered to Landlord. Tenant’s or its contractors and subcontractors insurance policies shall name the Landlord, Landlord’s property manager, and Landlord’s mortgagee(s) as additional insureds and such other parties as may be reasonably requested by Landlord as additional insureds. Such certificates of insurance shall provide that no change or cancellation of such insurance coverage shall be undertaken without thirty (30) days’ prior written notice to Landlord; provided, however, in the event such insurer is unable to provide such notice, Tenant shall be obligated to provide such notice to Landlord.

(iii)
Landlord shall have the right to require Tenant, and Tenant shall have the duty, to stop work in the Premises immediately if any of the insurance coverage Tenant or its contractors and subcontractors are required to carry herein lapses during the course of such work, in which event the Tenant Work may not be resumed until the required insurance is obtained and satisfactory evidence of same is provided to Landlord.

(iv)
In the event Tenant employs a contractor or subcontractor to perform all or part of the Tenant Work, Tenant shall carry, or cause Tenant’s Contractors to carry, General Contractor’s and Subcontractor’s Required Minimum Coverages and Limits of Liability as follows (the insurance required under this Exhibit D shall be in addition to any and all insurance required to be procured by Tenant pursuant to the terms of the Lease):

(A)
Worker’s Compensation, as required by state law, and Employer’s Liability Insurance with a limit of not less than $1,000,000 (or more if required by the law of the State) and any insurance required by any Employee Benefit Act or similar statute applicable where the work is to be performed, as will protect the contractor and subcontractors from any and all liability under the aforementioned act(s) or similar statute.

(B)
Comprehensive General Liability Insurance (including Contractor’s Protective Liability) in an amount not less than $2,000,000 per occurrence whether involving personal injury liability (or death resulting therefrom) or property damage liability or a combination thereof (combined single limit coverage) with a minimum aggregate limit of

$2,000,000. Such insurance shall insure Tenant’s general contractor against any and all claims for personal injury, death, and damage to the property of others arising from its operations under its contract, whether such operations are performed by Tenant’s contractors, subcontractors, or sub-subcontractors, or by anyone directly or indirectly employed by any of them.

(C)
Comprehensive Automotive Liability Insurance, for the ownership, maintenance, or operation of any automotive equipment, whether owned, leased, or otherwise held, including employer’s non- ownership and hired car liability endorsements, in an amount not less than

$2,000,000 per occurrence and $2,000,000 aggregate, combined single limit bodily injury and property damage liability.

(D)
Builder’s risk insurance in such amount as is commensurate with the scope and Total TI Cost of such work.

(b)
Minimize Disturbances During Construction. In the performance of the Tenant Work, Tenant shall cause its contractor(s) to use reasonable and diligent efforts not to unreasonably interfere with ongoing operations in the Building and the Property. Without limiting the foregoing, Tenant agrees to cause its contractor to use reasonable and diligent efforts to minimize excess noise, and to limit its construction activities to the portion of the Premises being constructed and those portions of the Common Areas (if any) in which Tenant is permitted to stage materials and perform the Tenant Work in accordance with the Construction Documents.

(c)
Utilities During Construction. Tenant shall be responsible for all utility costs associated with the performance of the Tenant Work and shall either supply its own electricity and other utilities, or shall reimburse Landlord for all utility costs associated with such work. Tenant shall keep all construction areas reasonably clean and free of trash and debris, and shall police the activities of its contractors, subcontractors and their respective employees with regard to keeping the Building and the Property clean. Tenant shall also use reasonable and diligent efforts to minimize any disturbance to the other tenants and occupants of the Building and Property in the course of such construction activities. Tenant agrees to follow (or cause its contractors and subcontractors to follow) all reasonable directions given to Tenant or its contractors or subcontractors by Landlord’s Construction Representative and to otherwise comply with any reasonable rules and regulations established by Landlord from time to time with regard to Tenant’s construction activities within the Building. Tenant’s construction contract shall indemnify Tenant and Landlord from damages, losses, and expenses associated with the acts and omissions of Tenant’s Contractor, its agents, employees, and subcontractors.

(d)
Violations with respect to the Tenant Work. In the event (i) of any material violation of this Exhibit D, or (ii) the construction of any improvements in the Premises which are not within the scope of the Construction Documents (or other Landlord-approved plans), Landlord shall have the right to cause Tenant and Tenant’s contractor to stop the Tenant Work and to remove any such improvements which have been constructed in violation of the Construction Documents (or other Landlord- approved plans) or this Exhibit D at Tenant’s expense, and to seek any and all appropriate legal and equitable relief in order to enforce the provisions of this Exhibit D.

(e)
Without limiting the generality or applicability of this Exhibit D or the Lease, Tenant agrees that the following provisions shall apply to the performance of the Tenant Work:

(i)
In performing any plumbing work which is contemplated under the Construction Documents (or other Landlord-approved plans if required by the terms of the Lease) which may require removal of floor slab in corridors or areas which are within the common areas of the Building, Tenant agrees: (A) to conduct such work expeditiously and in a manner which is calculated to minimize, to the fullest extent practicable, any inconvenience to Landlord’s building personnel,

and other Building tenants, occupants and invitees who use such common corridors; (B) upon completion of the plumbing work, to restore the finishes within such common corridors to their original condition; and (C) if materials necessary to match such finishes, upon restoration, to the finish of the portions of the corridor which were not removed or affected by such work or alterations, are not available, Tenant shall be responsible to restore the entire corridor to a uniform finish acceptable to Landlord in Landlord’s sole but reasonable discretion, consistent with the quality of the existing finish.

(ii)
In performing any portions of the Tenant Work which involve construction work which affects the exterior portions of the Building, the Property or Common Areas, Tenant agrees that it shall, at Tenant’s sole expense, restore all areas of the Building’s or Property’s exterior and/or Common Areas, including without limitation all adjacent planting areas, sidewalks and parking areas, affected by the performance of such work or alterations to their original condition upon the completion of such portions of the Tenant Work.

(iii)
Tenant shall, as part of the Tenant Work, protect and restore all work areas of the Building and Property (including without limitation, any portions of the Common Areas of the Property) required for access to the Premises, or otherwise utilized or affected in performing the Tenant Work, including, but not limited to, the Building roof, common corridor floors, walls, and ceilings, floor penetrations and chase wall penetrations. Tenant shall use only qualified roofing contractors for penetrations and reflashing of affected roof areas (if any), which roofing contractors shall be subject to Landlord’s approval, and Tenant and such contractor shall warrant to Landlord the integrity of any such roof or exterior penetrations that are performed as part of the Tenant Work, and that the same are free from leakage and are otherwise properly waterproof. Tenant shall further ensure (and warrant to Landlord) that all floor penetrations that are performed as part of the Tenant Work are properly fire-stopped, in accordance with applicable building and fire codes and prudent construction practices. Landlord’s construction manager and/or representatives shall be advised at the time Tenant commences any portion of the Tenant Work involving the exterior of the Building, the Property, the Building roof, the common corridors, and all floor to floor penetrations, and all such work shall be subject to the inspection and approval of Landlord (and in the case of work involving the exterior of the Building, shall be supervised by Landlord’s construction manager and/or other representatives). In regard to the foregoing right of inspection and approval, Tenant and its contractor shall, upon reasonable prior notice, permit such construction manager and/or representatives free access to all affected areas of the Premises and Building necessary for Landlord to conduct such inspections and/or supervision.

D-10

EXHIBIT E

Commencement Date Letter

, 2022

[Name of Contact] [Name of Tenant] [Address of Tenant]

RE: [Name of Tenant]

[Premises Rentable Area and Floor] [Address of Building]

Dear [Name of Contact]:

Reference is made to that certain Lease, dated as of , 20 , between [Landlord], as Landlord and [Tenant] as Tenant, with respect to Premises on the floor of the above-referenced building. In accordance with Section [ ] of the Lease, this is to confirm that the Commencement Date of the Term of the Lease occurred on , and that the Term of the Lease shall expire on .

If the foregoing is in accordance with your understanding, kindly execute the enclosed duplicate of this letter, and return the same to us.

Very truly yours,

[Landlord]

Accepted and Agreed:

[Tenant]

By: Name: Title: Date:

By: Name: Title:

E-1

EXHIBIT F

Building Operating Expenses and Laboratory Operating Expenses

Building Operating Expenses shall include the following expenses, without limitation, and reasonably and equitably allocated to the Office Portion of the Building’s cost pool:

1.
All expenses incurred by Landlord or Landlord’s agents which shall be directly related to employment of personnel, including amounts incurred for wages, salaries for services, payroll, social security, unemployment and similar taxes, workmen’s compensation insurance, disability benefits, pensions, hospitalization, retirement plans and group insurance, uniforms and working clothes and the cleaning thereof, and expenses imposed on Landlord or Landlord’s agents pursuant to any collective bargaining agreement for the services of employees of Landlord or Landlord’s agents in connection with the operation, repair, maintenance, cleaning, management and protection of the Property, including, without limitation, day and night supervisors, manager, accountants, bookkeepers, janitors, carpenters, engineers, mechanics, electricians and plumbers and personnel engaged in supervision of any of the persons mentioned above; provided that, if any such employee is also employed on other property of Landlord, such compensation shall be suitably prorated among the Property and such other properties.

2.
The cost of services, utilities, materials and supplies furnished or used in the operation, repair, maintenance, cleaning, management and protection of the Property.

3.
The cost of replacements for tools and other similar equipment used in the repair, maintenance, cleaning and protection of the Property, provided that, in the case of any such equipment used jointly on other property of Landlord, such costs shall be suitably prorated among the Property and such other properties.

4.
Where the Property is managed by Landlord or an affiliate of Landlord, management fees equal to three percent (3%) of Gross Receivable Rents for the Building (“Gross Receivable Rents for the Building” for the purposes hereof being defined as annual Basic Rent, Building Operating Expenses, with the exception of the aforesaid management fee, Laboratory Operating Expenses, and Taxes for the Building for the relevant year), whether or not actually paid, together with amounts accrued for legal and other professional fees relating to the Property, but excluding such fees and commissions paid in connection with services rendered for securing or renewing leases and for matters not related to the normal administration and operation of the Property.

5.
Commercially reasonable premiums and deductibles incurred for insurance against damage or loss to the Property from such hazards as Landlord shall determine, including, but not by way of limitation, insurance covering loss of rent attributable to any such hazards, and public liability insurance.

6.
Replacements to the roof or other structural elements or other capital expenditures or improvements but only to the extent (i) Landlord, during the Term, installs or replaces any equipment or other item in or to the Building which Landlord anticipates in good faith will effect an energy savings or will make the Building or any part thereof more energy efficient or for the purpose of reducing Operating Expenses, or (ii) which are required due to changes in applicable Laws or as a result of new Laws not in effect as of the Effective Date of the Lease (collectively, the “Permitted Capital Expenditures”), provided, however, that only the annual charge-off of such Permitted Capital Expenditure shall be included in each Operating Year's Operating Expenses (or a prorata amount thereof for any partial Operating Year). Annual charge-off shall be determined by dividing the original Permitted Capital Expenditure plus an interest factor, reasonably determined by Landlord, as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Property is located, by the number of years of useful life of the Permitted Capital Expenditure; and the useful life shall be determined reasonably by Landlord in accordance with GAAP and practices in effect at the time of making such expenditure.

7.
Cost of operation of the Building and the other areas of the Complex as more specifically provided in the Lease, including those incurred in discharging the obligations under Article 7 of the Lease; provided, however, there shall be excluded from the Building Operating Expenses the expenses that solely relate to and benefit only the Retail Portion of the Building or the Laboratory Portion of the Building and/or do not serve or benefit the Office Portion of the Building in any manner.

8.
The Building’s share (as reasonably determined by Landlord) of expenses related to the operation of the open areas, public areas and amenities, plazas, common areas, facilities and other non-leasable areas of the Complex and Complex’s Percentage Share (as defined in the Declaration) of the CAM Charges for the Boston Landing Project allocated to the Complex under the Declaration, including the Complex’s share of all costs incurred to operate the shuttle service for the Boston Landing Project and like amenities for use of tenants of the Building either alone or in common with tenants of other buildings in the Complex or the Boston Landing Project (excluding the costs to construct and initially fixture or furnish any such amenities), provided that there shall be no duplication in any such expense charged to Tenant as Operating Expenses hereunder.

9.
The costs to operate, repair and maintain Base Building Systems and Common Facilities in the Building (including, without limitation, utility and other costs to maintain, repair and operate Base Building Systems , if any, serving the Building, including, without limitation, the general costs to operate, repair and maintain the Building (including, without limitation, insurance costs for the Building); provided, however, (1) in no event shall Landlord be entitled to pass through greater than one hundred percent (100%) of those costs for the operation, repair and maintenance of Base Building Systems and Common Facilities due to the

same being allocated to both the Office Portion, Retail Portion or Laboratory Portion of the Building, and (2) there shall be excluded from the Building Operating Expenses the expenses that solely relate to and benefit only the Retail Portion of the Building or the Laboratory Portion of the Building and do not serve or benefit the Office Portion of the Building in any manner.

10.
Costs for electricity, water and sewer use charges, gas and other utilities supplied to the Property and not paid for directly by tenants.

11.
Taxes (as hereinafter defined). “Taxes” shall mean (i) all ad valorem real property taxes, assessments (including betterment, special or otherwise), levies, fees and all other government levies, exactions and charges of every kind and nature, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term, imposed or levied upon or assessed against the Property or any portion thereof or against any Basic Rent, Additional Rent or other rent of any kind or nature payable to Landlord by anyone on account of the ownership, leasing or operation of the Property, or which arise on account of or in respect of the ownership, development, leasing, operation or use of the Property or any portion thereof; (ii) all gross receipts taxes or similar taxes imposed or levied upon, assessed against or measured by any Basic Rent, Additional Rent or other rent of any kind or nature or other sum payable to Landlord by anyone on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iii) all value added, use and similar taxes at any time levied, assessed or payable on account of the ownership, development, leasing, operation, or use of the Property or any portion thereof; (iv) the Building’s pro rata share of the Taxes allocated to the Complex under the Declaration, and (v) reasonable expenses of any proceeding for abatement of any of the foregoing items included in Taxes, but the amount of special taxes or special assessments included in Taxes shall be limited to the amount of the installment (plus any interest, other than late charges and penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such Taxes are being determined. There shall be excluded from Taxes all income, estate, succession, gift, franchise, inheritance and transfer taxes of Landlord (or any affiliate thereof); provided, however, that if at any time during the Term, the present system of ad valorem taxation of real property shall be changed so that a gross receipts capital levy, franchise, income, profits, sales, rental, use and occupancy, or other new or additional tax or charge shall in whole or in part be substituted for, or added to, such ad valorem tax and levied against, or be payable by, Landlord with respect to the Property or any portion thereof, such tax or charge shall be included in the term “Taxes” for the purposes of this Article.

12.
Betterment assessments, provided the same are apportioned equally over the longest period permitted by law, and to the extent, if any, not included in Taxes.

13.
Amounts paid to independent contractors for services, materials and supplies furnished for the operation, repair, maintenance, cleaning and protection of the Property not in excess of market rates for Comparable Buildings.

14.
Except to the extent covered by warranty or an insurance claim, any convector units, filters or heat pump repairs and replacements.

Laboratory Operating Expenses shall include the following, without limitation and without duplication of any other Operating Expenses or Taxes charged to Tenant under this Lease:

1.
All costs of any kind paid or incurred by Landlord in connection with the operation or maintenance of the Laboratory Systems and the provision of services that exclusively serve the Laboratory Portion of the Building, which shall include, without limitation, costs of repairs and replacements to Laboratory Systems; costs of utilities furnished to the Laboratory Systems and any Common Facilities exclusively serving the Laboratory Systems; sewer fees; HVAC; maintenance or replacement of equipment utilized for operation and maintenance of the Laboratory Systems; license, permit and inspection fees; sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Laboratory Systems; other expenses incurred in connection with the operation, maintenance or repair of the Laboratory Systems; accounting, legal and other professional fees and expenses incurred in connection with the Laboratory Systems; Permitted Capital Expenditures related to the Laboratory Systems; costs of complying with applicable Laws (except to the extent such costs are incurred to remedy non-compliance as of the Commencement Date with applicable Laws); costs to keep the Laboratory Systems in compliance with, or costs or fees otherwise required under or incurred pursuant to any covenants, conditions or restrictions associated with the Property or Complex, including insurance premiums attributable to Laboratory Systems, and premiums for commercial general liability, property casualty, earthquake, terrorism and environmental coverages; portions of insured losses to Laboratory Systems paid by Landlord as part of the deductible portion of a loss pursuant to the terms of insurance policies; service contracts; costs of services of independent contractors retained to do work of a nature referenced above; and costs of compensation (including employment taxes and fringe benefits) of all persons who perform regular and recurring duties connected with the day-to-day operation and maintenance of Laboratory Systems.

2.
Any taxes or assessments in lieu thereof imposed separately on any Laboratory Systems or reasonably determined by Landlord to be attributable to any Laboratory Systems and not other portions of the Property or Complex.

3.
Cost of operation of the Building and the other areas of the Complex as more specifically provided in the Lease, including those incurred in discharging the obligations under Article 7 of the Lease; provided, however, there shall be excluded from the Laboratory Operating Expenses the expenses that solely relate to and benefit only the Retail Portion of the Building or the Office Portion

of the

Building and do not serve or benefit the Laboratory Portion of the Building in any manner.

If Landlord shall receive any tax refund or reimbursement of Taxes or sum in lieu thereof with respect to any Tax Year all or any portion of which falls within the Term, then out of any balance remaining thereof after deducting Landlord’s expenses in obtaining such refund, Landlord shall, provided there does not then exist an Event of Default, credit an amount equal to such refund or reimbursement or sum in lieu thereof (exclusive of any interest, and apportioned if such refund is for a Tax Year a portion of which falls outside the Term,) multiplied by Tenant’s Pro Rata Share against the monthly installments of Additional Rent next due under this Lease (or refund such amount to Tenant if the Term has ended and Tenant has no further obligations to Landlord).

Notwithstanding anything to the contrary set forth in the Lease, Building Operating Expenses and Laboratory Operating Expenses shall not include the following:

(i)
Any cost or expense to the extent to which Landlord is paid or reimbursed (other than as a payment for Operating Expenses), including work or services performed for any tenant (including Tenant) or the cost of any item for which Landlord has been paid or reimbursed by insurance, warranties, service contracts, condemnation proceeds or otherwise;

(ii)
The cost of any work or services performed for any other property other than the Building or Complex;

(iii)
Leasing commissions, attorneys’ fees, space planning costs, and other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building;

(iv)
Costs associated with the operation of the business of the entity which constitutes Landlord, Landlord's management company or any affiliate of Landlord as the same are distinguished from the costs of operation of the Building;

(v)
Costs (including permit, license, and inspection fees) incurred in renovating, improving, decorating, painting or redecorating vacant leasable space or space for tenants, the cost of tenant improvements, build out allowances, moving expenses, assumption of rent under existing leases and other concessions incurred in connection with leasing space in the Building or in the Complex;

(vi)
Depreciation and amortization on the Building, except as expressly permitted elsewhere in the Lease;

(vii)
Overhead and profit and other costs paid to subsidiaries or affiliates of Landlord for services or materials on or to the Property or for supplies or other materials (exclusive of the management fee set forth in Item #4 above), to the extent that

the costs of the service, supplies or materials exceed the competitive costs of the services, supplies or materials were they not provided by a subsidiary or affiliate;

(viii)
Interest on debt or amortization payments on mortgages or deeds of trust or any other debt for borrowed money and any other costs and expenses incurred in connection with the financing and/or refinancing of the Building, Property and/or Complex;

(ix)
Items and services which Tenant is not entitled to receive under this Lease but which Landlord provides selectively to one or more tenants of the Building other than Tenant or for which Landlord is separately reimbursed;

(x)
Costs incurred, in excess of the commercially reasonable deductible, in connection with repairs or other work needed to the Building and/or the Complex because of fire, windstorm, or other casualty or cause required to be insured against by Landlord under this Lease or the exercise of eminent domain; provided, however, in no event shall any self-insurance retentions be charged to Tenant, other than the aforementioned commercially reasonable deductible;

(xi)
Any costs, fines or penalties incurred because Landlord violated any Law;

(xii)
Capital expenditures other than Permitted Capital Expenditures;

(xiii)
Legal, auditing, consulting and professional fees and other costs, (other than those legal, auditing, consulting and professional fees and other costs incurred in connection with the normal and routine maintenance and operation of the Building), including, without limitation, those: (i) paid or incurred in connection with financings, refinancings or sales of any Landlord's interest in the Building or the Complex, (ii) relating to specific disputes with tenants, and (iii) relating to any special reporting required by securities laws;

(xiv)
Costs incurred in performing work or furnishing services for any tenant (including Tenant), whether at such tenant's or Landlord's expense, to the extent that such work or services is in excess of any work or service that Landlord is obligated to furnish to Tenant (e.g., if Landlord agrees to provide extra cleaning to another tenant, the cost thereof would be excluded since Landlord is not obligated to furnish extra cleaning to Tenant);

(xv)
The cost of repairs or replacements incurred by reason of fire or other casualty or condemnation other than costs not in excess of a reasonable deductible on any insurance maintained by Landlord;

(xvi)
Insurance premiums to the extent any tenant requires Landlord to purchase additional insurance because of such tenant's use of the Building;

(xvii)
Any advertising, promotional or marketing expenses for the Building, the Complex and the Boston Landing Project including any merchant’s association except for expenses passed through under the Declaration;

(xviii)
The cost of any service or materials (exclusive of the management fee) provided by any party related to Landlord, to the extent such costs exceed the reasonable cost for such service or materials absent such relationship in buildings similar to the Building in the vicinity of the Building;

(xix)
Payments for rented equipment, the cost of which equipment would constitute a capital expenditure if the equipment were purchased to the extent that such payments exceed the amount which could have been included in Operating Expenses had Landlord purchased such equipment rather than leasing such equipment;

(xx)
Penalties, damages, and interest for late payment or violations of any obligations of Landlord, including, without limitation, taxes, insurance, equipment leases and other past due amounts;

(xxi)
Contributions to charitable organizations;

(xxii)
Costs incurred in removing the property of former tenants or other occupants of the Building;

(xxiii)
The cost of testing, remediation or removal of Hazardous Materials in the Building, the Complex or the Boston Landing Project required by Environmental Laws;

(xxiv)
The cost of acquiring, installing, moving or restoring objects of art;

(xxv)
Wages, salaries, or other compensation paid to any executive employees above the grade of senior property or regional property manager at the Complex;

(xxvi)
The net (i.e. net of the reasonable costs of collection) amount recovered by Landlord under any warranty or service agreement from any contractor or service provider shall be credited against Operating Expenses;

(xxvii)
Cost or expenses due to the willful misconduct or negligence of Landlord or any of the Landlord Parties;

(xxviii)
Bad debt expenses;

(xxix)
Ground lease payments, if any (except to the extent payment is for Taxes);

(xxx)
Costs to finance or refinance debt, create and/or file condominium maps or documents or sell the Building or the Complex;

(xxxi)
Costs related to the Rink Building; or

(xxxii)
Reserves.

F-7

EXHIBIT G

Rules and Regulations of Building The following regulations are generally applicable:

1.
The public sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or encumbered by Tenant (except as necessary for deliveries) or used for any purpose other than ingress and egress to and from the Premises.

2.
No awnings, curtains, blinds, shades, screens or other projections shall be attached to or hung in, or used in connection with, any window of the Premises or any outside wall of the Building. Such awnings, curtains. blinds, shades, screens or other projections must be of a quality, type, design and color, and attached in the manner, approved by Landlord.

3.
No show cases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor, if the Building is occupied by more than one tenant, displayed through interior windows into the common areas of the Building, nor placed in the halls, corridors or vestibules.

4.
The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed, and no sweepings, rubbish, rags, acids or like substances shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by the Tenant.

5.
Tenant shall not use the Premises or any part thereof or permit the Premises or any part thereof to be used as a public employment bureau or for the sale of property of any kind at auction.

6.
Tenant must, upon the termination of its tenancy, return to the Landlord all locks, cylinders and keys to offices and toilet rooms of the Premises.

7.
Landlord reserves the right to exclude from the Building after business hours and at all hours on days other than Business Days all persons connected with or calling upon the Tenant who do not present a pass to the Building signed by the Tenant or who are not escorted in the Building by an employee of Tenant. Tenant shall be responsible for all persons for whom it issues any such pass and shall be liable to the Landlord for all wrongful acts of such persons.

8.
The requirements of Tenant will be attended to only upon application at the Building Management Office. Employees of Landlord shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of the Landlord.

9.
There shall not be used in any space in the Building, or in the public halls of the Building, either by Tenant or its agent, contractors, employees or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and side guards.

10.
No bicycles, vehicles or animals (except service animals) of any kind shall be brought into or kept in or about the Premises.

11.
No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or any neighboring building or premises or those having business with them whether by use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing, or in any other way. No tenant shall throw anything out of the doors, windows or skylights or down the passageways.

12.
The Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

13.
No smoking shall be permitted in the Premises or the Building. Smoking shall only be permitted in smoking areas outside of the Building which have been designated by the Landlord. Tenant shall comply with all applicable “No Smoking” and if Tenant is required by Law to adopt a written smoking policy, a copy of said policy shall be on file in the property manager’s office in the Building.

14.
Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

15.
Tenant shall not use the name of the Building for any purpose other than Tenant’s business address; Tenant shall not use the name of the Building for Tenant’s business address after Tenant vacates the Premises; nor shall Tenant use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence. Tenant shall not represent itself as being associated with any company or corporation by which the Building may be known.

16.
No article which is explosive or dangerous is allowed in the Building.

17.
Room-to-room canvassing to solicit business from other tenants of the Building is not permitted.

18.
Tenant shall not waste electricity, water or air-conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the Building’s heating and air-conditioning systems. Tenant shall participate in any recycling programs undertaken by Landlord or required by applicable Laws.

19.
No locks or similar devices shall be attached to any door except by Landlord and Landlord shall have the right to retain a key to all such locks. Tenant may not install any locks without Landlord’s prior approval, which approval shall not be unreasonably withheld.

20.
To the extent permitted by law, Tenant shall not cause or permit picketing or other activity which would interfere with the business of Landlord or any other tenant or occupant of the Building, or distribution of written materials involving its employees in or about the Building, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent.

21.
Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises or use the Premises for housing accommodations or lodging or sleeping purposes except that Underwriters’

Laboratory-approved equipment and microwave ovens may be used in the Premises for heating food and brewing coffee, tea and similar beverages for Tenant’s employees and visitors provided such use is in compliance with applicable Laws and does not disturb other tenants in the Building with odor, refuse or pests.

22.
All office equipment of any electrical or mechanical nature shall be placed by Tenant in the Premises in settings approved by Landlord to absorb or prevent any vibration, noise or annoyance. Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the Premises; nor permit objectionable odors or vapors to emanate from the Premises.

23.
Tenant shall not construct or place partitions, furniture or other obstructions that interfere with Landlord’s free access to mechanical installations located in the Building, including air-cooling, fan, ventilating and machine rooms and mechanical and electrical closets, the proper functioning of the Base Building Systems or the moving of Landlord’s equipment to and from the enclosures containing said installations. Neither Tenant nor any contractor, invitee or licensee of Tenant shall at any time enter said enclosures or tamper with, adjust, or otherwise affect in any manner such mechanical installations

24.
No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive without Landlord’s prior written consent not to be unreasonably withheld, conditioned or delayed.

25.
Tenant shall comply with all safety, fire protection and evacuation procedures and regulations established by Landlord or any governmental agency.

26.
Tenant shall cause all freight to be delivered to or removed from the Building and the Premises in accordance with the requirements established by Landlord therefor. Deliveries shall be made during Building Service Hours and are subject to local municipal noise ordinances. No deliveries shall be made that impede or interfere with other tenants in or the operation of the Property or Complex.

27.
Tenant shall comply with all orders, requirements and conditions now or hereafter imposed by applicable Laws or Landlord (“Waste Regulations”) regarding the collection, sorting, separation and recycling of waste products, garbage, refuse and trash generated by Tenant (collectively, “Waste Products”), including (without limitation) the separation of Waste Products into receptacles reasonably approved by Landlord and the removal of such receptacles in accordance with any collection schedules prescribed by Waste Regulations.

28.
Tenant shall store all of its trash, garbage and Hazardous Materials in receptacles within its Premises or in receptacles designated by Landlord outside of the Premises, including a dumpster at the loading dock for the disposal of trash and garbage other than Hazardous Materials, which dumpster shall be supplied by Landlord subject to Force Majeure (the “Dumpster”). Tenant shall not place in any such receptacle any material that cannot be disposed of in the ordinary and customary manner of trash or garbage disposal. Any Hazardous Materials transported through outside of the Premises shall be held in secondary containment devices. With the exception of items placed in the Dumpster, Tenant shall be responsible, at its sole cost and expense, for Tenant’s removal of its trash, garbage and Hazardous Materials.

29.
The rules and regulations set forth in Attachment I to this Exhibit, which is by this reference made a part hereof, are applicable to any Alterations being undertaken by or for Tenant in the Premises pursuant to Section 5.3 of the Lease.

Attachment I to Exhibit G

Rules and Regulations for Tenant Alterations

A.
General

1.
All Alterations made by Tenant in, to or about the Premises shall be made in accordance with the requirements of this Exhibit and by union contractors or mechanics approved by Landlord.

2.
Tenant shall, prior to the commencement of any work, submit for Landlord’s written approval, complete plans for the Alterations, with full details and specifications for all of the Alterations, in compliance with Section D below.

3.
Alterations must comply with the Building Code applicable to the Property and the requirements, rules and regulations and any other governmental agencies having jurisdiction.

4.
No work shall be permitted to commence before Tenant obtains and furnishes to Landlord copies of all necessary licenses and permits from all governmental authorities having jurisdiction.

5.
All demolition, removals or other categories of work that may inconvenience other tenants or disturb Building operations, must be scheduled and performed before 7:00 a.m. or after 6:00 p.m. and Tenant shall provide the Building manager with at least 48 hours’ notice prior to proceeding with such work.

6.
All inquiries, submissions, approvals and all other matters shall be processed through Landlord’s property manager.

7.
All work, if performed by a contractor or subcontractor, shall be subject to reasonable supervision and inspection by Landlord’s representative. Such supervision and inspection shall be at Tenant’s sole expense and Tenant shall pay Landlord’s reasonable charges for such supervision and inspection as Additional Rent within thirty (30) days after receiving Landlord’s invoice therefor.

B.
Prior to Commencement of Work

1.
Tenant shall submit to the property manager a request to perform the work. The request shall include the following enclosures:

(i)
A list of Tenant’s contractors and/or subcontractors for Landlord’s approval, which approval shall not be unreasonably withheld conditioned or delayed.

(ii)
Four complete sets of plans and specifications properly stamped by a registered architect or professional engineer and meeting the requirements in Section D below.

(iii)
A properly executed building permit application form.

(iv)
Four executed copies of the Insurance Requirements Agreement in the form attached to this Exhibit as Attachment II and made a part hereof from Tenant’s contractor and, if requested by Landlord, from the contractor’s subcontractors.

(v)
Contractor’s and subcontractor’s insurance certificates, including an indemnity in accordance with the Insurance Requirements Agreement.

2.
Landlord will return the following to Tenant:

(i)
Two sets of plans approved or a disapproved with specific comments as to the reasons therefor (such approval or comments shall not constitute a waiver of approval of governmental authorities).

(ii)
Two fully executed copies of the Insurance Requirements Agreement.

3.
Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any Alterations shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority. Any plan or design approval rights reserved to or exercised by Landlord hereunder are for the sole and exclusive benefit of Landlord to ensure compatibility of such work with Building systems and Building standards, and such approval does not constitute any representation or warranty whatsoever as to the adequacy, correctness, efficiency or compliance with applicable Law of such plan or design or the work shown thereon and Landlord is expressly not reviewing Tenant’s plans for such purposes.

4.
Tenant shall obtain a building permit from the Building Department and necessary permits from other governmental agencies. Tenant shall be responsible for keeping current all permits. Tenant shall submit copies of all approved plans and permits to Landlord and shall post the original permit on the Premises prior to the commencement of any work.

C.
Requirements and Procedures

1.
All structural and floor loading requirements shall be subject to the prior approval of Landlord’s structural engineer, such approval to be granted or withheld in accordance with Section 5.3 of the Lease.

2.
All mechanical (HVAC, plumbing and sprinkler) and electrical requirements shall be subject to the approval of Landlord’s mechanical and electrical engineers, such approval to be granted or withheld in accordance with Section 5.3 of the Lease, and all mechanical and electrical work shall be performed by contractors who are engaged by Landlord in constructing, operating or maintaining the Building. When necessary, Landlord will require engineering and shop drawings, which drawings must be approved by Landlord before work is started, such approval to be granted or withheld in accordance with Section 5.3 of the Lease. Drawings are to be prepared by Tenant and all approvals shall be obtained by Tenant.

3.
Elevator service for construction work shall be charged to Tenant at standard Building rates which will include the reasonable cost of operators and supervisory staff. Prior arrangements for elevator use shall be made at least 48 hours in advance with Building manager by Tenant. No material or equipment shall be carried under or on top of elevators. If an operating engineer or master mechanic is required by any union regulations, such engineer or master mechanic shall be paid for by Tenant.

4.
If shutdown of risers and mains for electrical, HVAC, sprinkler and plumbing work is required, such work shall be supervised by Landlord’s representative and shall be performed only at times approved by Landlord. No work will be performed in Building mechanical equipment rooms without Landlord’s approval and under Landlord’s supervision.

5.
Tenant’s contractor shall:

(i)
have a superintendent or foreman on the Premises at all times;

(ii)
police the job at all times, continually keeping the Premises orderly;

(iii)
maintain cleanliness and protection of all areas, including elevators and lobbies.

(iv)
protect the front and top of all peripheral HVAC units and thoroughly clean them at the completion of work;

(v)
block off supply and return grills, diffusers and ducts to keep dust from entering into the Building air conditioning system; and

(vi)
avoid disturbance of other tenants.

6.
If Tenant’s contractor is negligent in any of its responsibilities, Tenant shall be charged for corrective work.

7.
All equipment and installations must be equal to the standards generally in effect with respect to the remainder of the Building. Any deviation from such standards will be permitted only if indicated or specified on the plans and specifications and approved by Landlord, such approval to be granted or withheld in accordance with Section 5.3 of the Lease.

8.
A properly executed air balancing report signed by a professional engineer shall be submitted to Landlord upon the completion of all HVAC work.

9.
Upon completion of the Alterations, Tenant shall submit to Landlord a permanent certificate of occupancy and final approval by the other governmental agencies having jurisdiction.

10.
Tenant shall submit to Landlord a final “as-built” set of drawings in Auto-CAD format and one set of blueprints showing all items of the Alterations in full detail.

11.
Additional and differing provisions in the Lease, if any, will be applicable and will take precedence.

D.
Standards for Plans and Specifications

Whenever Tenant shall be required by the terms of the Lease (including this Exhibit) to submit plans to Landlord in connection with any Alterations, such plans shall include at least the following:

1.
Floor plan indicating location of partitions and doors (details required of partition and door types).

2.
Location of standard electrical convenience outlets and telephone outlets.

3.
Location and details of special electrical outlets; e.g., photocopiers, etc.

4.
Reflected ceiling plan showing layout of standard ceiling and lighting fixtures. Partitions to be shown lightly with switches located indicating fixtures to be controlled.

5.
Locations and details of special ceiling conditions, lighting fixtures, speakers, etc.

6.
Location and specifications of floor covering, paint or paneling with paint colors referenced to standard color system.

7.
Finish schedule plan indicating wall covering, paint, or paneling with paint colors referenced to standard color system.

8.
Details and specifications of special millwork, glass partitions, rolling doors and grilles, blackboards, shelves, etc.

9.
Hardware schedule indicating door number keyed to plan, size, hardware required including butts, latchsets or locksets, closures, stops, and any special items such as thresholds, soundproofing, etc. Keying schedule is required.

10.
Verified dimensions of all built-in equipment (file cabinets, lockers, plan files,

etc.)

11.
Location and weights of storage files.

12.
Location of any special soundproofing requirements.

13.
Location and details of special floor areas exceeding 50 pounds of live load per square foot.

14.
All structural, mechanical, plumbing and electrical drawings, to be prepared by the base building consulting engineers, necessary to complete the Premises in accordance with Tenant’s Plans.

15.
All drawings to be uniform size (30” x 46”) and shall incorporate the standard project electrical and plumbing symbols and be at a scale of 1/8” = 1’ or larger.

16.
All drawings shall be submitted in hard-copy paper form (together with a PDF scanned copy of all paper drawings) and on disk in Auto-CAD Version 2000.

17.
All drawings shall be stamped by an architect (or, where applicable, an engineer) licensed in the jurisdiction in which the Property is located and without limiting the foregoing, shall be sufficient in all respects for submission to applicable authorization in connection with a building permit application.

Attachment II to Exhibit G Contractor’s Insurance Requirements

Building:

Landlord:

Tenant:

Premises:

The undersigned contractor or subcontractor (“Contractor”) has been hired by the tenant named above (hereinafter called “Tenant”) of the Building named above (or by Tenant’s contractor) to perform certain work (“Work”) for Tenant in the Premises identified above. Contractor and Tenant have requested the landlord named above (“Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work, and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions:

1.
Contractor agrees to indemnify and save harmless Landlord and its respective officers, employees and agents and their affiliates, subsidiaries and partners, and each of them, from and with respect to any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, bodily injury (including death at any time resulting therefrom) and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this Agreement but shall be applied only to the minimum extent required by law).

2.
Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance:

(a)
“Builder’s All Risk” insurance in an amount at least equal to 100% of the replacement value of such Alterations.

(b)
Workmen’s Compensation and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in and in the amounts required by each and every statute applicable to Workmen’s Compensation and Employers’ Liability Insurance.

(c)
Commercial General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this Agreement) for not less than the following limits:

Personal Injury: $5,000,000 per person

$10,000,000 per occurrence

Property Damage: $3,000,000 per occurrence

$3,000,000 general aggregate

(d)
Commercial Automobile Liability Insurance (covering all owned,

non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits:

Bodily Injury: $3,000,000 per person

$5,000,000 per occurrence

Property Damage: $1,000,000 per occurrence

$3,000,000 general aggregate

Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days’ prior written notice of the cancellation of any of the foregoing policies.

3.
Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance:

(a)
Workmen’s Compensation and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in and in the amounts required by each and every statute applicable to Workmen’s Compensation and Employers’ Liability Insurance.

(b)
Commercial General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(c).

(c)
Commercial Automobile Liability Insurance (covering all owned,

non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(d).

Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement.

Agreed to and executed this day of , 20 .

Contractor:

By: By:

G-11

EXHIBIT H

Form of Letter of Credit IRREVOCABLE TRANSFERABLE STANDBY LETTER OF CREDIT NUMBER ISSUING BANK:

PLACE AND DATE OF ISSUE: PLACE AND DATE OF EXPIRY: AT OUR COUNTERS

BENEFICIARY:

ATTN:

APPLICANT:

UP TO AN AGGREGATE AMOUNT THEREOF: USD PARTIAL DRAWINGS: PERMITTED

CREDIT AVAILABLE WITH:

ATTN:

AGAINST PRESENTATION OF DOCUMENTS AS DETAILED HEREIN

DRAFTS: AT SIGHT

DRAWN ON:

WE HEREBY ESTABLISH OUR IRREVOCABLE STANDBY LETTER OF CREDIT NO. IN YOUR FAVOR FOR THE ACCOUNT OF AVAILABLE FOR DRAWINGS FOR UP TO AN AGGREGATE AMOUNT OF USD

THIS LETTER OF CREDIT IS AVAILABLE BY PAYMENT UPON YOUR (OR YOUR TRANSFEREE’S) DRAFT(S) IN THE FORM OF ANNEX A HERETO, DRAWN AT SIGHT ON US AND PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF YOU (OR YOUR TRANSFEREE).

DOCUMENTS PRESENTED UNDER THIS LETTER OF CREDIT MAY BE SUBMITTED EITHER IN PERSON, BY RECOGNIZED OVERNIGHT DELIVERY SERVICE, OR UNITED STATES POSTAL SERVICE TO (UNLESS SENT BY FACSIMILE AS DESCRIBED BELOW)

DRAFTS PRESENTED WITH OUR OFFICE, AS LISTED HEREABOVE, SHALL BE PAYABLE IN IMMEDIATELY AVAILABLE FUNDS, WITH PAYMENT TO TAKE PLACE PRIOR TO THE END OF THE NEXT BANKING DAY IN MASSACHUSETTS FOLLOWING THE SUBMISSION DATE.

PRESENTATION WILL ALSO BE DEEMED MADE UPON OR RECEIPT OF YOUR TELECOPIER TRANSMISSION TO US AT FAC NO. (XXX) XXX-XXXX OF A FACSIMILE OF THE APPROPRIATE SIGHT DRAFT AND DRAWINGS CERTIFICATE PROPERLY COMPLETED AND SIGNED, TOGETHER WITH: (I) YOUR STATEMENT THAT YOU HAVE SENT TO US BY NATIONALLY RECOGNIZED OVERNIGHT COURIER (FREIGHT PREPAID), FOR RECEIPT TO OUR OFFICE LOCATED AT ON THE FOLLOWING BUSINESS DAY, THE SIGNED ORIGINALS OF SUCH DOCUMENTS AND (II) YOUR TELEPHONE ADVICE TO US AT (XXX) XXX-XXXX (OR SUCH OTHER NUMBER AS WE SHALL SPECIFY TO YOU IN WRITING) OF YOUR SENDING OF THE ABOVE-DESCRIBED TELECOPIER TRANSMISSION. IN THE EVENT OF ANY DISCREPANCY ON SUCH ORIGINALS, THE DOCUMENTS SENT BY TELECOPIER TRANSMISSION UPON WHICH PAYMENT WAS MADE, SHALL BE CONSIDERED AS VALID.

DRAFTS SO PRESENTED VIA TELECOPIER TRANSMISSION (“FAX”) SHALL BE PAYABLE IN IMMEDIATELY AVAILABLE FUNDS ON THE SAME BUSINESS DAY OF SUCH SUBMISSION PROVIDED THAT SUCH SUBMISSION IS MADE PRIOR TO 12:00 NOON ON ANY BUSINESS DAY, AND IF SUCH SUBMISSION IS MADE BETWEEN NOON AND 5:00 P.M. ON ANY BUSINESS DAY PAYMENT SHALL BE NO LATER THAN THE NEXT BUSINESS DAY FOLLOWING SUCH SUBMISSION.

THIS LETTER OF CREDIT EXPIRES AT OUR CLOSE OF BUSINESS ON THE EXPIRATION DATE AS STATED ABOVE, OR ANY AUTOMATICALLY EXTENDED EXPIRATION DATE AS HEREINAFTER SET FORTH.

DRAFTS MUST BE ACCOMPANIED BY:

THE ORIGINAL OF THIS LETTER OF CREDIT AND AMENDMENTS THERETO, IF ANY. IN THE EVENT OF A PARTIAL DRAWING WE WILL ENDORSE THE AMOUNT ON THE CREDIT AND RETURN THE ORIGINAL TO YOU VIA OVERNIGHT COURIER SERVICE.

A STATEMENT (SUCH STATEMENT, THE “DRAWING CERTIFICATE”) PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF YOU (OR YOUR TRANSFEREE), IN THE FORM OF ANNEX B-1 OR B-2 HERETO, AS APPROPRIATE.

MULTIPLE AND PARTIAL DRAWS ARE PERMITTED.

THIS LETTER OF CREDIT SHALL INITIALLY EXPIRE ON , BUT SUCH EXPIRATION DATE SHALL BE AUTOMATICALLY EXTENDED FOR SUCCESSIVE PERIODS OF ONE (1) YEAR ON THE PRESENT EXPIRATION DATE AND EACH SUCCESSIVE EXPIRATION DATE UNLESS AT LEAST NINETY (90) DAYS BEFORE THE THEN CURRENT EXPIRATION DATE WE NOTIFY YOU (OR YOUR TRANSFEREE) IN WRITING BY OVERNIGHT COURIER (NATIONALLY RECOGNIZED AND PROVIDING EVIDENCE OF DELIVERY) OR CERTIFIED/REGISTERED MAIL, RETURN RECEIPT REQUESTED THAT THIS LETTER OF CREDIT WILL NOT BE EXTENDED BEYOND THE THEN CURRENT EXPIRATION DATE. IN THE EVENT YOU (OR YOUR TRANSFEREE) ARE SO NOTIFIED, ANY UNUSED PORTION OF THE LETTER OF CREDIT SHALL BE AVAILABLE UPON PRESENTATION, PRIOR

TO THE THEN CURRENT EXPIRATION DATE, OF A SIGHT DRAFT AND A DRAWING CERTIFICATE, IN THE FORM OF ANNEX B-2 HERETO, PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE OF YOU (OR YOUR TRANSFEREE).

WE HEREBY ENGAGE WITH YOU TO HONOR DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS IRREVOCABLE STANDBY LETTER OF CREDIT UPON PRESENTATION TO US AS LISTED ABOVE.

EXCEPT AS EXPRESSLY STATED HEREIN, THIS UNDERTAKING IS NOT SUBJECT TO CONDITION OR QUALIFICATION. OUR OBLIGATION UNDER THIS LETTER OF CREDIT IS OUR INDIVIDUAL OBLIGATION, AND IS IN NO WAY CONTINGENT UPON REIMBURSEMENT WITH RESPECT THERETO.

THIS LETTER OF CREDIT SETS FORTH ALL OF THE TERMS AND CONDITIONS OF OUR OBLIGATION TO YOU AND SHALL NOT BE AMENDED OR MODIFIED EXCEPT BY WRITTEN INSTRUMENT DULY EXECUTED BY YOU AND US.

THIS LETTER OF CREDIT MAY BE TRANSFERRED, ONE OR MORE TIMES, IN ITS ENTIRETY BUT NOT IN PART, BY YOU OR ANY TRANSFEREE OF THIS LETTER OF CREDIT (A “TRANSFEREE”) AND ANY TRANSFEREE SHALL SUCCEED TO ALL OF THE RIGHTS HEREUNDER OF SUCH TRANSFEREE’S TRANSFEROR; PROVIDED, HOWEVER, THAT NO TRANSFER SHALL BE EFFECTIVE UNLESS (A) THE TRANSFEROR SHALL FIRST HAVE SUBMITTED TO US AN INSTRUCTION IN THE FORM OF THE SPECIMEN ATTACHED HERETO AS ANNEX C (THE “TRANSFER INSTRUCTIONS”) AND (B) NOTICE OF SUCH TRANSFER HAS BEEN ENDORSED HEREON BY US. UPON SUBMISSION TO US OF THE TRANSFER INSTRUCTIONS, WE WILL ENDORSE A NOTICE OF TRANSFER ON THIS LETTER OF CREDIT. THE LAST TRANSFEREE HEREOF, FROM TIME TO TIME, SHALL BE THE “TRANSFEREE” REFERENCED IN THE TEXT OF OTHER PARAGRAPHS OF THIS LETTER OF CREDIT. OUR TRANSFER FEE IN EFFECT WILL BE PAID BY THE APPLICANT, BUT SUCH PAYMENT SHALL NOT BE A CONDITION TO TRANSFER.

EXCEPT AS OTHERWISE EXPRESSLY STATED HEREIN THIS LETTER OF CREDIT IS SUBJECT TO THE INTERNATIONAL STANDBY PRACTICES (ISP98) INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NO. 590 AND, TO THE EXTENT NOT INCONSISTENT THEREWITH, THE LAW OF THE STATE OF MASSACHUSETTS, INCLUDING THE MASSACHUSETTS UNIFORM COMMERCIAL CODE.

PLEASE ADDRESS ANY INQUIRIES OR CORRESPONDENCE ATTN: ., QUOTING OUR REF. NO.:

ATTN: TEL.: (XXX) XXX-XXXX SWIFT: XXXXX

AUTHORIZED SIGNATURE AUTHORIZED SIGNATURE

ANNEX A TO

LETTER OF CREDIT NO.

SIGHT DRAFT

(DATE)

Pay to , U.S. Dollars

(U.S. $ ) drawn under Irrevocable Letter Of Credit No. , by wiring such amount to:

TO:

By: Name: Title:

Annex B-1

DRAWING CERTIFICATE

(ISSUER) (DATE)

RE: Irrevocable Standby Letter of Credit No. (the “Letter of Credit”) Ladies & Gentlemen:

This drawing under the Letter of Credit is being made pursuant to that certain Agreement of Lease dated

, now between (“Landlord”) and GOODWIN PROCTER LLP (“Tenant”), as the same may have been amended or otherwise modified (the “Lease”).

The undersigned certifies to (“Issuer”) the following:

1.
Tenant is in default under the Lease and such default has continued beyond any applicable notice and cure period under said Lease or the landlord under the lease is otherwise permitted to draw on the Letter of Credit pursuant to the terms of the Lease.

2.
The undersigned is the beneficiary under the Letter of Credit.

By:

Name: Title:

REQUEST FOR TRANSFER

DATE:

RE: STANDBY LETTER OF CREDIT NUMBER

GENTLEMEN:

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS TO:

(NAME OF TRANSFEREE)

(STREET ADDRESS)

(CITY, STATE, COUNTRY)

ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY TO DRAW UNDER THE ABOVE LETTER OF CREDIT IN ITS ENTIRETY.

WE FURTHER CERTIFY THAT THIS TRANSFEREE IS THE HOLDER OF THE LANDLORD’S INTEREST IN THE LEASE REFERENCED IN THE LETTER OF CREDIT.

PLEASE ADVISE THE TRANSFERRED LETTER OF CREDIT THROUGH, (IF APPLICABLE):

(ADVISING BANK)

(STREET ADDRESS)

(CITY, STATE, COUNTRY)

BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN SUCH LETTER OF CREDIT ARE TRANSFERRED TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS TO ANY AMENDMENTS WHETHER INCREASES OR EXTENSIONS OR OTHER AMENDMENTS AND WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL LETTER OF CREDIT IS RETURNED HEREWITH TOGETHER WITH ANY AND ALL AMENDMENTS, AND WE ASK YOU TO ENDORSE THE TRANSFER ON THE REVERSE OF THE LETTER OF CREDIT AND FORWARD IT DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

VERY TRULY YOURS, AUTHENTICATED

FOR (BENEFICIARY CO’S NAME)

BY (AUTHORIZED SIGNATURE)

SIGNATURE

(BANK’S SEAL REQUIRED)

BY (BENEFICIARY’S BANK)

H-7

EXHIBIT I

Tenant’s Removable Property

1. Tenant’s personal property and all movable business and trade equipment owned or installed by Tenant or any party claiming by, through or under Tenant, not constituting Laboratory Reusable Installations.

I-1